UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant        ☒

Filed by a Party other than the Registrant        ☐

Check the appropriate box:

☐        Preliminary Proxy Statement

☐        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒        Definitive Proxy Statement

☐        Definitive Additional Materials

☐        Soliciting Material pursuant to Section 240.14a-12

PETROCORP INCORPORATED

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐        No fee required

☐        $125 per Exchange Act Rules 0-1(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22 of Schedule 14A.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

  Common Stock, par value $0.01 per share, and options to purchase Common Stock.

(2)    Aggregate number of securities to which transaction applies:

As of September 8, 2003, 13,130,196 shares of Common Stock, including upon exercise, 442,150 options to purchase shares of Common Stock.

  (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act
  Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c) and Securities and Exchange Commission Fee Rate Advisory #11 for Fiscal Year 2003, the filing fee was determined by calculating a fee of $80.90 per $1,000,000 of the maximum aggregate value of the transaction of $182,120,000.

(4)    Proposed maximum aggregate value of transaction:

$182,120,000.

(5)    Total fee paid:

$14,733.51.

☒        Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

PetroCorp Incorporated

6733 S. Yale Ave., Suite 500

Tulsa, OK 74136

To our Shareholders: January 2, 2004

We cordially invite you to attend a special meeting of the shareholders of PetroCorp Incorporated to be held at our principal executive office located at 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, on January 30, 2004 at 10:00 a.m., Central Time.

At the special meeting you will be asked to consider and vote upon a proposal to approve a merger agreement among PetroCorp Incorporated, Unit Corporation and its wholly owned subsidiary, Unit Acquisition Company. If the merger agreement is approved and we complete the merger, PetroCorp will become a wholly-owned subsidiary of Unit and you will be entitled to receive, in exchange for each share of PetroCorp common stock you own, a minimum of $13.37 in cash at closing. Up to an additional $0.50 per share, but not more than the difference between $13.87 per share and the cash per share received at closing, will be set aside to settle three of our contingent liabilities. Some of this additional amount per share may be paid in cash at the closing if any of our contingent liabilities are favorably settled before closing. Otherwise, additional amounts, if any, will be paid after closing if and as those liabilities are favorably resolved.

Completion of the merger is subject to conditions, including approval of the merger and the merger agreement by the affirmative vote of holders of two-thirds of our outstanding common stock. Holders of approximately 51% of the voting power of the company have agreed to vote in favor of the merger agreement and the merger.

Our board of directors has unanimously approved the merger agreement and the merger. Our board of directors believes that the merger agreement and the proposed merger are fair to and in the best interests of our shareholders. Therefore our board of directors recommends that you vote in favor of the approval of the merger agreement and the merger.

The attached notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. A copy of the merger agreement is attached as Appendix A to the proxy statement. We urge you to read these materials carefully.

Whether or not you plan to attend the special meeting, after you carefully consider the enclosed materials, we urge you to sign, date and promptly return the enclosed proxy card to ensure that your shares will be voted at the special meeting. Failure to return an executed proxy card will constitute, in effect, a vote against approval of the merger agreement and the merger.

Sincerely,

/s/ Gary R. Christopher

Gary R. Christopher,

President and Chief Executive Officer

The accompanying proxy statement is dated January 2, 2004. We intend to first mail definitive copies of this proxy statement to shareholders on or about January 2, 2004.

PetroCorp Incorporated

6733 S. Yale Ave., Suite 500

Tulsa, OK 74136

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held at 10:00 a.m. CDT on January 30, 2004

To the Shareholders of

PetroCorp Incorporated:

A special meeting of shareholders of PetroCorp Incorporated, a Texas corporation, will be held at the principal executive offices of PetroCorp Incorporated, 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, at 10:00 a.m. Central Time on January 30, 2004 for the following purposes:

1.  to consider and vote upon a proposal to approve the merger and merger agreement among PetroCorp, Unit Corporation and Unit Acquisition Company, a newly-formed, wholly-owned subsidiary of Unit Corporation, and the transactions contemplated by the merger agreement, as such agreement may be amended from time to time; and

2. to consider and vote upon a proposal to grant PetroCorp management discretionary authority to adjourn and reconvene the special meeting one or more times, but not later than May 31, 2004; and

3.  to transact such other business as may be properly brought before the meeting and any adjournments thereof.

Holders of record of shares of PetroCorp common stock at the close of business on December 26, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of shareholders entitled to vote at the special meeting will be available for inspection by any shareholder for any purpose germane to the meeting during the meeting and during regular business hours beginning ten days before the date of the meeting at the offices of PetroCorp at the address above.

You are cordially invited to attend the meeting. Your vote is important to ensure your representation at the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly. The delivery of the proxy does not preclude you from voting in person if you attend the meeting. No additional postage is necessary if mailed in the United States. If you desire to revoke your proxy, you may do so at any time before the vote.

After careful consideration, the PetroCorp board of directors has determined that the terms of the merger agreement and the transactions contemplated by it are fair and in the best interests of PetroCorp and its shareholders. The members of the PetroCorp board of directors have approved, and recommend that the shareholders vote to approve, the merger agreement and the transactions contemplated by it at the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gary R. Christopher

Gary R. Christopher,

President and Chief Executive Officer

Tulsa, Oklahoma

January 2, 2004

YOUR BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO GRANT PETROCORP MANAGEMENT DISCRETIONARY AUTHORITY TO ADJOURN AND RECONVENE THE SPECIAL MEETING.

PETROCORP INCORPORATED

6733 S. Yale Ave., Suite 500

Tulsa, OK 74136

PROXY STATEMENT

Special Meeting of Shareholders

To be held on January 30, 2004

i

ii

iii

DEFINITION OF TERMS

Unless we otherwise indicate or unless the context otherwise requires, all references in this prospectus to:

•	“PetroCorp,” “we,” “us,” the “Company,” or similar references mean PetroCorp Incorporated and its subsidiaries;

•	“Unit” mean Unit Corporation and its subsidiaries; and

•	“common stock” mean our common stock, par value $0.01 per share.

SUMMARY TERM SHEET

This summary, together with the following section entitled “Questions and Answers About the Merger,” highlights selected information in this proxy statement and may not contain all of the information that is important to you. The page references below direct you to a more detailed discussion of each topic. We urge you to carefully read the entire proxy statement, including the attached appendices. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

PARTIES TO THE MERGER (Page 11)

PetroCorp Incorporated

PetroCorp is a Tulsa, Oklahoma based publicly traded energy company engaged in the exploration, production, acquisition and enhancement of oil and natural gas reserves in the Mid-Continent and Gulf Coast regions in the United States. Its common stock trades on the American Stock Exchange under the symbol “PEX.”

Unit Corporation

Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production and contract drilling. Its common stock trades on the New York Stock Exchange under the symbol “UNT.”

Unit Acquisition Company

Unit Acquisition Company is a wholly owned subsidiary of Unit Corporation. It is a newly formed corporation and has not engaged in any business activity other than in connection with the merger and the related transactions.

THE SPECIAL MEETING OF SHAREHOLDERS

Date, Time and Place of the Special Meeting (Page 12)

The special meeting will be held in our principal executive offices in Tulsa, Oklahoma at 10:00 a.m. Central Time on January 30, 2004.

Purpose of the Special Meeting (Page 12)

The special meeting will be held to consider and vote upon a proposal to approve the merger, to consider and vote upon a proposal to adjourn and reconvene the Special Meeting, if necessary, and to transact such other business as may be properly brought before the meeting.

Recommendation of our Board of Directors (Page 12)

After careful consideration, our board of directors has approved the merger and the merger agreement and recommends that you vote “FOR” all proposals to be voted upon.

Record Date (Page 12)

December 26, 2003 is the record date for determining holders of shares of our common stock entitled to vote at the special meeting.

Required Vote (Page 12)

The affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock must be cast “FOR” the approval of the merger in order for the merger to be completed. The proposal to grant PetroCorp management discretionary authority to adjourn and reconvene the special meeting requires the approval of the holders of at least a majority of the shares held by those present or represented by proxy at the special meeting and eligible to vote on this proposal.

Each share of our common stock is entitled to one vote.

Holders of approximately 51% of our outstanding shares have agreed to vote “FOR” the approval of the merger agreement and the merger. In addition, our directors and officers, who hold approximately 6% of our outstanding common stock, have informed us that they intend to vote “FOR” the merger and the merger agreement.

Proxies; Revocation (Page 13)

You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person.

You may revoke your proxy at any time before the special meeting.

THE MERGER

Background of the Merger (Page 14)

For a description of the events leading to the approval of the merger agreement by the board of directors, you should refer to sections of this proxy entitled “The Merger—Background of the Merger.”

Purposes of the Merger; Effects of the Merger (Page 21)

The principal purpose of the merger is to enable Unit to acquire all of the equity interests of PetroCorp and provide you the opportunity to receive cash for your shares.

The merger will terminate all equity interests in PetroCorp held by public shareholders, and Unit will be the sole beneficiary of any earnings and growth of PetroCorp following the merger. Upon completion of the merger, our common stock will be delisted from the American Stock Exchange and will no longer be publicly traded.

Reasons for the Merger (Page 21)

Our board of directors believes that the merger is fair to and in the best interests of our shareholders and believes that now is an attractive time to sell the company for cash given uncertainties in energy prices, uncertainty in other industry conditions and the risks inherent in attempting to reinvest the company’s cash resources.

Merger Financing; Source of Funds (Page 23)

Unit Corporation plans to finance the merger through cash on hand and available bank financings. The merger is not conditioned upon obtaining financing from any outside sources.

Analysis as to Fairness (Page 23)

After reviewing and analyzing detailed information as to the proposed merger with Unit and deliberating over a period of several months, our board concluded that the consideration to be paid to our shareholders in the proposed transaction with Unit was fair to our shareholders.

Dissenters’ Rights of Appraisal (Page 24)

Our shareholders are entitled to dissenters’ rights of appraisal under the Texas Business Corporation Act. Holders of record must follow the steps summarized in this proxy statement under the heading “The Merger—Dissenters’ Rights of Appraisal” properly and in a timely manner in order to perfect their dissenters’ rights. Shareholders who do not wish to accept the merger consideration provided for in the merger agreement and who follow the procedures set forth in Article 5.12 of that Act, will be entitled to have their common stock appraised and to receive payment in cash of the “fair value” of their common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by a court of competent jurisdiction. The “fair value” may be more or less than the merger consideration.

THE MERGER AGREEMENT

The Merger Consideration (Page 27)

You will be entitled to receive in exchange for each share of PetroCorp common stock you hold:

•	a minimum initial payment of $13.37 in cash at the closing;

•	up to an additional $0.50 per share, but not more than the difference between $13.87 and the cash per share received at closing, to be set aside for up to five years in an escrow account to settle three of our contingent liabilities;

•	some of that additional amount per share may be paid in cash at the closing if any of the three contingent liabilities are favorably settled before closing; otherwise, additional amounts, if any, will be placed into an escrow account and paid after closing if and as those liabilities are favorably resolved.

Whether any payments will be made from that escrow account, and the amount of any payments, will be determined upon settlement or satisfaction of those contingent liabilities, as further described below under the heading “Escrow Agreement.”

The closing price of PetroCorp’s shares of common stock on June 30, 2003 (the trading day prior to the first public announcement of the proposed merger) was $11.15 and the average closing price for our shares for the 20 trading days preceding the first public announcement of the proposed merger was $12.50.

Treatment of Stock Options (Page 28)

We have obtained written consents from the holders of all Company stock options to exercise those options, and we expect that all of those options will be exercised in full immediately prior to the closing.

Treatment of Stock Appreciation Rights (Page 28)

Immediately prior to the effective time of the merger, each outstanding stock appreciation right will be cancelled and we will pay the holder of the right an amount equal to $13.52 (the average price of our common stock for the ten trading days following our public announcement of the signing of the definitive merger agreement with Unit) less the fair market value of our common stock on the date each stock appreciation right was granted.

Conditions to the Merger (Page 30)

Each party’s obligation to complete the merger depends on the satisfaction of the following conditions, all of which currently remain unsatisfied:

•	there is no judgment, injunction, order, decree, applicable law or regulation or other governmental order restraining or prohibiting or interfering with the merger, or that, if not complied with, will have, or be reasonably likely to have, a material adverse effect on Unit after consummation of the merger;

•	the merger agreement and the merger have been approved by holders of our outstanding common stock in accordance with Texas law;

•	neither the Federal Trade Commission nor Antitrust Division of the Department of Justice have, as a condition to approval of the merger, required Unit to take any action which would be reasonably likely to have a material adverse effect on Unit;

•	all required approvals and consents of any governmental authorities have been obtained; and

•	there has not occurred and is continuing any general suspension of trading in securities on any United States national securities exchange, or a declaration of a general banking moratorium or general suspension of payments in respect of banks in the United States.

In addition, the obligation of Unit to complete the merger is subject to additional conditions including, among other things the following (all of which conditions remain unsatisfied, except as otherwise indicated):

•	the performance of our obligations under the merger agreement;

•	the accuracy of our representations and warranties;

•	the absence of a material adverse effect on PetroCorp;

•	the repatriation of an amount not less than $38,700,000 (Canadian dollars) from Canada (this condition has been satisfied);

•	the exercise of dissenters’ rights by holders of not more than 5% of our common stock;

•	the continued effectiveness of voting agreements; and

•	the exercise of all outstanding stock options for the purchase of our common stock.

The obligation of PetroCorp to complete the merger is subject to additional conditions as well, all of which currently remain unsatisfied, including, among other things:

•	the performance by Unit of its obligations under the merger agreement;

•	the accuracy of its representations and warranties; and

•	the absence of any material adverse effect on Unit.

Termination (Page 32)

The merger agreement may be terminated by mutual written consent of Unit and PetroCorp.

The merger agreement also may be terminated by either Unit or PetroCorp upon any of the following circumstances:

•	the merger has not been consummated by December 31, 2003, with some exceptions and potential extensions;

•	failure of our shareholders to approve the merger;

•	any law or regulation makes the consummation of the merger illegal or otherwise prohibited or any judgment, injunction, order or decree enjoining Unit or PetroCorp from consummating the merger is entered and is final and nonappealable.

The merger agreement may be terminated by Unit if:

•	our board of directors fails to recommend, withdraws or materially modifies its recommendation of the merger in a manner materially adverse to Unit;

•	our board of directors fails to call and hold a shareholders meeting to vote on the merger;

•	our board of directors recommends a superior offer; or

•	PetroCorp breaches its representations, warranties, covenants, or obligations under the merger agreement (other than breaches that would not have a material adverse effect on PetroCorp) and such breach is incapable of being cured or, if capable of being cured, is not cured within 30 days after written notice thereof is received by PetroCorp.

The merger agreement may be terminated by PetroCorp if Unit breaches its representations, warranties, covenants or obligations in the merger agreement (other than breaches that would not have a material adverse effect on Unit) and such breach is incapable of being cured or, if capable of being cured, is not cured within 30 days after written notice thereof is received by Unit.

Termination Fee (Page 32)

If either PetroCorp or Unit terminate the merger agreement due to a breach of the other’s representations, warranties, covenants or obligations, then the breaching party will be required to pay the non-breaching party a termination fee of $3,000,000 as liquidated damages.

PetroCorp will be required to pay to Unit a termination fee of $3,000,000 if the merger agreement is terminated by Unit for:

•	the failure of PetroCorp’s board to recommend the merger with Unit;

•	our failure to receive the required shareholder vote if a competing acquisition proposal has been made; and

•	the failure to consummate the merger with Unit after a competing acquisition proposal has been made.

ESCROW AGREEMENT (Page 33)

Upon closing of the merger agreement, Unit will deposit directly with the escrow agent up to $6,500,000 in order to settle or satisfy three contingent liabilities of PetroCorp. Those three contingent liabilities are:

•	amounts payable by PetroCorp under its management agreement with Kaiser-Francis for any period beginning on or after the later of 30 days after closing of the merger or the date PetroCorp ceases using the services of Kaiser-Francis;

•	potential liabilities and costs in connection with the Mackie warrant holders lawsuit in federal court in the Southern District of New York; and

•	amounts payable by PetroCorp with respect to the taxing authorities in Canada in connection with PetroCorp’s recent transaction with Enerplus.

Unit may deposit an amount less than $6,500,000 if one or more of these three contingencies are resolved prior to closing. If the amount placed in escrow is less than $6,500,000, the difference will be added to the cash distributed to our shareholders at closing.

The escrow agent will promptly disburse and deliver the escrowed amount in accordance with any of the following:

•	joint or substantially identical written instructions executed by Unit and the representatives;

•	a non-appealable order of a court of competent jurisdiction; or

•	written notice executed by Unit that PetroCorp is entitled to funds under the merger agreement, as long as the escrow agent does not receive a written notice from the representatives setting forth their objection to the disbursements.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER (Page 36)

In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our executive officers and members of our board of directors have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation. These interests of our executive officers and members of the board of directors include the following:

•	pursuant to revised employment agreements, upon consummation of the merger, Gary R. Christopher, our President and Chief Executive Officer and a member of our board of directors, will receive approximately $608,675, and Richard L. Dunham, our Executive Vice-President, will receive approximately $518,315, as transaction bonuses;

•	an aggregate amount of $270,000 will be paid, upon consummation of the merger, as bonuses to persons who have provided services to PetroCorp under its management agreement with Kaiser-Francis Oil Company, as further described below under the heading, “Interests of Directors and Officers in the Merger—Bonuses to Kaiser-Francis Employees;”

•	our officers and directors will have the right to exercise their stock options and stock appreciation rights effective immediately prior to the merger; and

•	after the merger our directors and officers will be indemnified for events that occurred prior to the merger to the fullest extent permitted under applicable law, as well as any liabilities or costs arising out of the transactions contemplated by the merger agreement, to the fullest extent permitted under applicable law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (Page 39)

The exchange of PetroCorp shares for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, you will recognize gain or loss equal to the difference between the cash received and your adjusted tax basis in your PetroCorp shares exchanged in the merger. In general, you must calculate gain or loss separately for each block of PetroCorp shares that is exchanged in the merger. If you hold your PetroCorp shares as a capital asset, this gain or loss will be capital gain or loss, which generally will be long-term capital gain or loss if you have held your PetroCorp shares for more than one year at the time of the merger.

You are urged to consult with your tax advisor with respect to the particular U.S. federal, state, local, and foreign income tax or other tax consequences of the merger to you.

VOTING AGREEMENTS (Page 43)

George B. Kaiser, an individual, and United States Fidelity and Guaranty Company, an affiliate of St. Paul Fire and Marine Insurance Company, have executed voting agreements in which each has agreed to vote “FOR” the approval of the merger agreement and the merger. The shares of PetroCorp common stock beneficially owned by those two shareholders represent approximately 51% of the total outstanding shares of common stock of PetroCorp. Mr. Kaiser is the Chairman of the Board and Chief Executive Officer of Kaiser-Francis Oil Company.

ACCOUNTING TREATMENT (Page 45)

The merger will be accounted for by Unit Corporation using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

FORWARD LOOKING STATEMENTS

All statements other than statements of historical fact contained in this proxy statement and other periodic reports filed by PetroCorp under the Securities Exchange Act of 1934 and other written or oral statements made by PetroCorp or on PetroCorp’s behalf, are forward-looking statements. When used herein, the words “anticipates”, “expects”, “believes”, “goals”, “intends”, “plans”, or projects” and similar expressions are intended to identify forward-looking statements. All statements regarding planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled after the date hereof, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements.

It is important to note that forward looking statement are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause our actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements. Although we believe that the assumptions on which any forward-looking statements in this proxy statement and other periodic reports filed by us are based are reasonable, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this proxy statement are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE MERGER

THE FOLLOWING QUESTIONS AND ANSWERS ARE INTENDED TO ADDRESS SOME COMMONLY ASKED QUESTIONS REGARDING THE MERGER. THESE QUESTIONS AND ANSWERS MAY NOT ADDRESS ALL QUESTIONS THAT MAY BE IMPORTANT TO YOU AS A PETROCORP SHAREHOLDER. PLEASE REFER TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, THE APPENDICES TO THIS PROXY STATEMENT, AND THE DOCUMENTS REFERRED TO OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

Q:    WHY AM I RECEIVING THIS PROXY STATEMENT?

A:    Our board of directors is furnishing this proxy statement to our shareholders in connection with the solicitation of proxies to be voted at a special meeting of shareholders or at any adjournment of the meeting.

Q:    WHAT IS THE PROPOSED TRANSACTION?

A:    Unit will acquire PetroCorp by causing the merger of Unit Acquisition Company, a wholly owned subsidiary of Unit Corporation, with and into PetroCorp. PetroCorp will be the surviving corporation in the merger. Following this merger, PetroCorp will be a wholly owned subsidiary of Unit Corporation and PetroCorp’s shares will cease to be publicly traded.

Q:    WHAT ARE THE DISADVANTAGES TO ME OF PETROCORP MERGING WITH UNIT ACQUISITION COMPANY?

A:    Following the proposed merger, the holders of PetroCorp’s common stock, other than Unit, will no longer have the opportunity to benefit from any earnings or growth of PetroCorp.

Q:    WHAT ARE THE ADVANTAGES TO ME OF MERGING PETROCORP WITH UNIT ACQUISITION COMPANY?

A:    Shareholders will receive the cash amount of the merger consideration (including any amounts that may be distributed from the escrow account) and will not face the market and business risks associated with ownership of PetroCorp’s stock and the implementation of PetroCorp’s strategy.

Q:    WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:    We expect that the closing conditions will be satisfied on or before January 31, 2004 and, assuming that the merger and the merger agreement are approved by PetroCorp’s shareholders, and the other closing conditions are satisfied or waived, that the merger will be completed promptly thereafter.

Q:     WHO CAN ATTEND THE SPECIAL MEETING?

A:     Only shareholders of record as of December 26, 2003, the record date for voting shares at the shareholders meeting, their proxy holders, and invited guests may attend the special meeting. If you wish to vote in person and your shares are held by a stockbroker, you need to obtain a proxy from the broker authorizing you to vote your shares held in the broker’s name.

Q:    HOW MANY SHARES ARE OUTSTANDING AND HOW MANY SHARES CAN I VOTE?

A:    As of the close of business on December 26, 2003, approximately 12,688,046 shares of common stock were issued and outstanding. Every shareholder is entitled to one vote for each share of common stock held. In addition, as of the close of business on December 26, 2003, options to purchase 442,150 shares of common stock were outstanding but had not been exercised. Holders of unexercised options are not permitted to vote with respect to those rights or options.

Q:    HOW DO I GET PAID?

A:    If the merger is approved and consummated, you will receive instructions by mail that will explain how to exchange your share certificates for the merger consideration. Do not send in your share certificates now.

Q:    WHO CAN HELP ANSWER MY QUESTIONS?

A:    If you have more questions about this proxy statement or the merger, you should contact:

Investor Relations

PetroCorp Incorporated

P.O. Box 21298

Tulsa, Oklahoma 74121-1298

(918) 491-4500

PARTIES TO THE MERGER

PETROCORP

PetroCorp is an independent energy company engaged in the acquisition, exploration and development of oil and gas properties, and in the production of oil, natural gas liquids and natural gas in North America. PetroCorp’s activities are conducted principally in the states of Oklahoma, Texas, Louisiana, Colorado and Kansas. PetroCorp was formed in July 1983 as a Delaware corporation and in December 1986 contributed its assets to a newly formed Texas general partnership. In October 1992, PetroCorp changed its legal form from a Texas general partnership to a Texas corporation. PetroCorp’s principal executive offices are located at 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, with a mailing address of P.O. Box 21298, Tulsa, Oklahoma 74121-1298, and its telephone number is (918) 491-4500.

UNIT CORPORATION

Unit Corporation is a publicly held Delaware corporation originally founded in 1963 as a contract drilling company. Unit is a diversified energy company engaged, through its subsidiaries, in the exploration for and production of oil and natural gas, the acquisition of producing oil and natural gas properties and the contract drilling of onshore oil and natural gas wells. Operations of Unit are principally located in the Mid-Continent region, including the Anadarko, Arkoma, Permian, Rocky Mountains and Gulf Coast Basins. The executive offices of Unit are at 7130 S. Lewis Ave., Suite 1000, Tulsa, Oklahoma 74136, and its telephone number is (918) 493-7700.

UNIT ACQUISITION COMPANY

Unit Acquisition Company is a Texas corporation and wholly owned subsidiary of Unit Corporation. Unit Acquisition Company was recently formed solely for the purpose of merging into PetroCorp as described in this proxy statement. Unit Acquisition Company has not engaged in any business activity other than in connection with the merger and the related transactions. The executive offices of Unit Acquisition Company are at 7130 S. Lewis Ave., Suite 1000, Tulsa, Oklahoma 74136, and its telephone number is (918) 493-7700.

THE SPECIAL MEETING OF SHAREHOLDERS

DATE, TIME AND PLACE OF THE SPECIAL MEETING

This proxy statement is being furnished to PetroCorp shareholders as part of the solicitation of proxies by the PetroCorp board of directors for use at a special meeting to be held as follows:

Date:	January 30, 2004
Time:	10:00 a.m., Central Time
Place:	PetroCorp’s principal executive office

6733 S. Yale Ave., Suite 500

Tulsa, Oklahoma 74136.

PURPOSE OF THE SPECIAL MEETING

The special meeting will be held for the following purposes:

1.  to consider and vote upon a proposal to approve the merger and the merger agreement among PetroCorp, Unit Corporation and Unit Acquisition Company dated as of August 14, 2003 and the transactions contemplated by that agreement; and

2.  to consider and vote upon a proposal to grant PetroCorp management discretionary authority to adjourn and reconvene the special meeting one or more times, but not later than May 31, 2004; and

3.  to transact such other business as may be properly brought before the meeting and any adjournments thereof.

A copy of the merger agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to PetroCorp shareholders on or about January 2, 2004.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

After careful consideration, our board of directors has approved the merger and the merger agreement and recommends that you vote “FOR” the approval of the merger agreement and the merger. For additional information see “The Merger—Reasons for the Merger.” Our board also recommends that you vote “FOR” the proposal to grant PetroCorp management discretionary authority to adjourn and reconvene the special meeting.

RECORD DATE

Our board of directors has fixed the close of business on December 26, 2003 as the record date for the special meeting. Only holders of record of our common stock on the record date are entitled to vote at the special meeting and any adjournment or postponement thereof. On the record date there were 12,688,046 shares of PetroCorp common stock outstanding and entitled to vote.

QUORUM

In order to carry on the business of the meeting, we must have a “quorum,” or a majority of our outstanding shares represented at the meeting in person or by proxy. In order to vote, each person with the right to vote shares must be present at the meeting or represented by proxy. Shares owned by PetroCorp (treasury shares) are not voted and do not count for this purpose. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. If we do not have a quorum at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

REQUIRED VOTE

Completion of the merger requires approval of the merger agreement and the merger by the affirmative vote of the holders of at least two-thirds of the outstanding shares of PetroCorp common stock. The proposal to grant

PetroCorp management discretionary authority to adjourn and reconvene the special meeting requires the approval of the holders of at least a majority of the shares held by those present or represented by proxy at the special meeting and eligible to vote on this proposal. Each share of PetroCorp common stock outstanding on the record date of December 26, 2003 entitles the holder to one vote at the special meeting. You may vote by signing, dating and completing the enclosed proxy card and returning it in the enclosed self-addressed envelope by mail or by attending the meeting and voting in person. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting if you desire.

George B. Kaiser, an individual, and United States Fidelity Guaranty Company, an affiliate of St. Paul Fire and Marine Insurance Company, have executed voting agreements in which each has agreed to vote “FOR” the approval of the merger agreement and the merger. The shares of PetroCorp, stock beneficially owned by those two shareholders represent approximately 51% of the total outstanding shares of common stock of PetroCorp. Mr. Kaiser and his affiliates control 100% of Kaiser-Francis Oil Company. Mr. Kaiser is the President of Kaiser-Francis Oil Company.

In addition, as of December 26, 2003, directors and executive officers of PetroCorp beneficially owned in the aggregate approximately 788,000 shares of our common stock entitled to vote at the special meeting, or approximately 6% of our outstanding shares. The directors and executive officers of PetroCorp have informed PetroCorp that they intend to vote all of their shares of PetroCorp common stock “FOR” the approval of the merger agreement and the merger.

Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers generally have the authority to vote on “routine” proposals when they have not received instructions from the beneficial owners. However, these rules preclude brokers from exercising their voting discretion with respect to the approval of non-routine matters such as approval of the merger agreement and the merger. Thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote your shares with respect to the approval of this merger (i.e., “broker non-votes”).

Abstentions and broker non-votes will have the same effect as votes against the approval of the merger agreement and the merger.

PROXIES; REVOCATION

If you vote your shares of PetroCorp common stock by signing a proxy, your shares will be voted at the special meeting, and the manner in which they will be voted is the manner you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of PetroCorp common stock will be voted “FOR” the approval of the merger agreement and the merger and “FOR” the adjournment or postponement of the meeting, if necessary, to solicit additional proxies in favor of the merger.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or someone else, you may also receive material from them asking how you want to vote. Please respond to all of these requests.

You may revoke your proxy at any time before the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the corporate secretary of PetroCorp at 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. In addition, a proxy may be revoked by voting in person at the special meeting. Simply attending the special meeting without voting will not revoke your proxy.

Our board of directors is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or there is any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Gary R. Christopher, President and Chief Executive Officer, PetroCorp Incorporated, 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, (918) 491-4500.

ADJOURNMENTS OR POSTPONEMENTS

If at the special meeting of PetroCorp shareholders, the number of shares of PetroCorp common stock present or represented and voting in favor of the approval of the merger is insufficient to approve the merger agreement under Texas law and our Certificate of Incorporation, our management may move to adjourn the special meeting in order to enable the PetroCorp board of directors to continue to solicit additional proxies in favor of the merger.

We are asking you to authorize the holder of any proxy solicited by the PetroCorp board of directors to vote in favor of the adjournment of the special meeting, and any later adjournments, if necessary, to a date or dates not later than May 31, 2004. If the PetroCorp stockholders approve the adjournment proposal, we could adjourn and reconvene the special meeting, and any adjourned session of the special meeting, to a date not later than May 31, 2004 and use the additional time to solicit additional proxies in favor of the merger, including the solicitation of proxies from PetroCorp shareholders that previously voted against the merger.

Under our certificate of incorporation and bylaws, the adjournment proposal requires the approval of a majority of the votes represented in person or by proxy at the special meeting and eligible to vote on the proposal. Accordingly, broker non-votes will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal.

SOLICITATION OF PROXIES AND EXPENSES

Officers, directors and employees of PetroCorp may solicit proxies by telephone or in person. However, they will not be paid for soliciting proxies. PetroCorp will request that persons and entities holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners. PetroCorp will reimburse those holders for their reasonable expenses in performing those services. Brokerage firms will be requested to forward proxy material to beneficial owners of shares registered in the name of such firms and will be reimbursed for their expenses. In addition, PetroCorp may retain a third-party proxy solicitor to assist it in the solicitation of proxies for a fee plus reimbursement of out-of-pocket expenses. The material features of the contract or arrangement with that proxy solicitor are not yet known, as PetroCorp has not yet retained, or determined whether to retain, a proxy solicitor. PetroCorp will bear the costs of proxy solicitation.

THE MERGER

BACKGROUND OF THE MERGER

Since early 2000, we have made a concentrated effort to maximize the value of our stock through cost reduction, exploration, exploitation and acquisition. Our ultimate goal was to build a company to be acquired by a larger oil and gas company that would pay true value for our stock. The first step, which we accomplished in 2000, was to reduce our general and administrative expenses. We reduced the cash expenditures for these expenses by over $4 million annually through our management agreement with Kaiser-Francis Oil Company. Under a management agreement with Kaiser-Francis Oil Company dated on or about August 3, 1999, Kaiser-Francis Oil Company agreed to perform all administrative functions of PetroCorp (as more fully described on page 6 under the heading “What duties will KFOC perform under the management agreement?” in PetroCorp’s Form 14A filed September 30, 1999) for a fee that was much less than the general and administrative costs we would incur if we performed these functions ourselves, due to its ability to incrementally absorb these functions into its workforce. This allowed PetroCorp to eliminate all direct and indirect in-house expenses for these functions as well as eliminate the need for most office space.

We also began a low-key marketing effort to find companies to acquire that would fit with our asset base. In early 2000, we made a proposal to acquire a company three times our size. Our management would not have survived that transaction, but our board of directors and our management believed that the proposed transaction was in the best interests of our shareholders. However, PetroCorp’s proposal was not accepted.

During 2000, PetroCorp had serious discussions with 10 companies. Discussions with one of those companies lead to our agreement to acquire Southern Mineral Corporation in December 2000. That transaction closed in the second quarter of 2001 and increased our proved reserves by over 70%. During 2001, discussions continued with a number of companies, including Unit Corporation. All serious negotiations and possible transactions were continually reviewed with our board of directors. However, none of these discussions materialized into an actual transaction in 2001.

In January 2002 and February 2002, respectively, we received two offers to acquire PetroCorp. One was a cash offer for approximately $11 per share. However, that offer was considered inadequate by our board of directors. The other offer was an unsolicited offer from Unit to acquire PetroCorp for approximately $35 million in cash plus 6,750,000 shares of Unit common stock. Our board of directors thoroughly discussed that offer and determined that Unit’s offering price was inadequate. Consequently, our board ultimately decided not to pursue that transaction with Unit at that time.

During 2002, we conducted discussions with more than 20 companies. Our most serious discussions were with Enerplus Resources. Enerplus’ evaluation of a possible acquisition of all of PetroCorp led to an offer to purchase PetroCorp’s two Canadian subsidiaries. In December 2002, we executed a definitive agreement to sell our Canadian subsidiaries to Enerplus for approximately $112 million. We closed that transaction on March 5, 2003.

After closing the Enerplus transaction, PetroCorp’s board decided to pursue a concentrated effort to market and sell or enter into a merger transaction for the rest of the company. One factor in that decision was our board’s belief that PetroCorp was too small to remain a stand-alone public company. Also, our management and board of directors believed that PetroCorp’s common stock was selling for a discount to the true value of its assets.

After our board’s decision, we began contacting other oil and gas companies, including Unit, to identify possible transactions. In March 2003, we contacted approximately 30 companies. From that group, we made formal presentations to approximately one dozen companies, including a presentation to Unit in April 2003. We received offers from five companies to acquire PetroCorp, including an indication of interest from Unit in May 2003, and one offer to purchase some of the assets of PetroCorp. This process of marketing and selling the company was conducted in order to maximize the value to PetroCorp’s shareholders and the board was continually updated on the progress of that process.

The following four tables summarize material financial projections and estimated potential valuations we provided to prospective buyers in connection with our presentations and negotiations to sell the Company. This information is forward looking and involves estimates, risks and uncertainties as described below. Therefore, we urge you not to place undue reliance on this information.

The projected financial information set forth in the first table below was prepared on March 28, 2003. That information is forward looking and is not necessarily indicative of actual financial results since that time or of any future results, which results may be significantly more or less favorable.

The information set forth in the second, third and fourth tables below was prepared on April 7, 2003 and summarizes estimated potential valuations for the major categories of the Company’s assets as of July 1, 2003. These estimated potential valuations are highly speculative and do not necessarily reflect the actual values for which any of these assets could be sold. The preparation of these estimated potential valuations (especially valuations regarding probable oil and gas reserves and oil and gas prospects) is a complex process involving subjective and qualitative judgments, and requires numerous assumptions, many of which are beyond PetroCorp’s control. Also, the values of these assets are subject to uncertainties and risks, including in particular the costs and risks associated with the development of probable reserves and prospects. The value of these reserves and prospects is inherently uncertain since the costs to develop these assets, and the potential production and revenue streams from those assets, is difficult if not impossible to predict. Much or possibly all of the potential but unproved value of oil and gas prospects may never materialize. For example, after providing the estimated potential valuations to prospective buyers, the N. Cove opportunities were subsequently removed from PetroCorp’s listing of unproved reserves due to information acquired as a result of additional development activities in that area.

The estimated potential valuations set forth below were provided to potential buyers in an attempt to disclose all of the assets that would potentially have value to buyers and thereby maximize the value of the Company for the benefit of shareholders. However, these estimated potential valuations are not appraisals or firm valuations of these assets, and thus you should not place undue reliance on this information. Future results or actual values may differ materially from the projections and estimates set forth below.

Pro-forma Financial Forecasts for 2003 by Calendar Quarter

The following table is a summary of the Company’s pro-forma financial forecasts for 2003 by calendar quarter. The first three rows of the table show the total projected dollar amounts for each quarter. The last three rows of the table show the same information on a per share basis. The number of shares used for the per share calculation is 12,645,309 (which equals the number of shares outstanding as of December 31, 2002). The information contained in this table was prepared on March 28, 2003.

	1st Quarter, 2003	2nd Quarter, 2003	3rd Quarter, 2003	4th Quarter, 2003
		(thousands of dollars)
Oil and Gas Revenues	$9,683	$11,984	$13,609	$12,849
Net Income	2,905	4,319	5,031	4,690
EBITDA (Earnings before interest, taxes, depreciation and amortization)	7,288	9,719	11,142	10,458

		(dollars per share)
Oil and Gas Revenues	$0.77	$0.95	$1.08	$1.02
Net Income	0.23	0.34	0.40	0.37
EBITDA (Earnings before interest, taxes, depreciation and amortization)	0.58	0.77	0.88	0.83

Estimated Potential Valuations

The following table is a summary of estimated potential valuations of the major categories of the Company’s assets as of July 1, 2003. The information contained in this summary was prepared April 7, 2003.

(millions of dollars)

Transaction Reserves (using escalating prices)*	$119.7
Probable Reserves (detailed in the chart below)	47.0
Working Capital	97.0
Prospects (detailed in the chart below)	11.2
Seismic Inventory & Undeveloped Leasehold	10.5
Cash to be received upon exercise of all stock options	4.0
Other Assets	2.4

Total	$291.8

*	Transaction Reserves (using escalating prices) represents the same quantities of oil and gas reserves as identified in the Company’s most recent annual report on Form 10-K, except that the value of such reserves has been updated to reflect the most recent oil and gas prices and projected prices as of the date of the preparation of the information.

Summary of Probable Reserves

The following table is a summary of the Company’s estimated potential valuations of probable reserves as of July 1, 2003. The information contained in this summary was prepared April 7, 2003.

(thousands of dollars)

N. Cove FB 2	$14,788
N. Cove FB 3	11,831
SW OKC Unit upside	7,919
Baker ST	4,620
Turner #3	1,886
SL 14589 3 add’l	1,598
McClemore A-232	1,238
Other Probable Reserves	3,155

Total Probable Reserves	$47,035

Summary of Prospects

The following table is a summary of the Company’s estimated potential valuations of prospects as of July 1, 2003. The information contained in this summary was prepared April 7, 2003.

(thousands of dollars)

NE Old Ocean	$4,073
Steelhead	2,631
Sleeping Ute 4&5	2,410
Other Prospects	2,086

Total Prospects	$11,200

On May 22, 2003, PetroCorp received an initial offer from Unit Corporation in response to PetroCorp’s solicitation of offers. Unit offered to purchase all of the outstanding shares of PetroCorp for approximately $190,000,000 of cash and Unit stock. The consideration offered was comprised of 2 million shares of Unit’s common stock and the remainder in cash. The value to be attributed to the Unit stock was to equal the average closing price of the stock for the ten consecutive trading days immediately preceding the third trading day before the merger closing. Unit’s offer also contained provisions providing for engineering and accounting due diligence, typical conditions to closing and an adjustment to working capital if PetroCorp’s working capital at July 1, 2003 was less than $101 million. The offer also provided for a $5 million termination fee if PetroCorp accepted another proposal prior to execution of a definitive agreement.

On May 29, 2003, after evaluating all of the proposals and indications of interest received by PetroCorp and the progress of the marketing process, our board determined that the terms offered by Unit, including price, were more favorable to our shareholders than the terms offered by any other bidder. All of the other proposals were for cash, but each was significantly inferior to the offer from Unit. The other offering companies were each given the opportunity to increase their bids, but none chose to do so. Consequently, the offers received from other bidders were eliminated from consideration by our board. Therefore, we began negotiating with Unit as to the terms of a letter of intent for Unit to acquire PetroCorp.

As a result of PetroCorp’s negotiations with Unit, the termination fee was reduced to $3 million and made payable by either Unit or PetroCorp upon its breach of the agreement. Limits were also placed on the value attributable to the Unit stock consideration, so that, if the average closing stock price dropped below $20 per share, the value was deemed to be $20 per share and, if the average sales price exceeded $24 per share, the value would be deemed to be $24 per share. The letter of intent provided that Unit and PetroCorp would promptly begin negotiating a definitive merger agreement with comprehensive representations, warranties, indemnities, conditions and agreements typical in such transactions. PetroCorp agreed in the letter of intent not to solicit, initiate or engage in discussions with any other person relating to a competing proposal unless it received an unsolicited bona fide written inquiry, offer or proposal that in the good faith opinion of the Board of Directors would reasonably be expected to result in a superior proposal.

On June 30, 2003 we entered into a letter of intent for Unit to acquire PetroCorp. Most of the commercial terms of the letter of intent were non-binding. However, some of the terms, including terms restricting PetroCorp from soliciting other offers, were binding. The letter of intent provided that Unit would acquire PetroCorp in consideration for the payment of cash and the issuance of two million shares of Unit common stock. On July 1, 2003, PetroCorp announced that it had entered into the letter of intent to be acquired by Unit in a merger transaction valued at approximately $190,000,000, subject to normal adjustments for transactions of this type, and dependent upon the execution of a definitive agreement and receipt of necessary consents.

After execution of the letter of intent, the parties and their legal advisors continued to negotiate the terms of a definitive merger agreement. Gary R. Christopher, Richard L. Dunham and Steven R. Berlin and their counsel negotiated on behalf of PetroCorp. Various drafts of the merger agreement were prepared, reviewed and revised by the parties. Due diligence was continued and completed. During the preparation and negotiation of the definitive merger agreement several other significant issues emerged that resulted in changes to the transaction structure described in the letter of intent. First, the consideration was reduced by approximately $8,000,000 from the amount included in the letter of intent. All of this reduction related to the difference between the actual amount of working capital which was verified at the date of signing the merger agreement and the projected amounts, such projections being made on the basis of the best information at the time and consistent with prior projection methodologies, which had been generated five months earlier and which were the basis of the letter of intent. The most significant differences between estimated and actual results were that oil and natural gas prices were not as high as originally projected, legal and litigation expenses related to settling contingent liabilities were significantly higher than estimates, and Unit was unwilling to pay for certain tax benefits of PetroCorp. Additionally, the estimate did not include any accrual for severance and bonuses associated with a successful transaction while these were required to be included in the final calculation under the terms of the merger agreement.

Second, the parties also agreed to create a $6.5 million escrow to cover three contingent liabilities that might not be resolved prior to closing of the merger. The contingent liabilities and the mechanics of the escrow account are discussed in more detail below under the heading “Escrow Agreement” on page 33 of this proxy statement.

Third, Unit’s stock price fell below $20 per share during the negotiations, and PetroCorp was unwilling to attribute a value to the Unit shares that was greater than their fair market value. Therefore, the parties agreed to eliminate the Unit stock as a part of the consideration, and to make the merger an all cash transaction.

Fourth, Unit wanted some assurances from PetroCorp’s largest shareholders that they would vote in favor of the transaction.

As of August 14, 2003, George B. Kaiser and an affiliate of St. Paul Fire and Marine Insurance Company (who together own approximately 51% of the outstanding shares of PetroCorp) entered into voting agreements with Unit in which each of them agreed to vote all of their shares of PetroCorp common stock in favor of the merger and the merger agreement. These voting agreements were material inducements to Unit’s willingness to enter into the merger agreement. George B. Kaiser, an affiliate of PetroCorp, was the beneficial owner of an oil and gas drilling company that was acquired by Unit in 2002 for consideration of approximately $4,500,000 in cash and 7,220,000 shares of Unit or approximately 17% of the ownership of Unit. Mr. Kaiser, an affiliate of

PetroCorp, is also an affiliate of Bank of Oklahoma, who is the Escrow Agent that will hold the $6,500,000 that will be used to settle or satisfy the three contingent liabilities. Bank of Oklahoma was selected by the parties for convenience purposes. An affiliate of St. Paul Fire and Marine Insurance Company, United States Fidelity and Guaranty Company, owns approximately 13.7% of the outstanding shares of PetroCorp and has numerous insurance affiliates. PetroCorp has no knowledge as to whether any of these other affiliates might directly or indirectly own shares of either PetroCorp or Unit. PetroCorp and Unit have commercial relationships with these affiliates of Mr. Kaiser and St. Paul Fire and Marine Insurance Company, and such relationships are being conducted under the terms generally available in the banking and insurance markets at the time entered into. Royce Funds (which is not an affiliate of George B. Kaiser or St. Paul Fire and Marine Insurance Company) owns approximately 9.7% of the outstanding shares of PetroCorp and approximately 6.2% of the outstanding shares of Unit.

Our board of directors reviewed and analyzed detailed information as to the fairness of the proposed transaction with Unit, including the fairness of the consideration to be paid to our shareholders. Our management participated in providing and analyzing that detailed information. Our board also had extensive discussions and deliberations over a period of several months relating to the merger. Formal meetings of the board of directors were held May 29, 2003, June 25, 2003 and August 14, 2003 to discuss the proposed merger.

At the May 29, 2003 board meeting, the board discussed in detail the structure and terms of the proposed merger transaction with Unit (as described above in this section). The board also reviewed the economics of the potential transaction with Unit and considered the gradual liquidation of the Company as an alternative to sale of the Company. The board discussed the uncertainties involved in a gradual liquidation of the Company versus the certainty involved in selling the Company on the terms offered by Unit. After considering and discussing these matters, the board determined that the Company should proceed with negotiating the proposed merger transaction with Unit and that it was better for the Company and its shareholders to accept Unit’s offer than to continue to operate the assets and gradually liquidate the reserves.

At the June 25, 2003 board meeting, the board reviewed the status of the proposed merger transaction between the Company and Unit. The board also reviewed the form of proposed letter of intent relating to that transaction, including the proposed revision of the price collar to the range of $20 to $24 per share of Unit common stock. The board discussed the value of the transaction to PetroCorp’s shareholders and discussed in detail the process that was conducted in order to sell the Company (as described above in this section). The board also discussed the premium to be paid by Unit over the then-current market value of the Company’s stock and the fact that Unit was offering terms, including price, that were more favorable to the Company’s shareholders than the terms offered by any other bidder. After completing these discussions, the board approved the letter of intent, with a revision to the price collar to the range of $20 to $24 per share of Unit common stock and authorized the officers of the Company to execute and deliver the letter of intent.

At the August 14, 2003 board meeting, the board reviewed and discussed the proposed definitive merger agreement and the terms and conditions contained in that agreement. The board also discussed the $8 million adjustment to the merger consideration arising from the adjustment to working capital and the $6.5 escrow arrangement covering three contingent liabilities (each of which matters is further described above in this section).

At the August 14, 2003 meeting, the board also reviewed and discussed information as to the fairness to PetroCorp shareholders of the transaction with Unit, including the following. The Unit transaction was an all cash transaction with total merger consideration of $182.1 million for all of the shares of PetroCorp common stock (including stock options to be exercised), with $6.5 million of the total merger consideration to be held in escrow pending the resolution of certain outstanding contingencies. At that time, the estimated working capital of PetroCorp as of June 30, 2003 was approximately $92.9 million (including approximately $3.9 million to be paid in cash by holders of PetroCorp stock options). Subtracting that $92.9 million amount of working capital from the total $182.1 million of the cash purchase price offered by Unit yielded an implied price of approximately

$89.2 million for the oil and gas assets of PetroCorp. PetroCorp’s estimated proved reserves as of June 30, 2003 were 55 BCF equivalent. Dividing the $89.2 million implied price offered by Unit for all of PetroCorp’s oil and gas assets by the 55 BCF equivalent yielded an implied price for PetroCorp’s oil and gas assets of $1.62/mcfe. That price compared favorably to the prices received in comparable mid-continent and gulf coast property sales as compiled by an independent third party. In particular, the prices in comparable mid-continent and gulf coast property transactions for the period January, 2000 through March, 2003 averaged approximately $1/mcfe, and the prices in those transactions for the first quarter of 2003 averaged approximately $1.14/mcfe.

After completing all of its reviews, analyses and deliberations at each of the meetings described above, our board concluded at its August 14, 2003 meeting that the consideration to be paid to our shareholders in the proposed transaction with Unit was fair to our shareholders.

In addition, in the context of the proposed merger with Unit, our board determined that it was in the best interests of PetroCorp and its shareholders to settle outstanding litigation and other claims against and in favor of PetroCorp related to the drilling of the Sunny Ernst #1 well in Galveston County, Texas, including potential claims by PetroCorp against Kaiser-Francis, one of our major shareholders. The board considered these matters to be litigation and other claims arising in the ordinary course of our business.

The litigation relating to the Sunny Ernst #1 Well was styled Aminex USA, Inc. v. PetroCorp Incorporated, Case No. 02CV1085, and was filed in the 122nd Judicial District Court of Galveston County, Texas. Aminex’s original petition, naming PetroCorp as defendant, was filed on September 17, 2002. Kaiser-Francis was later added as an additional defendant. Aminex was one of the working interest owners in that well. PetroCorp was a working interest owner and the named successor operator of the well. Kaiser-Francis acted as PetroCorp’s agent to perform the services of operator pursuant to our management agreement with Kaiser-Francis, as further described below under the heading “Interests of Officers and Directors in the Merger—Bonuses to Kaiser-Francis Employees.”

Aminex’s principal claims in the litigation were that PetroCorp and/or Kaiser-Francis breached the applicable standard of care in drilling the Sunny Ernst #1 Well and that the well should not have been completed due to problems encountered during drilling. In particular, Aminex alleged that PetroCorp and/or Kaiser-Francis used an excessive amount of mud during the drilling process, made mistakes in unitizing the well and failed to properly communicate to Aminex the progress and problems encountered in the drilling of the well. PetroCorp and Kaiser-Francis disputed these claims.

Although specific dollar amounts of damages were not detailed in Aminex’s court filings, it appeared that the most aggressive characterization of the magnitude of damages in favor of Aminex was approximately $3.3 million. PetroCorp and Kaiser-Francis believed that the actual amount of damages, if any, was substantially less than that amount. In addition to this litigation with Aminex, other related claims were made by and against other parties involved in the drilling of the Sunny Ernst #1 Well, but none of those other claims were filed in court.

Our board of directors established a special committee composed solely of independent directors to review, consider and approve proposed settlements in connection with the litigation, potential litigation and other matters relating to the drilling of the Sunny Ernst #1 well. The board found it prudent to establish a special committee because both PetroCorp and Kaiser-Francis Oil Company were named in the litigation as defendants. Kaiser-Francis Oil Company was the operator of the Sunny Ernst #1 well as the agent of PetroCorp under the management agreement. Kaiser-Francis Oil Company is controlled by George B. Kaiser, an affiliate of PetroCorp. Due to the possibility of a conflict of interest, the board formed a special committee comprised of all independent directors (seven of the nine directors of PetroCorp) with no affiliation to Kaiser-Francis Oil Company to evaluate and resolve the litigation. This special committee retained Porter & Hedges to act as its independent legal counsel. Due to the independence and disinterested status of a large percentage of the board members, the board did not find it necessary to establish a special committee of independent directors to consider the proposed merger. However, in order to avoid any potential conflict, Steven R. Berlin, an employee of Kaiser-Francis Oil Company and an officer of PetroCorp, abstained from voting on the proposed merger. After consideration of the relevant information and proposed settlement terms, and after thorough deliberation, the special committee determined that it was in the best interests of PetroCorp and its shareholders to settle all claims relating to the Sunny Ernst #1 well. Integral to that decision was the special committee’s determination that the litigation and potential claims were contingent liabilities that would cause the purchase price in the Unit transaction to be reduced in excess of the amount required to settle those matters. Unit concurred in writing that the litigation described above between PetroCorp and Kaiser-Francis as defendants and the working interest owner as plaintiff, should be settled on terms outlined to Unit.

In August 2003, in connection with the settlements described above, Kaiser-Francis agreed to pay PetroCorp $500,000 to settle any claims or potential claims that PetroCorp may have had against Kaiser-Francis. PetroCorp agreed to pay a net amount, after receipt of settlement amounts from Kaiser-Francis and other parties, of approximately $970,000, in order to settle all existing litigation and all potential claims relating to the drilling of the Sunny Ernst #1 well.

On August 14, 2003, our board of directors passed resolutions approving the merger and the merger agreement. Our board deemed it advisable and in the best interests of PetroCorp and its shareholders for the corporation to engage in the merger and the merger agreement. On June 17, 2003, the board of directors of Unit approved the merger and merger agreement.

On August 14, 2003, Gary R. Christopher, as President of PetroCorp, and Larry D. Pinkston, as President of Unit Corporation and Unit Acquisition Company, executed the merger agreement. PetroCorp and Unit publicly announced the execution of the merger agreement on August 14, 2003.

We recently amended the merger agreement to evidence our agreement to the form of escrow agreement and to allow the company to post a letter of credit to support payment of potential Canadian tax obligations of PetroCorp.

PURPOSES OF THE MERGER; EFFECTS OF THE MERGER

The principal purpose of the merger is to enable Unit to acquire all of the equity interests in PetroCorp and afford PetroCorp’s public shareholders the opportunity to receive a cash price for their shares. Unit’s acquisition of the equity interests in PetroCorp will be accomplished by the merger of a subsidiary of Unit into PetroCorp, with PetroCorp as the surviving entity. In the merger, all of the issued and outstanding shares of PetroCorp’s common stock held by our shareholders will be converted into the right to receive the merger consideration.

The merger will terminate all equity interests in PetroCorp held by our shareholders. Unit will be the sole beneficiary of any earnings and growth of PetroCorp following the merger. Upon completion of the merger, our common stock will be delisted from the American Stock Exchange and will no longer be publicly traded.

REASONS FOR THE MERGER

In reaching its decision to approve the merger and the merger agreement, and to recommend that the holders of PetroCorp common stock vote to approve the merger and merger agreement, the PetroCorp board of directors consulted with our management and our legal, tax and accounting advisors. The Company’s advisors were PricewaterhouseCoopers for accounting and tax, and the following law firms: Dorwart & Associates, counsel to the Company on all non-merger matters; Gable & Gotwals, special counsel to the Company for the merger and Porter & Hedges, special counsel to the independent directors of the Company. Our board of directors also considered a number of factors, including, among others, the following:

•	the business, competitive position, strategy and prospects of PetroCorp (as well as the risks involved in achieving these prospects), the nature of the exploration and production industry in which PetroCorp competes, and current industry, economic and market conditions;

•	the amount of consideration to be received by holders of PetroCorp common stock in the merger;

•	the fact that the merger consideration is all cash, which provides certainty of value to the holders of PetroCorp common stock compared to a transaction in which stockholders would receive stock or other non-cash consideration;

•	the current and historical market prices of PetroCorp common stock;

•	the view of our management that the realizable trading value for shares of PetroCorp common stock to the stockholders is not likely to exceed the merger price in the foreseeable future if PetroCorp remains independent;

•	the terms of the merger agreement, including the absence of a financing condition:

•	the general structure of the transaction;

•	the potential shareholder value that might result from remaining independent or pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives; and

•	the fact that George B. Kaiser and an affiliate of St. Paul Fire and Marine Insurance Company agreed to enter into voting agreements with Unit to vote all of their shares of PetroCorp common stock to approve the merger agreement and the merger.

PetroCorp’s strategy of growth through both drilling and acquisition has been difficult to achieve. Competition for both producing property acquisitions and land for prospects has increased to a level where the entry costs are generally too high. PetroCorp has spent considerable time and resources in optimizing current assets, leaving just a small inventory of remaining prospect ideas. PetroCorp finds itself generally too small to compete in large projects and too large to optimize profits in the small ones.

In addition, our board believes that, at current energy prices, now is an attractive time to sell the company given the many potential uncertainties in energy prices, other industry conditions, including increased competitiveness, extreme volatility of product prices, environmental risks, and increasing operating expenses and the risks inherent in attempting to reinvest the company’s cash resources, including the lack of assurance of operating success that might justify a significantly higher price at a later date. Since January of 2002 NYMEX oil prices have fluctuated from a low of $19.67 per barrel to a high of $35.86 per barrel. Over the same period, NYMEX natural gas prices have fluctuated from a low of $2.58 per million british thermal units to $9.13 per million british thermal units.

Our board also considered possible negative factors in its deliberations concerning the merger. Among other things, our board considered the following:

•	PetroCorp will no longer exist as an independent company and its shareholders will forego any increased value that might result from PetroCorp’s growth; and

•	under the terms of the merger agreement, PetroCorp is restricted from soliciting other acquisition proposals and must pay to Unit a termination fee if the merger agreement is terminated due to a breach by PetroCorp of its obligations, representations or warranties under the merger agreement, which might potentially discourage other parties from proposing an alternative transaction that might be more advantageous to shareholders of PetroCorp.

Our board also considered in its deliberations concerning the merger that some of our directors and executive officers may have interests in the merger that are different from or in addition to those of PetroCorp shareholders generally, as further described under the heading “Interests of Officers and Directors in the Merger,” the effects of the merger on PetroCorp’s employees and other constituencies and the terms of the merger agreement relating to these matters.

The foregoing discussion addresses the material information and factors considered by the PetroCorp board in its consideration of the merger. After considering these factors, PetroCorp’s board concluded that the positive factors described above substantially outweighed the negative factors described above. The determination to approve the merger agreement and the merger was made after consideration of all of the factors and analyses as a whole. In addition, the individual members of our board may have given different weights to different factors.

MERGER FINANCING; SOURCE OF FUNDS

Unit Corporation has informed us that the aggregate consideration to be paid to our shareholders pursuant to the merger agreement will be financed through cash on hand and available bank financings. The merger is not conditioned upon obtaining financing from any outside sources.

ANALYSIS AS TO FAIRNESS

Our board of directors reviewed and analyzed detailed information as to the fairness of the proposed transaction with Unit, including the fairness of the consideration to be paid to our shareholders. Our management participated in that process by analyzing and providing to our board of directors detailed information about PetroCorp, Unit and the merger, including the information described below. Among other things, our management:

•	reviewed business and financial information relating to PetroCorp and Unit, including (a) annual reports on Form 10-K and related audited financial statements for the fiscal years ended December 31, 2002 and December 31, 2001, and (b) quarterly reports on Form 10-Q and related unaudited financial statements for the fiscal quarters ended March 31, 2003 and June 30, 2003;

•	reviewed estimates of PetroCorp’s reserves;

•	analyzed historical and projected financial and operating data of PetroCorp;

•	discussed current and projected operations and prospects of PetroCorp with PetroCorp’s directors, management and staff;

•	reviewed the trading history of PetroCorp common stock;

•	participated in the planning and process of marketing and selling PetroCorp, including providing written and oral information to potential bidders, making presentations and soliciting proposals;

•	participated in discussions and negotiations among the representatives of Unit and their advisors with respect to the proposed merger transaction;

•	reviewed the merger agreement, including the schedules and other exhibits thereto, and the agreements to be executed in connection therewith; and

•	reviewed such other financial studies, analyses and other information, and performed such other investigations and analyses, as deemed necessary or advisable.

Our board also had extensive discussions and deliberations over a period of several months relating to the merger. Those discussions and deliberations were held during formal meetings of the board of directors on May 29, 2003, June 25, 2003 and August 14, 2003. The Board determined that the Company’s size limits its ability to achieve true asset value to shareholders in the future and that the Unit offer compared favorably to other recent sale transactions of other companies. The board’s analysis included a comparison of the proposed consideration against prices received in comparable mid-continent and gulf coast property sales as compiled by an independent company for the period from January 2000 through March 2003.

A summary of the material factors involved in the board’s analysis and deliberations with respect to comparable mid-continent and gulf-coast transactions is set forth above under the heading “The Merger—Background of the Merger.” The board determined that those transactions were comparable based upon the factors set forth below and the judgment and experience in the oil and gas industry of the board members. First, the comparable transactions involved similar types of assets as those owned by PetroCorp (i.e. proved oil and gas reserves). Second, the comparable transactions involved oil and gas assets with similar production characteristics to the oil and gas assets of PetroCorp (i.e. similar reserve lines, decline rates, production issues and market prices for produced hydrocarbons). Third, the comparable transactions involved assets that were located in the same general regions of the United States as those owned by PetroCorp (i.e. in the mid-continent and gulf-coast regions). Finally, those assets were sold in transactions that were recent enough in time to PetroCorp’s proposed transaction with Unit to be deemed comparable by the board. After completing all of such reviews, analyses and deliberations, our board concluded that the consideration to be paid to our shareholders in the proposed transaction with Unit was fair to our shareholders.

Unit was provided engineering reports, production and expense history on individual properties, accounting information, prospect information, seismic data, and information on furniture, fixtures and staffing requirements.

The board did not retain an independent third party to advise the board with respect to the fairness of the proposed merger with Unit.

REGULATORY APPROVALS

Except for the filing of articles of merger with the Texas Secretary of State to effect the merger, we are not aware of any governmental approvals or actions that are required for completion of the merger. Should any additional approval or action be required, we intend to seek the required approval or take the required action.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Texas Business Corporation Act, shareholders who do not wish to accept the merger consideration provided for in the merger agreement and who follow the procedures set forth in Article 5.12 of that Act, will be entitled to have their common stock appraised and to receive payment in cash of the “fair value” of their common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by a court of competent jurisdiction. The “fair value” may be more or less than the merger consideration. The full text of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act is reprinted in its entirety as Appendix D to this proxy statement.

Any of our shareholders who are shareholders of PetroCorp as of the record date may exercise dissenters’ rights in connection with the merger by properly complying with the requirements of Articles 5.11, 5.12, and 5.13 of the Texas Business Corporation Act. The required procedure set forth in those articles must be followed exactly or you may lose your right to dissent from the merger. The following information is a general summary of dissenters’ rights and, as a summary, is qualified by and not a substitute for the full text of the provisions of Articles 5.11, 5.12, and 5.13 of the Texas Business Corporation Act. A complete copy of those articles is attached as Appendix D to this proxy statement. We encourage you to read those articles carefully.

Each holder of shares of PetroCorp common stock outstanding as of the record date who follows the procedures set forth in Articles 5.11, 5.12, and 5.13 of the Texas Business Corporation Act will be entitled to demand the repurchase of such holder’s shares of PetroCorp common stock for a purchase price equal to the fair value of such holder’s shares. Under Texas law, the fair value of your shares for purposes of the exercise of dissenters’ rights means the value of your shares as of the day immediately preceding the day the vote is taken authorizing the merger, excluding any increase or decrease in the value of the shares in anticipation of the proposed merger. Such fair value is determined by appraisers appointed by a court. The appraisers are directed to make their determination upon such investigation as to them may deem proper.

In order to be entitled to exercise your dissenters’ rights, you must file a written objection to the merger with us prior to the special meeting. The written objection must state:

•	that you will exercise your right to dissent if the merger becomes effective; and

•	your address where notice of the effectiveness of the merger should be delivered or mailed.

You should send your written objection to us at PetroCorp Incorporated, 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, Attention: Corporate Secretary. Neither a proxy nor a vote against the merger are sufficient to constitute a written objection as required under the Texas Business Corporation Act. Failure to vote against the merger will not affect your appraisal rights, but voting in favor of the merger will void your dissenters’ rights.

If the merger is approved by our shareholders and subsequently becomes effective, then within 10 days of the effectiveness of the merger, we must deliver or mail notice of the effectiveness of the merger to each dissenting shareholder that did not vote in favor of the merger. Any dissenting shareholder that did not vote in favor of the merger may then make a written demand on us for the payment of the fair value of the shareholder’s shares within 10 days of the delivery or mailing of the notice by us. Such demand must state the number of shares of common stock owned by the dissenting shareholder and the dissenting shareholder’s estimate of the fair value of his or her common stock as of the day immediately prior to the meeting date, excluding any increase or decrease in value of the shares in anticipation of the proposed merger. Any shareholder that fails to make such a demand within the 10-day period will lose the right to dissent and will be bound by the terms of the merger. In order to preserve dissenters’ rights, within 20 days of making a demand for payment, a dissenting shareholder holding certificated shares must also submit such share certificates to us for the appropriate notation of the demand. At our option, we may terminate the dissenting shareholder’s rights under Article 5.12 of the Texas Business Corporation Act for each holder of certificated shares who fails to submit the share certificates within the 20 day period unless a court of competent jurisdiction directs otherwise, upon a showing to the court by the shareholder that there is good and sufficient cause.

Within 20 days of receipt of a proper demand for payment by a dissenting shareholder, we must deliver or mail to the dissenting shareholder written notice that either:

•	accepts the amount the dissenting shareholder claimed and agrees to pay the amount of the shareholder’s demand within 90 days after the effectiveness of the merger and, in the case of shares represented by certificates, upon receipt of the dissenting shareholder’s duly endorsed share certificates; or

•	contains our estimate of the fair value of the dissenting shareholders’ common stock and offers to pay the amount of our estimate within 90 days after the effectiveness of the merger so long as the dissenting shareholder gives us notice within 60 days after the date of our notice that he or she agrees to accept our estimate and, in the case of shares represented by certificates, surrenders to us duly endorsed stock certificates.

If we and the dissenting shareholder agree upon the value of the dissenting shareholder’s shares within 60 days after the effectiveness of the merger, we will pay the amount of the agreed value to the dissenting shareholder within 90 days of the effectiveness of the merger and, in the case of shares represented by certificates, upon receipt of the dissenting shareholder’s duly endorsed share certificates. Upon payment of the agreed value, the dissenting shareholder will no longer have any interest in those shares.

If we and the dissenting shareholder do not agree upon the value of the dissenting shareholder’s shares within 60 days after the effectiveness of the merger, then either the dissenting shareholder or we may, within 60 days after the expiration of such 60-day period, file a petition in a court of competent jurisdiction seeking a determination of the fair value of the dissenting shareholder’s common stock. We will file with the court a list of all shareholders who have demanded payment for their shares with whom an agreement as to value has not been reached within 10 days following receipt of such a petition filed by a dissenting shareholder or upon the filing of such a petition by us. The clerk of the court will give notice of the hearing of any such petition to us and to all of the dissenting shareholders on the list provided by us. We and all dissenting shareholders notified in this manner will be bound by the final judgment of the court as to the value of the shares.

In considering such a petition, the court will determine which of the dissenting shareholders have complied with the provisions of the Texas Business Corporation Act and are entitled to the payment of the fair value of their shares and will appoint one or more qualified appraisers to determine the fair value of the shares. The appraisers will also allow us and the dissenting shareholders to submit to them evidence as to the fair value of the shares.

Upon receipt of the appraisers’ report, the court will determine the fair value of the shares of the dissenting shareholders and will direct the payment by us to the dissenting shareholders of the amount of the fair value of their respective shares, with interest from the date 91 days after the effectiveness of the merger to the date of the judgment. The judgment shall be paid immediately to holders of uncertificated shares and shall be payable to holders of shares represented by certificates only upon receipt of the dissenting shareholder’s duly endorsed share certificates. Upon payment of the judgment, the dissenting shareholders will no longer have any interest in the shares.

Any dissenting shareholder may withdraw his or her demand at any time before receiving payment for the shares or before a petition has been filed seeking determination of the fair value of the shares. No dissenting shareholder may withdraw his or her demand after payment has been made or, unless we consent to the withdrawal, if a petition has been filed.

Any dissenting shareholder that has properly demanded payment for his or her shares of common stock will not have any rights as a shareholder, except the right to receive payment for the shares and the right to claim that the transactions contemplated by the merger agreement, including the merger, were fraudulent.

If you are considering dissenting from the merger, you are urged to consult your own legal counsel.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A. We encourage you to read the merger agreement because it, and not this summary, is the legal document that governs the merger. We recently amended the merger agreement to evidence our agreement to the form of escrow agreement and to allow the company to post a letter of credit to support payment of potential Canadian tax obligations of PetroCorp.

STRUCTURE AND EFFECTIVE TIME

The merger agreement provides for the merger of a subsidiary of Unit with and into PetroCorp upon the terms and subject to the conditions of the merger agreement. PetroCorp will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Unit.

The merger will be conducted in accordance with the requirements of the Texas Business Corporation Act. Immediately after the closing of the merger, we will file articles of merger meeting the requirements of Texas law and make all other filings or recordings required in connection with the merger. The merger will become effective when the articles of merger are filed with the Texas Secretary of State or at a later time if specified in the articles of merger.

From and after the effective time of the merger, PetroCorp will possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of PetroCorp and Unit Corporation’s merger subsidiary, Unit Acquisition Company, as provided under Texas law. The closing of the merger will take place as soon as practicable when all of the conditions set forth in the merger agreement have been fulfilled or waived in accordance with the merger agreement.

THE MERGER CONSIDERATION

At the effective time of the merger, without any action on the part of the stockholders of PetroCorp, each share of PetroCorp common stock outstanding immediately prior to the effective time (other than shares owned by PetroCorp or Unit) will be converted into the right to receive the following merger consideration:

•	cash in an amount equal to the quotient obtained by dividing (x) the $182,120,000 transaction value, as adjusted as described below, minus $6,500,000 by (y) the total number of shares of PetroCorp common stock outstanding immediately prior to the effective time of the merger; and

•	a pro rata amount of any distributions made from the $6,500,000 placed into escrow at the closing to settle or satisfy contingent liabilities of PetroCorp. For additional information relating to this escrow arrangement, see “Escrow Agreement” below.

Adjustments will be made to the $182,120,000 transaction value as follows:

•	the transaction value will be adjusted by the amount that the actual costs, expenses and liabilities and payments made or accrued prior to closing in connection with the disputes relating to the completion of the Sunny #1 well less any amounts received by PetroCorp differs from $970,000 (These disputes have been settled and resulted in no adjustment to the transaction value.);

•	the transaction value will be adjusted by the amount that the actual costs, expenses and liabilities and payments made or accrued prior to closing in connection with the resolution of all matters relating to the sale of PetroCorp’s Canadian properties or subsidiaries to Enerplus exceeds $457,000 (These matters have been resolved and resulted in no adjustment to the transaction value.); and

•	the transaction value will be reduced to the extent that the aggregate of the amounts paid or payable to PetroCorp prior to closing upon exercise of all of PetroCorp’s outstanding stock options is less than $4,150,979. Since the merger agreement was signed, options have been exercised resulting in payment of $280,226 to PetroCorp, and the remaining holders of outstanding stock options have agreed to exercise their options prior to the closing.

The minimum initial payment of $13.37 for each share of PetroCorp common stock will not be affected by any adjustments even if the actual liabilities exceed the escrowed amount.

Shares of PetroCorp common stock held or owned by PetroCorp, by Unit or by any subsidiary of Unit will be cancelled and no payment will be made with respect thereto. Each share of common stock of Unit Acquisition Company outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock of PetroCorp and will constitute the only outstanding shares of capital stock of PetroCorp. In this manner, PetroCorp will become a wholly owned subsidiary of Unit.

From and after the effective time of the merger, all shares of PetroCorp common stock converted to cash as described above will no longer be outstanding and will automatically be cancelled, retired and cease to exist. Any holders of such stock will have no further rights with respect to such stock, other than the right to receive the merger consideration described above.

PAYMENT PROCEDURE

Unit will appoint Corporate Stock Transfer or another exchange agent reasonably acceptable to PetroCorp as the exchange agent to exchange certificates representing shares of PetroCorp common stock for the merger consideration. Unit will provide the merger consideration, less the escrowed amount, to the exchange agent. Promptly after the effective time of the merger, Unit will send, or will cause the exchange agent to send, to each record holder of the PetroCorp common stock at the effective time, a transmittal letter for use in effecting delivery of shares of PetroCorp common stock to the exchange agent.

Each holder of shares of PetroCorp common stock, upon surrender to the exchange agent of certificates representing such shares, together with a properly completed letter of transmittal, will be entitled to receive the merger consideration represented by such certificates as described in this agreement. Until surrendered, each certificate will represent only the right to receive the merger consideration.

TREATMENT OF STOCK OPTIONS

We have obtained written consents from all holders of Company stock options to exercise all of such options immediately prior to closing. We have also amended the terms of the stock option plans or arrangements as necessary to allow all of the outstanding options to be exercised in full immediately prior to the closing. Exercise of all of the stock options, and payment in full of the exercise prices for such options, is a condition to the obligation of Unit to close the merger transaction. However, given the written consents we have obtained from the holders of all options to exercise those options, we expect that this condition will be satisfied at closing.

As an accommodation to our option holders, PetroCorp plans to loan to its option holders, other than its executive officers and directors, as allowed by law, the cumulative exercise price for the stock options. Such loans will be repaid on or shortly after the closing date in connection with the payment of the cash merger consideration to the shareholders of PetroCorp. Options covering 84,500 shares of common stock are held by non-executive officers and directors (with a total exercise price of $707,688). The term of the loan will be less than a week, and the interest charged will be 4% per annum.

TREATMENT OF STOCK APPRECIATION RIGHTS

In connection with, and immediately prior to the effective time of the merger, each unexpired and unexercised outstanding stock appreciation right previously granted under our existing compensation plans will be cancelled and we will pay to the holder of the right an amount equal to $13.52 (the average price of our common stock for the ten trading days following our public announcement of the signing of the definitive merger agreement with Unit) less the fair market value of our common stock on the date each stock appreciation right was granted. Upon payment of that amount, each such stock appreciation right shall be retired and cease to exist. Our board of directors recently amended the plan under which the stock appreciation rights were granted to conform to the terms of the merger agreement and the description immediately above.

CHARTER AND BYLAWS

The articles of incorporation of PetroCorp will remain the articles of incorporation of the surviving corporation after the merger until subsequently amended in accordance with applicable law. The by-laws of Unit Acquisition Company will become the by-laws of the surviving corporation until subsequently amended in accordance with applicable law.

DIRECTORS AND OFFICERS

From the effective time of the merger, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Unit Acquisition Company will be the directors of the surviving corporation and the officers of Unit Acquisition Company will be the officers of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

In the merger agreement we made representations and warranties that cover a number of matters relating to our company and its business, including among other things:

•	capitalization;

•	reports to the Securities and Exchange Commission;

•	financial statements;

•	liabilities, litigation and taxes;

•	employee benefit plans;

•	environmental matters;

•	contracts;

•	hedging, oil and gas operations, gas imbalances and royalties;

•	properties and oil and gas reserves;

•	insurance;

•	intangible property;

•	transactions with affiliates; and

•	foreign corrupt practices and international trade sanctions.

The representations and warranties contained in the merger agreement will not survive the effective time of the merger or termination of the merger agreement.

COVENANTS; CONDUCT OF THE BUSINESS OF PETROCORP PRIOR TO THE MERGER

In the merger agreement we also made various affirmative and negative covenants with respect to our business and operations during the period from the date of the merger agreement until the effective time of the merger. During this time, we are required to conduct our business in the ordinary course consistent with past practice and to use our best efforts to preserve intact our business organizations and relationships with third parties. Also, we must obtain the prior written consent to, among other things:

•	change our charter documents;

•	issue or redeem securities;

•	make capital expenditures beyond a threshold level;

•	increase compensation benefits;

•	change accounting practices;

•	incur liabilities, liens or indebtedness; and

•	acquire or dispose of assets.

NON SOLICITATION PROVISIONS

In the merger agreement we agreed not to, and we agreed to use reasonable efforts to cause our officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit or facilitate any acquisition proposal. An “acquisition proposal” is any bona fide written offer or proposal for any:

•	acquisition or purchase of any of our business or assets that constitute 10% or more of our net revenues, net income or assets;

•	acquisition or purchase of 10% or more of any class of our equity securities;

•	tender offer or exchange offer that, if consummated, would result in any person beneficially owning 10% or more of any class of our equity securities; or

•	merger, business combination, joint venture, partnership, dissolution or similar transaction involving us whose business constitutes 10% or more of our net revenue, net income or assets, other than the transactions contemplated by the merger agreement.

However, prior to the date of approval of the merger by our shareholders, PetroCorp may:

•	furnish information and access to any person making an acquisition proposal to our board of directors which we did not knowingly encourage, solicit or initiate; and

•	may participate in discussions and negotiate with such person concerning the acquisition proposal if:

•	our board concludes in good faith, after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that the acquisition proposal is reasonably likely to result in a superior proposal;

•	we comply with all of our obligations under the merger agreement; and

•	our board receives from the person making the acquisition proposal an executed confidentiality agreement the material terms of which are (x) no less favorable to PetroCorp or Unit, as applicable, and (y) no less restrictive to the person making such acquisition proposal than those contained in the confidentiality agreement.

A “superior proposal” is a bona fide written acquisition proposal for or in respect of at least a majority of the outstanding shares of our common stock:

•	on terms that our board determines in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable from a financial point of view to its shareholders than the merger and the other transactions contemplated by the merger agreement; and

•	that constitutes a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

INDEMNIFICATION AND INSURANCE

After the merger, Unit will cause the surviving corporation to indemnify our officers, directors and employees against all losses and other liabilities relating to the merger. Those indemnified parties will be entitled to the advancement of expenses, subject to a customary reimbursement agreement. All rights to indemnification in favor of our directors, officers or employees will survive the merger and continue in effect after the merger. After the merger, Unit will cause PetroCorp to maintain the current PetroCorp directors’ and officers’ liability insurance policies. However, Unit may substitute policies with similar coverage. Those substitute policies must be approved in advance by Gary R. Christopher, our current CEO.

CONDITIONS TO THE MERGER

Each party’s obligation to consummate the merger is subject to the satisfaction of the following conditions, all of which currently remain unsatisfied:

•	the merger agreement and the merger will have been approved by our shareholders in accordance with Texas law;

•	no provision of any applicable law or regulation and no judgment, injunction, order or decree will prohibit or enjoin the consummation of the merger or, if not complied with, will have or be reasonably likely to have a material adverse effect on Unit including the surviving corporation after the effective time of the merger;

•	neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice, as the case may be, will have, as a condition to its approval of the merger and the other transactions contemplated by the merger agreement, required Unit to take any action which, individually or in the aggregate, would result in, or be reasonably likely to result in, a material adverse effect on Unit including the surviving corporation after the effective time of the merger;

•	there will not be any action or proceeding by any governmental authority seeking to (i) restrain or otherwise interfere with the ownership or operation by Unit of PetroCorp’s or Unit’s business or to compel Unit to dispose of or hold separate the business or assets of PetroCorp or Unit, (ii) limit the ability of Unit effectively to exercise full rights of ownership of the shares of PetroCorp common stock (or shares of stock of the surviving corporation after the merger), or (iii) require divestiture by Unit of any shares of PetroCorp common stock (or shares of stock of the surviving corporation after the merger);

•	there will not be any statute, rule, regulation, injunction, order or decree which would result in a material adverse effect on Unit (including the surviving corporation after the merger) after the effective time of the merger;

•	all required approvals or consents of any governmental authority will have been obtained and any applicable waiting periods will have expired; and

•	there will not be any general suspension of trading in securities on any United States national securities exchange, or a declaration of a general banking moratorium or any general suspension of payments in respect of banks in the United States.

The obligations of Unit and its merger subsidiary to consummate the merger are subject to, among others, satisfaction of the following additional conditions. These conditions which have already been met include a parenthetical reference to that effect. The remaining conditions currently remain unsatisfied.

•	we will have performed all of our obligations and the representations and warranties we made in the merger agreement will be true and correct;

•	since the date of the merger agreement, there will not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, would have or has had or would be reasonably likely to have, a material adverse effect on us;

•	PetroCorp was required to repatriate from Canada an amount of not less than $38,700,000 Canadian. (See the third bullet point under the heading “Escrow Agreement—The Escrowed Amount” for more details.) (Sufficient funds have now been repatriated, and this condition has been satisfied.);

•	the shares held by shareholders dissenting from this transaction as provided under Texas law and as described in the merger agreement will not exceed five percent (5%) of our outstanding common stock;

•	The voting agreements will have been entered into no later than 6 business days from the date of the merger agreement, and will remain in effect and no shareholder of PetroCorp shall be in material default thereunder (These agreements have been entered into and remain in effect without a material default.); and

•	All of the outstanding stock options for the purchase of PetroCorp’s common stock shall have been exercised in full and the exercise prices payable under the terms of each such option shall have been paid in full or such payment shall have been provided for in a manner acceptable to Unit. $280,226 worth of common stock options have been exercised, and the remaining holders of outstanding stock options have all agreed to exercise their options prior to the closing.

Our obligation to consummate the merger is subject to the satisfaction of the following further conditions, both of which currently remain unsatisfied:

•	Unit will have performed all of its obligations on or before closing and the representations and warranties of Unit contained in the merger agreement will be true and correct; and

•	since the date of the merger agreement, there will not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, would have, or would be reasonably likely to have, a material adverse effect on Unit.

TERMINATION

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (despite obtaining approval of our shareholders to the merger and the merger agreement):

•	by written consent of PetroCorp and Unit;

•	by either PetroCorp or Unit:

•	if the merger has not been consummated by December 31, 2003, except that if the effective time of the merger has not occurred by such date by reason of nonsatisfaction of conditions relating to regulatory and governmental approval, and all other conditions have been satisfied or waived, then that date will be extended to March 15, 2004; however, the right to terminate the merger agreement under this provision will not be available to any party whose failure to fulfill any obligation under the merger agreement caused the failure of the condition to occur; or

•	if we do not receive the required vote of our shareholders at a meeting of shareholders or any adjournment thereof;

•	by either PetroCorp or Unit if there is any law or regulation that makes consummation of the merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Unit or PetroCorp from consummating the merger is entered and such judgment, injunction, order or decree becomes final and nonappealable;

•	by Unit if our board fails to recommend, or withdraws or modifies in a manner materially adverse to Unit, its approval or recommendation of the merger agreement or the merger, or fails to call and hold the shareholder meeting in accordance with the merger agreement, or recommends a superior proposal, or our board resolves to do any of the foregoing;

•	by either Unit or PetroCorp, with some exceptions, upon a breach by the other of any representations, warranties, covenants or obligations contained in the merger agreement, which breach would result in the failure to satisfy one or more of the conditions to closing set forth in the merger agreement; or

•	by either Unit or PetroCorp if the final amount of working capital meets levels determined in accordance with the merger agreement (The final amount of working capital has been fixed within the agreed range, and, therefore, does not give rise to a termination right.).

TERMINATION FEE

If the merger agreement is terminated as a result of a breach as described above in the next to last bullet point under the heading “Termination” immediately above, then the breaching party will pay to the non-breaching party $3,000,000 as liquidated damages and not as a penalty.

In addition, PetroCorp will pay to Unit the above referenced $3,000,000 not later than the date of termination of the merger agreement upon the occurrence of any of the following:

•	Unit terminates the merger agreement as a result of our board of directors failing to recommend the merger, or withdrawing or modifying its approval of the merger;

•	either PetroCorp or Unit terminates the merger agreement as a result failure of PetroCorp to receive the required vote of shareholders at a meeting of shareholders or any adjournment thereof and prior to the shareholder meeting an acquisition proposal has been made to PetroCorp or to the stockholders of PetroCorp; or

•	any person makes to PetroCorp or to the stockholders of PetroCorp an acquisition proposal and thereafter the merger agreement is terminated for failure to consummate the merger by December 31, 2003 or March 15, 2004, as applicable, as further described above.

AMENDMENT, EXTENSION AND WAIVER

Any provision of the merger agreement may be amended or waived prior to the effective time of the merger if such amendment or waiver is in writing and signed by all parties or, in the case of a waiver, by the party against whom the waiver is to be effective. However, after the approval of the merger agreement by the shareholders of PetroCorp, no such amendment or waiver will, without the further approval of such stockholders, change the amount or kind of consideration to be received in exchange for any shares of capital stock of PetroCorp or any term of the certificate of incorporation of Unit.

ESCROW AGREEMENT

The following is a summary of the escrow agreement that we will enter into as of the closing of the merger with Bank of Oklahoma, N.A., a national banking association, as escrow agent and Gary R. Christopher and Steven R. Berlin, as representatives of the former shareholders of PetroCorp. When we refer to the “former shareholders of PetroCorp,” we mean those shareholders who were PetroCorp shareholders as of the effective time of the merger. A copy of the form of escrow agreement is attached to this proxy statement as Appendix B.

THE ESCROWED AMOUNT

Under the escrow agreement, simultaneously with the closing of the merger agreement, Unit will deposit directly with the escrow agent $6,500,000 to settle or satisfy three contingent liabilities of PetroCorp, or a lesser amount if one or more of the contingencies covered by the escrow are resolved prior to closing. We refer to the amount placed in escrow as the “escrowed amount.” The three contingent liabilities covered by the escrow are:

•	the estimated amount of the fees, costs and other amounts payable by PetroCorp under its First Amended and Restated Management Agreement with Kaiser Francis Oil Company dated as of March 2, 2001 for any period of time commencing after the later of 30 days following the closing of the merger or the date PetroCorp ceases using the services of Kaiser-Francis;

•	the potential liabilities and costs which could be incurred by PetroCorp in connection with the lawsuit captioned R.A. Mackie & Co., L.P. and Wein Securities Corp. v. PetroCorp Incorporated and PetroCorp Acquisition Corporation, Case No. 02-CIV-198 in the District Court for the Southern District of New York (See footnote 13 of PetroCorp’s Annual Report for the year ended December 31, 2002 filed on Form 10-K for a description of this litigation); and

•	the amounts payable by PetroCorp with respect to the taxing authorities in Canada in connection with PetroCorp’s recent transaction with Enerplus (In December 2002, PetroCorp Incorporated merged into its U.S. subsidiary that owned a portion of a Canadian subsidiary of PetroCorp. Application was made to Canadian authorities to treat this merger as a tax-exempt transaction in Canada, as was done with previous similar transactions for PetroCorp. The Canadian authorities have not assessed a tax, but indicated they want to review the transaction in detail due to the proximity in time between the merger and the sale of the Canadian subsidiaries to Enerplus. PetroCorp does not expect to have a final decision from the Canadian authorities by the anticipated close of the PetroCorp sale to Unit. If a tax were assessed, any tax in excess of the escrowed amount will be borne by Unit and it will not affect the minimum initial payment of $13.37 for each share of PetroCorp common stock.).

The escrow agent will deposit the escrowed amount into a “PetroCorp Escrow Account” and hold that amount pursuant to the terms of the escrow agreement.

The purpose of the escrow arrangement is to provide an amount of funds available to cover the three contingent liabilities described above. Because the potential resolution of these matters is inherently difficult to predict, we cannot state with certainty when any amounts may be distributed from that account or guarantee that any amounts will be distributed from that account. In the event that the three contingent liabilities described above exceed the escrowed amount, the minimum initial payment of $13.37 for each share of PetroCorp common stock will not be affected.

DISBURSEMENTS

The escrow agent will promptly disburse and deliver the escrowed amount in accordance with any of the following:

•	joint or substantially identical written instructions executed by Unit and the representatives;

•	a non-appealable order of a court of competent jurisdiction; or

•	written notice executed by Unit that PetroCorp is entitled to funds under the merger agreement, as long as such disbursement instruction includes the information set forth below and the escrow agent does not receive a written notice from the representatives setting forth their objection to the disbursements.

PETROCORP DISBURSEMENT INSTRUCTIONS

Each PetroCorp disbursement instruction (as described in the third bullet set forth immediately above), will contain the following information:

•	a reference to the escrow agreement and the PetroCorp Escrow Account;

•	the portion of the escrowed amount to be disbursed to PetroCorp pursuant to the notice;

•	instructions as to the method and destination of disbursements; and

•	a summary statement of the event or condition that has occasioned the delivery of the PetroCorp disbursement instruction.

The escrow agent is not responsible for evaluating the truth or sufficiency of the summary statement referred to above. If, after five days from the date of the PetroCorp disbursement instruction is received by the representatives, the escrow agent has not received a written notice from the representatives setting forth their objection to the disbursement and the reasons for their objections, then the escrow agent will promptly disburse all or the applicable portion of the escrowed amount in accordance with the disbursement instruction. If escrow agent does receive an objection notice within the five-day period, then the escrow agent will not make the disbursement until one of the following occurs:

•	the escrow agent receives joint or substantially identical written instructions to do so executed by Unit and the representatives; or

•	the escrow agent receives a non-appealable order to do so from a court of competent jurisdiction.

TERM OF THE ESCROW AGREEMENT

The escrow agreement will remain in force until the 30th day after the fifth anniversary of the initial deposit of funds into the PetroCorp Escrow Account, at which time all of the remaining escrowed amount, net of any amounts due escrow agent for the portion of the escrow agent’s expenses to be paid as provided below, will be disbursed to Unit. If, on the termination date, the escrowed amount exceeds the amount allocable to the then outstanding matters or claims under the merger agreement as described on Exhibit A to the escrow agreement, then any such excess will be disbursed as directed by the representatives to the former shareholders of PetroCorp.

FEES OF THE ESCROW AGENT

The escrow agent will be paid a fee of $5,000 per year for its services.

Such fees will be paid entirely by Unit. Any cost reimbursements payable to the escrow agent (including attorneys fees) will be paid from the escrowed amount.

RESPONSIBILITIES OF THE ESCROW AGENT

The escrow agent will have no responsibility except for the custody, safekeeping and delivery of the escrowed amounts in accordance with the escrow agreement. The escrow agent will not be liable for any acts or omissions under the escrow agreement in connection with the escrowed amount (including its own negligent acts) except as a result of the escrow agent’s gross negligence or willful misconduct. If any question, dispute or disagreement arises with respect to the escrowed amount or other matters arising out of the escrow agreement, the escrow agent will not be required to act until such dispute if finally resolved. In addition, the escrow agent will have the absolute right in its discretion to do either of the following:

•	withhold and stop all further performance under the escrow agreement until reasonably satisfied that the question, dispute or disagreement has been resolved and that the escrow agent will be released from any further liability; or

•	file suit and obtain final judgment an order, settlement or instructions satisfactory to it as to the disbursement of the escrowed amount.

The escrow agent will not be required to post a bond in connection with its services under the escrow agreement.

RESIGNATION OF THE ESCROW AGENT

The escrow agent may resign and be discharged from its duties and obligations under the escrow agreement by giving written notice of its resignation, specifying an effective date of at least thirty days after the date of its notice. The escrow agent will deliver the escrowed amount to a new escrow agent named in a joint or substantially identical written notice from Unit and the representatives.

DUTIES, OBLIGATIONS AND RIGHTS OF REPRESENTATIVES

Gary R. Christopher and Steven R. Berlin will represent the former shareholders of PetroCorp and ensure the proper administration of the escrowed amount in accordance with the escrow agreement and the merger agreement. The representatives will be entitled to reimbursement of any reasonable out-of-pocket expenses actually incurred in good faith in making disbursements to the former shareholders of PetroCorp and in otherwise carrying out their duties and responsibilities under the escrow agreement. No shareholder will be entitled to receive any portion of the escrowed amount unless, until and to the extent that some or all of the escrowed amount has been paid to the exchange agent.

MISCELLANEOUS

The rights granted to former shareholders of PetroCorp under the escrow arrangement are an integral part of the consideration to be received in the merger transaction. The rights of the former shareholders of PetroCorp with respect to the escrow arrangement do not represent an ownership interest in any of the parties to the merger.

The rights are not transferable except by operation of law or will. The rights will not be represented by any form of certificate or similar instrument. Any amounts paid pursuant to the rights under the escrow arrangement do not depend upon the operating results of any of the parties to the merger.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

Some members of our management and board of directors have interests in the merger that are in addition to or different from the interests of our stockholders. Our board was aware of these interests and considered them in approving the merger and the merger agreement.

AMENDED AND RESTATED EMPLOYMENT AGREEMENTS

We previously entered into employment agreements dated as of December 28, 2001 with Gary R. Christopher, who is our President and Chief Executive Officer and a member of our board of directors, and Richard L. Dunham, who is our Executive Vice President. These 2001 employment agreements provide, among other things, that Mr. Christopher and Mr. Dunham would receive a transaction bonus in the event of a business combination transaction involving PetroCorp.

The original employment agreements provided for payments to the employees if the Company, or substantially all of its assets, were sold during the term of the agreements; but, they did not envision a sale of the assets or Company in a series of transactions. The Company is effectively being sold in two steps: the Canadian operations to Enerplus in March and the Unit transaction; accordingly, there was not an agreement as to the methodology to make the calculation. (A literal application of the contract wording resulted in calculated payments which would have been substantially above those envisioned when the contracts were negotiated.) The parties amended the agreements to clarify the calculation methodology to reflect the original intent of the parties as it applied to cover the sale of the Company in a series of transactions. No other changes were made.

The proposed merger transaction with Unit would constitute a business combination for which Mr. Christopher and Mr. Dunham would receive a transaction bonus under those 2001 employment agreements. In that regard, we recently entered into new employment agreements with Mr. Christopher and Mr. Dunham, to be effective upon closing of the merger. Pursuant to those new agreements, upon closing of the proposed merger, the existing 2001 employment agreements will terminate (including the existing obligation to pay the transaction bonus), and, Mr. Christopher and Mr. Dunham will each receive instead a closing bonus calculated and paid in the following manner:

•	If the transaction value of the merger is between $183,800,000 and $183,850,000, Mr. Christopher and Mr. Dunham will each receive a closing bonus in an amount equal to 255% of their respective current annual salaries. The closing bonuses will be increased by 1% for each full $400,000 that the transaction value is greater than $183,850,000 and the closing bonus will be decreased by 1% for each full $400,000 that the transaction value is less than $183,800,000. Mr. Christopher’s current annual salary is $242,500. Mr. Dunham’s current annual salary is $206,500. The “transaction value” is approximately $182,120,000. Therefore, Mr. Christopher will receive approximately $608,675 and Mr. Dunham will receive approximately $518,315 as termination bonuses at the closing of the merger transaction.

The effectiveness of the new employment agreements with Mr. Christopher and Mr. Dunham are conditioned on the closing of the proposed merger. Our board of directors has considered and approved these new employment agreements.

In addition, Messrs. Christopher and Dunham hold stock options that they will exercise as discussed below in this section under the headings “—Stock Options” and “—Amount of Stock Options and Stock Appreciation Rights.”

BONUSES TO KAISER-FRANCIS EMPLOYEES

PetroCorp entered into a First Amended and Restated Management Agreement with Kaiser-Francis Oil Company dated March 2, 2001 in which Kaiser-Francis agreed to provide most of the services that otherwise would have been provided by employees of PetroCorp. Our board of directors has authorized, subject to and upon closing of the merger agreement, the payment of cash bonuses to employees of Kaiser-Francis Oil Company who have provided services to PetroCorp under the management agreement. These bonuses include bonuses to some of the Kaiser-Francis Oil Company employees who serve as officers of PetroCorp. Steven R. Berlin is an employee of Kaiser-Francis Oil Company and an executive officer of PetroCorp. The other non-executive officers of PetroCorp are also employees of Kaiser-Francis Oil Company. Kaiser-Francis Oil Company will distribute the bonuses based on advice from PetroCorp’s compensation committee, and the majority of the bonuses are expected to go to PetroCorp officers that are Kaiser-Francis Oil Company employees. The aggregate amount of those bonuses will not exceed $270,000.

SEPARATION BENEFITS AGREEMENT

Pursuant to a separation benefits agreement, dated September 27, 1993, with PetroCorp, Lealon L. Sargent, the Chairman of our Board of Directors, will receive $50,000 per year for 10 years following his retirement from the company, which was effective at the end of 1997. Should his death occur prior to the receipt of all benefits under the agreement, Mr. Sargent’s surviving spouse or estate, as applicable, will receive the remainder of such payments.

STOCK OPTIONS

We have agreed that all outstanding stock options will vest and become exercisable in full immediately prior to the closing of the merger. We expect that all stock options will be exercised in full immediately prior to the closing. Exercise of all of the stock options, and payment in full of the exercise prices for such options, is a condition to the obligation of Unit to close the merger transaction.

As an accommodation to our option holders, PetroCorp plans to loan to its option holders, other than executive officers and directors, to the extent allowed by law, the cumulative exercise price for the stock options. Such loans would be repaid on or shortly after the closing date in connection with the payment of the cash merger consideration to the shareholders of PetroCorp. For additional information relating to the merger consideration payable upon closing of the merger, see the information under the heading “The Merger Agreement—The Merger Consideration.”

Immediately prior to the filing of the articles of merger, we will terminate our stock option plans. Termination of those plans will be effective upon the filing of the articles of merger. Upon termination, we will have no further liability with respect to our stock option plans.

STOCK APPRECIATION RIGHTS

Under the PetroCorp Incorporated 2000 Stock Option Plan we previously granted stock appreciation rights to some of our directors. Those stock appreciation rights entitle the holder to receive in cash the difference between the fair market value of our common stock on the date of exercise and the fair market value on the date the stock appreciation right was granted. At the effective time of the merger, each outstanding stock appreciation right will be cancelled and converted into the right to receive the difference between $13.52 (the average price of our common stock for the ten trading days following our public announcement of the signing of the definitive merger agreement with Unit) and the fair market value of our common stock on the date the stock appreciation right was originally granted.

AMOUNT OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

There are currently a total of 442,150 outstanding stock options and 105,000 stock appreciation rights. Our executive officers and directors collectively hold 357,650 of those stock options and our outside directors hold all of those stock appreciation rights. Some of stock options and stock appreciation rights are unvested, but all will be vested or become vested immediately prior to the effective time of the merger.

The following executive officers hold the following number of PetroCorp stock options and, upon closing the merger transaction, would receive the net dollar amount for their options set forth below after payment of the respective cumulative exercise prices for those options (assuming full distribution of the escrowed amount), less any applicable taxes:

Name	Title	Number of Options	Net Amount After Payment of Exercise Prices
Gary R. Christopher	President and Chief Executive Officer	85,650	$427,812
Steven R. Berlin	Chief Financial Officer and Secretary	20,000	$105,525
Richard L. Dunham	Executive Vice President	45,000	$247,275

None of the executive officers of PetroCorp holds stock appreciation rights. The amount set forth in the above table in the column entitled “Net Amount After Payment of Exercise Prices” assumes payment to stockholders of the entire amount of the escrowed funds.

The following directors hold the following number of PetroCorp stock options and stock appreciation rights and, upon closing the merger transaction, would receive the net dollar amount for their options and stock appreciation rights after payment of the respective cumulative exercise prices for those options (assuming full distribution of the escrowed amount), less any applicable taxes:

Name	Title	Number of Options	Number of Stock Appreciation Rights	Net Amount After Payment of Exercise Prices
Lealon L. Sargent	Chairman of the Board	52,000	15,000	$353,690
Thomas N. Amonett	Director	27,000	15,000	$155,215
Paul J. Coughlin	Director	15,000	15,000	$95,350
Mark W. Files	Director	20,000	15,000	$129,387
Thomas R Fuller	Director	15,000	15,000	$95,350
W. Neil McBean	Director	51,000	15,000	$348,070
Robert C. Thomas	Director	27,000	15,000	$155,215

The stock options held by the other two directors, Gary R. Christopher and Steven R. Berlin, are shown in the immediately preceding table. The amount set forth in the above table in the column entitled “Net Amount After Payment of Exercise Prices” assumes payment to stockholders of the entire amount of the escrowed funds.

INDEMNIFICATION AND INSURANCE

After the merger, Unit will cause the surviving corporation to indemnify your officers, directors and employees against all losses and other liabilities arising out of the merger. For additional information see “The Merger Agreement—Indemnification and Insurance.”

INTERESTS OF OFFICERS AND DIRECTORS

Effective January 1, 2002, Gary R. Christopher, President, Chief Executive Officer and a director of PetroCorp, and Richard L. Dunham, Executive Vice President of PetroCorp, left the employment of Kaiser-Francis and became employees of PetroCorp.

Steven R. Berlin, Chief Financial Officer, Secretary and Treasurer and a director of PetroCorp, is also a Vice President, Chief Financial Officer and Assistant Secretary of Kaiser-Francis Oil Company, which is an affiliate of the beneficial owners of approximately 38% of our common stock.

Mark W. Files was nominated as a director upon the recommendation of St. Paul Fire and Marine Insurance Company, which is a beneficial owner of approximately 13.7% of our common stock. However, Mr. Files is not employed by or otherwise associated with St. Paul.

Messrs. Coughlin and Fuller were nominated as directors by the board of directors of Southern Mineral Corporation pursuant to a merger between PetroCorp and Southern Mineral, whereby Southern Mineral was merged into PetroCorp Acquisition Company, a wholly owned subsidiary of PetroCorp Incorporated.

POST-CLOSING OFFICERS AND DIRECTORS

At the effective time of the merger, and until successors are elected or appointed, the officers and directors of Unit Acquisition Company will become our directors and officers. Accordingly, we will cause our current directors and officers to deliver written resignations at that time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences of the merger to the shareholders of PetroCorp. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated under the Code, Internal Revenue Service rulings and judicial interpretations in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. There can be no assurance that future legislative, judicial or administrative action will not affect the accuracy of the statements or conclusions in this proxy statement.

This summary does not address all the U.S. federal income tax considerations that may be relevant to shares received pursuant to the exercise of employee stock options or otherwise as compensation or with respect to shareholders who are subject to special tax treatment under the Code, including without limitation persons who are non-U.S. persons, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, life insurance companies, regulated investment companies and financial institutions and may not apply to shareholders in light of individual circumstances, such as holding shares as a hedge or as part of a hedge, straddle, conversion, synthetic security integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax. It also does not address the tax consequences of the merger under foreign, state or local tax laws. Accordingly, shareholders are urged to consult with their own tax advisors with respect to the particular U.S. federal, state, local or foreign income tax or other tax consequences of the merger to them.

The exchange of PetroCorp shares for cash in the merger will be a taxable transaction for U.S. federal income tax purposes, and accordingly a shareholder will recognize gain or loss equal to the difference between the cash received and such shareholder’s adjusted tax basis in the PetroCorp shares exchanged therefor. In general, a shareholder must calculate gain or loss separately for each block of PetroCorp shares that is exchanged in the merger. If a shareholder holds PetroCorp shares as a capital asset, this gain or loss will be capital gain or loss, which will be long-term capital gain or loss if the shareholder has held such PetroCorp shares for more than one year at the time of the merger. In general, a non-corporate shareholder is subject to a maximum U.S. federal income tax rate of 15% on any net long-term capital gains. In addition, there are limits on the deductibility of capital losses.

Unless a shareholder complies with reporting or certification procedures or is an “exempt recipient” (in general, corporations and certain other entities) under applicable provisions of the Code and Treasury regulations, such shareholder may be subject to a withholding tax of 30% with respect to any cash payments received pursuant to the merger. Backup withholding is not an additional tax. Any amount withheld under these rules will be credited against a shareholder’s U.S. federal income tax liability provided such shareholder furnishes the required information to the IRS. A shareholder that does not comply with the backup withholding rules may be subject to penalties imposed by the IRS.

THE PRECEDING SUMMARY DOES NOT CONSIDER ANY PARTICULAR SHAREHOLDER’S INDIVIDUAL FACTS AND CIRCUMSTANCES. THE TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON HIS OR HER INDIVIDUAL FACTS AND CIRCUMSTANCES. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE MERGER.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the shares of PetroCorp common stock owned of record and beneficially as of December 26, 2003 by all persons who own of record, or are known by us to own beneficially, more than 5% of our outstanding common stock, and by each director and executive officer paid by the Company, and by all directors and executive officers as a group.

Beneficial Owner(4)	Outstanding Shares	Option Shares(6)	Total Ownership	Percent of Class(5)
George B. Kaiser 6733 S. Yale Ave., Suite 500 Tulsa, OK 74136 (a)	4,804,962	0	4,804,962	37.9%
Kaiser-Francis Charitable Income Trust C 6733 S. Yale Ave., Suite 500 Tulsa, OK 74136(b)	4,804,962	0	4,804,962	37.9%
Gas Stock Purchase Fund 1 6733 S. Yale Ave., Suite 500 Tulsa OK 74136(c)	4,804,962	0	4,804,962	37.9%
Frederic Dorwart 124 E. 4th Street Tulsa, OK 74103(d)	4,326,571	0	4,326,571	34.1%
Otter Creek Partners I, L.P. 400 Royal Palm Way, Suite 204 Palm Beach, FL 33480(e)	578,630	0	578,630	4.6%
St. Paul Fire and Marine Insurance Company	1,639,624	0	1,639,624	12.9%
385 Washington Street St. Paul, MN 55102
Royce & Associates, Inc.	1,226,400	0	1,226,400	9.7%
1414 Ave. of the Americas New York, NY 10009
Thomas N. Amonett(1)	1,000	27,000	28,000	(3)
Steven R. Berlin(1)(2)	0	20,000	20,000	(3)
Gary R. Christopher(1)(2)	3,500	85,650	89,150	(3)
Paul J. Coughlin, III(1)(f)	26,005	15,000	41,005	(3)
Richard L. Dunham(2)	5,000	45,000	50,000	(3)
Mark W. Files(1)	0	20,000	20,000	(3)
Thomas R. Fuller(1)(g)	47,403	15,000	62,403	(3)
W. Neil McBean(1)	137,206	51,000	188,206	1.5%
Lealon L. Sargent(1)(h)	209,845	52,000	261,845	2.1%
Robert C. Thomas(1)	1,000	27,000	28,000	(3)
All directors and executive officers as a group (10)	430,959	357,650	788,609	6.0%

(1)	Director
(2)	Executive Officer
(3)	Less than 1%
(4)

Pursuant to a management agreement with PetroCorp, Kaiser-Francis provides management services for PetroCorp. As such, the executive officers of PetroCorp, with the exception of Messrs. Christopher and Dunham, are employed by Kaiser-Francis and are not compensated by PetroCorp, other than through the receipt of stock options. None of the PetroCorp stock option grants to Kaiser-Francis employees exceed $100,000 in value per annum. As such, the beneficial owner table above contains information only for Mr. Christopher, Mr. Dunham and Mr. Berlin, who also serves as a director of PetroCorp.

(5)	All percentages are rounded to the nearest tenth and are based upon the number of shares outstanding as of December 26, 2003. For purposes of computing the percentage of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included but shares acquirable by other persons by the exercise of stock options are not included.
(6)	Represents shares of common stock that may be acquired on September 24, 2003 or within 60 days thereafter through the exercise of options, assuming that the merger is consummated. These amounts do not include any stock appreciation rights.
(a)	Includes 4,326,571 shares owned directly by Kaiser-Francis Charitable Income Trust C (“CIT-C”) and 886 shares owned directly by Gas Stock Purchase Fund 1 (“GSPF-1”). CIT-C is a charitable income trust, the residual interest of which is held by Kaiser Francis Oil Company. Mr. Kaiser owns 78.23% of the capital stock of GBK Corporation. Affiliates of Mr. Kaiser own the remaining 21.77% of the capital stock of GBK Corporation. GBK Corporation owns all of the capital stock of Kaiser-Francis Oil Company.
(b)	Includes 477,505 shares owned directly by George B. Kaiser and 886 shares owned directly by GSPF-1. CIT-C is a charitable income trust, the residual interest of which is held by Kaiser Francis Oil Company. Mr. Kaiser owns 78.23% of the capital stock of GBK Corporation. Affiliates of Kaiser own the remaining 21.77% of the capital stock of GBK Corporation. GBK Corporation owns all of the capital stock of Kaiser-Francis Oil Company.
(c)	Includes 477,505 shares owned directly by Mr. Kaiser and 4,326,571 shares owned directly by CIT-C. GSPF-1 is an investment fund, investments for which may be directed by Mr. Kaiser.
(d)	Includes 4,326,571 shares owned directly by CIT-C of which Mr. Dorwart is a trustee.
(e)	Otter Creek Partners I, L.P. (“OCP”), Otter Creek International Ltd. (“OCI”) and HHMI XIII, L.L.C. (“HH”) are considered a “group” pursuant to Rule 13d-3. Otter Creek Management, Inc. manages investments for OCP, OCI and HH by making investment decisions for them, including the decision to invest in PetroCorp. The amount beneficially owned by each party is as follows: OCP, 184,664 shares; OCI, 322,866 shares; HH, 71,100 shares.
(f)	Includes 26,005 shares owned by Longroad Partners, L.P.
(g)	Includes 31,390 shares owned by Michmatt, LTD.
(h)	Includes 1,225 shares owned by Mr. Sargent’s wife, Elizabeth Sargent.

PROCEDURE FOR SURRENDERING YOUR CERTIFICATES

Prior to the effectiveness of the merger, Unit will designate Corporate Stock Transfer, or another exchange agent acceptable to us to allow shareholders to exchange their certificates representing common stock entitled to payment pursuant to the merger agreement. Unit will pay the merger consideration to the exchange agent.

Promptly after the effective time of the merger, Unit or the exchange agent shall mail a transmittal letter to each record holder of certificates representing PetroCorp common stock, advising such holder of the procedure for surrendering to the exchange agent such certificates. The transmittal letter will specify that delivery will be effective, and that the risk of loss and title to the shares will pass, only upon proper deliver of the certificates to the exchange agent. Until properly surrendered, each certificate representing shares of PetroCorp common stock will only represent the right to receive the merger consideration. DO NOT SEND YOUR SHARE CERTIFICATES UNTIL YOU RECEIVE A TRANSMITTAL LETTER FROM THE EXCHANGE AGENT.

If a check or wire transfer for the merger consideration is to be issued to any other person or entity other than the person in whose name the surrendered certificates for common stock are registered on the books of the Company, it shall be a condition of the exchange that the certificates are properly endorsed or in the proper form for transfer and that the person requesting such exchange shall pay to the exchange agent all transfer or other taxes, if any, required by reason of the issuance of such check or wire transfer in the name of a person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the exchange agent that such taxes have been paid or are not applicable.

Upon the surrender and exchange of a certificate representing common stock, the exchange agent will pay the holder by check or wire transfer, without interest, the amount of the merger consideration that the holder is entitled to receive at the closing (not including any escrowed funds) less any amount required to be withheld under applicable federal income tax regulations. All surrendered certificates will be cancelled. Shareholder may receive an additional payment with respect to the escrow arrangement as further described under the heading “The Merger Agreement—The Merger Consideration.”

If any part of the merger consideration is unclaimed one year after the effective time of the merger the exchange agent will return those funds to Unit, upon Unit’s request. Upon the return of the merger consideration to Unit, holders of any certificates representing common stock of PetroCorp shall look solely to Unit for the payment of the merger consideration in respect of their shares. Failure to surrender certificates representing shares of PetroCorp common stock prior to the end of the three-year period after the effective time of the merger (or any earlier date on which any amount would escheat to, or become the property of, any governmental agency under applicable law) will, to the extent permitted by law, result in the forfeiture of the merger consideration in respect to those certificates. The amounts that would otherwise have been paid to the holders in respect of those certificates will, to the extent permitted by applicable law, become the property of Unit, free and clear of all claims or interest of any person previously entitled thereto.

VOTING AGREEMENTS

George B. Kaiser, an individual, and United States Fidelity and Guaranty Company, an affiliate of St. Paul Fire and Marine Insurance Company, have entered into voting agreements with PetroCorp in which each agreed, among other things, to vote “FOR” the merger and the merger agreement at the special meeting. The following is a summary of the material terms of the voting agreement. This summary is qualified in its entirety by reference to the form of voting agreements attached as Appendix C to this proxy statement.

As of the record date for the special meeting, United States Fidelity and Guaranty Company was the beneficial owner of 1,639,624 shares of PetroCorp common stock and Mr. Kaiser was the beneficial owner of 4,804,962 shares of PetroCorp common stock. Together these shares constituted approximately 51% of the outstanding shares of common stock of PetroCorp. Under the voting agreements, each of United States Fidelity and Guaranty Company and Mr. Kaiser have agreed:

•	to vote “FOR” the approval of the merger agreement, the merger and any matter necessary for consummation of the transactions contemplated by the merger agreement; and

•	to vote AGAINST:

•	any acquisition proposal;

•	any proposal for action or agreement that would reasonably be expected to result in a breach of a covenant, agreement, representation or warranty or any other obligation under the merger agreement;

•	any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving PetroCorp and its subsidiaries;

•	a sale, lease or transfer of a material amount of assets of PetroCorp or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of PetroCorp or any of its subsidiaries;

•	any change in a majority of the persons who constitute the board of directors of PetroCorp;

•	any change in the present capitalization of PetroCorp or any amendment of PetroCorp’s articles of incorporation or bylaws;

•	any other material change in PetroCorp’s corporate structure or business; and

•	any other action reasonably expected to impede the transactions contemplated by the merger agreement.

Under the voting agreements, United States Fidelity and Guaranty Company and Mr. Kaiser agreed that, without the prior written consent of Unit, they would refrain from:

•	selling or offering to sell, transferring, assigning or otherwise in any way disposing of the shares of PetroCorp common stock, except for a transaction in which they retain the full rights to vote the shares in accordance with the voting agreement;

•	granting any proxy or powers of attorney, or depositing any of the shares into a voting trust or entering into a voting agreement with respect to any of the shares; or

•	taking any action that would reasonably be expected to have the effect of hindering the performance of their obligations under the voting agreement or making any of their representations or warranties contained in the voting agreement untrue or incorrect.

The restrictions listed above do not prohibit United States Fidelity and Guaranty Company from offering to sell, selling or otherwise transferring or disposing of any of its shares in accordance with Rule 144 of the Securities Act of 1933.

Under the voting agreement, United States Fidelity and Guaranty Company and Mr. Kaiser agreed, among other things, to revoke all prior proxies or powers of attorney with respect to their shares of PetroCorp common stock and to appoint Unit as their proxy to vote their shares as their proxy with respect to the matters set forth in the voting agreement. The proxy granted to Unit is irrevocable, to the fullest extent permitted by law, throughout the term of the merger agreement.

United States Fidelity and Guaranty Company and Mr. Kaiser also agreed to not solicit a takeover proposal, participate in discussions for a takeover proposal, provide confidential information to or enter into any agreement with respect to a takeover proposal with any third party as well as to inform Unit regarding any takeover proposal by a third party. They also waived any dissenter’s rights they may otherwise have had.

THE RIGHTS AGREEMENT

On November 12, 1998, we entered into a Rights Agreement with First Union National Bank, a national banking institution, as rights agent. Our board adopted the Rights Agreement and issued the rights to protect our shareholders from coercive or otherwise unfair takeover tactics. In general, the rights plan works by imposing a significant penalty upon any person or group that acquires 55% or more of our outstanding common stock.

As required in the merger agreement, our board has taken the necessary action by approving the transaction, and will take any further necessary action, to render the rights issued pursuant to the terms of the Rights Agreement inapplicable to the merger, the merger agreement and the other transactions contemplated therein.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded on the American Stock Exchange under the symbol “PEX”. The table below sets forth by fiscal quarter, since the first quarter of our 2000 fiscal year, the high and low closing prices of our common stock on the American Stock Exchange. PetroCorp’s fiscal year ends on December 31.

	High Price	Low Price
Fiscal 2000
First Quarter	$6.75	$5.24
Second Quarter	$7.25	$5.50
Third Quarter	$9.88	$7.00
Fourth Quarter	$10.19	$8.63
Fiscal 2001
First Quarter	$10.63	$9.62
Second Quarter	$10.70	$9.37
Third Quarter	$9.88	$8.60
Fourth Quarter	$9.50	$8.60
Fiscal 2002
First Quarter	$10.11	$8.70
Second Quarter	$9.95	$9.11
Third Quarter	$9.60	$8.06
Fourth Quarter	$10.25	$8.20
Fiscal 2003
First Quarter	$10.95	$10.18
Second Quarter	$13.00	$10.71
Third Quarter	$14.47	$13.41
Fourth Quarter*	$13.57	$13.37

*	This information is current through December 26, 2003.

On June 30, 2003, the last full trading day prior to the first public announcement of the regarding the proposed merger, the closing price of PetroCorp’s common stock as reported on the American Stock Exchange was $11.88. On December 26, 2003, the last full trading day prior to the filing of this proxy statement, the closing price of PetroCorp’s common stock as reported on the American Stock Exchange was $13.49. You are encouraged to obtain current market quotations for PetroCorp.

DIVIDEND POLICY

PetroCorp does not pay any dividends to its stockholders and does not expect to pay dividends to shareholders in the event that the merger transaction is not consummated.

ACCOUNTING TREATMENT

The merger will be accounted for by Unit Corporation using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

OTHER INFORMATION

INCORPORATION BY REFERENCE

This proxy statement incorporates documents by reference that are not presented in it or delivered with it. All reports PetroCorp files with the Securities and Exchange Commission subsequent to the date of this proxy statement, but prior to the date of the special meeting, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, are hereby incorporated by reference in this proxy statement. A copy of these documents (other than some exhibits to those documents) is available without charge to each person to whom this proxy statement is delivered, upon written or oral request to PetroCorp Incorporated, at the following address and telephone number, 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, (918) 491-4500.

SOURCES OF INFORMATION

PetroCorp Incorporated has provided the information in this proxy statement relating to PetroCorp. Unit Corporation has provided the information in this proxy statement relating to Unit Corporation and its newly-formed wholly-owned subsidiary, Unit Acquisition Company.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, no 2004 annual meeting of the stockholders of PetroCorp Incorporated will be held because, following the merger, we will not be a publicly held company. If the merger is not completed for any reason, our 2004 annual meeting of stockholders will subsequently be scheduled and the following will be applicable thereto.

A shareholder wishing to nominate a candidate for election to the board of directors at any annual or special meeting as required pursuant to the company’s bylaws to give written notice to the secretary of the company, together with a written consent of such person to serve as a director, not later than the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. In addition, the notice must comply with provisions set forth in the company’s bylaws and may be disregarded if such provisions are not observed.

Any proposals of holders of common stock of the company intended to be presented at the annual meeting of the shareholders of the company to be held in 2004 must be received by the company at 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma, 74136, Attn: Secretary, no later than December 30, 2003 to be included in the proxy statement relating to that meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 450 Fifth St., N.W., Washington, D.C. 20549. You can obtain information about the operations of the Securities and Exchange Commission reference room by calling the Securities and Exchange Commission at 1.800.SEC.0330. The Securities and Exchange Commission also maintains a website that contains information we file electronically with the Securities and Exchange Commission which you can access over the internet at http://www.sec.gov. Our common stock is listed on the American Stock Exchange (AMEX: PEX), and you can obtain information about us at the office of the American Stock Exchange, 86 Trinity Place, New York, NY 10006, (212)306-1000.

Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the Securities and Exchange Commission. You may request a copy of these filings at no cost by writing us at PetroCorp Incorporated, 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, or by calling us at (918) 491-4500.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gary R. Christopher

Gary R. Christopher

President and Chief Executive Officer

Tulsa, Oklahoma

January 2, 2004

APPENDICES

A.	Agreement and Plan of Merger

B.	Form of Escrow Agreement

C.	Form of Voting Agreement

D.	Articles 5.11, 5.12 and 5.13 of Texas Business Corporation Act (Dissenters’ Rights of Appraisal)

APPENDIX A

AGREEMENT AND PLAN OF MERGER

dated as of

August 14, 2003

among

PETROCORP INCORPORATED

UNIT CORPORATION

and

UNIT ACQUISITION COMPANY

		Page
Section 11.10	Counterparts; Effectiveness	32
Section 11.11	Entire Agreement	32
Section 11.12	Captions	32
Section 11.13	Severability	32

Exhibits:

Exhibit “A”	Form Of Escrow Agreement

Exhibit “B”	List of Matters to be covered by Escrowed Amount

Exhibit “C”	Base Statement

Company Disclosure Schedules

INDEX OF DEFINED TERMS

Term	Page
Accounting Firm	33
Acquisition Proposal	26
Agreement	1
Anti-Discrimination Laws	12
Articles of Merger	1
Base Statement	32
Benefit Triggers	12
Cash Consideration	2
Certificates	3
Closing	1
Closing Date	2
Commission	8
Company	1
Company 10-K	8
Company Balance Sheet	9
Company Balance Sheet Date	9
Company Benefit Plans	11
Company Commission Documents	8
Company Common Stock	1
Company Disclosure Schedules	5
Company Good and Marketable Title	15
Company Payout Balances	16
Company Proxy Statement	9
Company Reserve Report	15
Company Rights	7
Company Rights Agreement	7
Company Securities	7
Company Stock Option Plan	4
Company Stockholder Approval	6
Company Stockholder Meeting	21
Company Subsidiary Securities	8
Condition Satisfaction Time	21
Confidentiality Agreement	24
Current Assets	32
Current Liabilities	32
Dissenting Shares	5
Effective Time	1
End Date	31
Environmental Laws	13
ERISA	11
Escrow Agent	3
Escrow Agreement	3
Escrow Distribution	2
Escrowed Amount	3
Exchange Act	6
Exchange Agent	3
Excluded Items	32
Final Working Capital	32

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Term	Page
GAAP	9
Hydrocarbons	14
Indemnified Parties	27
Lien	7
Material Adverse Effect	6
Merger	1
Merger Consideration	2
Merger Subsidiary	1
Objection Notice	32
Partnership	17
Person	3
Proxy Statement	22
Significant Subsidiary	8
Subsidiary	8
Superior Proposal	26
Surviving Corporation	1
Tax Returns	11
Taxes	11
Texas Law	1
Transaction Documents	27
Transaction Value	2
Unit	1
Working Capital	32

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of August 14, 2003, and is entered into by PETROCORP INCORPORATED, a Texas corporation (the “Company”), UNIT CORPORATION, a Delaware corporation (“Unit”), and UNIT ACQUISITION COMPANY, a newly formed Texas corporation and a wholly owned subsidiary of Unit (“Merger Subsidiary”).

RECITALS:

The respective Boards of Directors of Unit, Merger Subsidiary and Company have approved the merger (the “Merger”) of Merger Subsidiary into the Company as well as the other transactions contemplated by this Agreement. Subject to the conditions of this Agreement, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) and Common Stock Equivalent (as defined below), not owned by Unit, Company or their respective Subsidiaries, will be converted into the right to receive the Merger Consideration (as defined below);

The respective Boards of Directors of Unit, Merger Subsidiary and the Company have determined that the Merger is in the best interests of their respective stockholders.

Accordingly, the parties, in consideration of the promises and the respective representations, warranties and covenants in this Agreement agree as follows:

Article 1.

THE MERGER

Section 1.1    The Merger.

(a) At the Effective Time, Merger Subsidiary will be merged with and into the Company in accordance with the requirements of the Texas Business Corporation Act (the “Texas Law”), whereupon the separate existence of Merger Subsidiary will cease, and the Company will be the surviving corporation in the Merger (the “Surviving Corporation”). At the election of Unit, a direct wholly owned subsidiary of Unit may be substituted for Merger Subsidiary as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

(b) Immediately after the Closing the Company will file Articles of Merger (the “Articles of Merger”) meeting the requirements of Texas Law and make all other filings or recordings required by Texas Law in connection with the Merger. The Merger will become effective when the Articles of Merger are filed with the Secretary of State of the State of Texas or at a later time if specified in the Articles of Merger (the “Effective Time”).

(c) From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Texas Law.

(d) The closing of the Merger (the “Closing”) will take place (i) at the offices of Unit, 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma, as soon as practicable when the conditions set forth in Article 9 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) have all been fulfilled or waived in accordance with this Agreement, or (ii) at such other place and time or on such other date as the Company and Unit may agree in writing (the date of the Closing is the “Closing Date”).

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Section 1.2    Conversion of Shares, Options and Stock Appreciation Rights.

(a) At the Effective Time by virtue of the Merger and without any action on the part of the holder:

(i) each share of the Company Common Stock held or owned by the Company (as treasury stock or otherwise), by Unit or any Subsidiary of Unit immediately prior to the Effective Time (together with the associated Company Right (as defined in Section 3.5), if any) will be canceled, and no payment will be made with respect thereto;

(ii) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation; and

(iii) each share of Company Common Stock (together with the associated Company Right) outstanding immediately prior to the Effective Time will, except as otherwise provided in Section 1.2(a)(i), be converted into the right to receive:

A. Cash in an amount equal to the quotient obtained by dividing (x) the Transaction Value by (y) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, excluding the shares described in Section 1.2(a)(i) (the “Cash Consideration”); and

B. A prorata distribution of the Escrowed Amount, if any, as described in Section 1.2(c) of this Agreement (the “Escrow Distribution”).

As used herein, the term “Transaction Value” means $182,120,000, as adjusted pursuant to Section 1.2(b) below, less the amount of the Escrowed Funds. The Cash Consideration and the Escrow Distribution to be received as consideration pursuant to the Merger are referred to as the “Merger Consideration”.

(b) In addition to any other adjustments that the parties may agree on, the Transaction Value will be adjusted for the following:

(i)  The Transaction Value shall be reduced by the amount by which the actual amount of costs, expenses, liabilities, obligations and payments made or accrued prior to Closing in connection with the final settlement and resolution of the litigation captioned Aminex USA, Inc. v. PetroCorp Incorporated and Kaiser-Francis Oil Company, No. 02-CV 1085 in the 122nd Judicial District Court of Galveston County, Texas, less the amount of any reimbursements or other payments received by the Company in respect thereto from Kaiser—Francis Oil Company, differs from $970,000;

(ii)  The Transaction Value shall be adjusted by the amount by which the actual amount of costs, expenses, liabilities, obligations and payments made or accrued in connection with the final settlement and resolution of the outstanding matters and issues arising in connection with the sale of the Company’s Canadian properties or subsidiaries to Enerplus exceeds $457,000; and

(iii)  The Transaction Value shall be reduced to the extent that the aggregate of the amounts paid or payable to the Company prior to Closing upon exercise of the outstanding stock options (as contemplated by Section 1.2(c)) is less than $4,150,979.

(c)  From and after the Effective Time, all shares of Company Common Stock (together with the associated Company Rights) converted in accordance with Section 1.2(a)(iii) will no longer be outstanding and will automatically be canceled, retired and will cease to exist. Each holder of a certificate representing any Company Common Stock will cease to have any rights with respect to the Company Common Stock, except the right to receive the Merger Consideration. From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary will for all purposes be deemed to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 1.2(a)(ii).

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(d)  At the time of Closing, Unit will deposit $6,500,000.00 (the “Escrowed Amount”) with Bank of Oklahoma, N.A. (the “Escrow Agent”) pursuant to the terms of the Escrow Agreement to be entered into between Unit and the Escrow Agent on the Closing Date substantially in the form of Exhibit A hereto (the “Escrow Agreement”). The Escrow Amount is attributable to the matters or items listed in Exhibit B hereto. If, at the Closing Date, any of the matters or items listed in Exhibit B have been resolved and no longer represent contingent or outstanding obligations or potential or actual liabilities of the Company, the amounts attributable thereto shall be eliminated from the Escrowed Amount (and thereby added to the Transaction Value), provided that Unit shall have been provided with such releases, waivers or other documentation or evidence as it may require in its reasonable discretion to establish such resolution or settlement.

Section 1.3    Surrender and Payment.

(a) Before the Effective Time, Unit will appoint Corporate Stock Transfer (or another exchange agent reasonably acceptable to the Company) (the “Exchange Agent”) to exchange certificates representing shares of Company Common Stock (“Certificates”) for the Merger Consideration. Unit will provide the Exchange Agent, as needed, the Merger Consideration. Promptly after the Effective Time, Unit will send, or will cause the Exchange Agent to send, to each record holder of the Company Common Stock at the Effective Time, a transmittal letter for use in the exchange (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Unit may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent.

(b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive the Merger Consideration for the shares of Company Common Stock represented by such Certificate. Until surrendered, each Certificate will, after the Effective Time, represent only the right to receive the Merger Consideration.

(c) If any part of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the surrendered Certificate is registered, it will be a condition to that registration that the surrendered Certificate will be properly endorsed or otherwise be in proper form for transfer and that the Person requesting the delivery of the Merger Consideration will pay to the Exchange Agent any transfer or other taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(d) After the Effective Time, there will be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or Unit, they will be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

(e) Any part of the Merger Consideration that remains unclaimed one year after the Effective Time will be returned to Unit, upon demand, and any holder who has not exchanged his shares of Company Common Stock for the Merger Consideration will look only to Unit for delivery of the Merger Consideration in respect of that holder’s shares. Despite the foregoing, Unit will not be liable to any holder of shares for any Merger Consideration delivered to a public official under any applicable abandoned property laws. Any Merger Consideration remaining unclaimed three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of Unit free and clear of any claims or interest of any Person.

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Section 1.4    Stock Options.    Prior to (but effective at) the Effective Time, the Company shall (i) obtain any consents from all holders of Company Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clause (i) or (ii), are necessary to allow all of the outstanding options to be exercised in full on or prior to the Closing Date. Immediately prior to the Effective Time, the Company shall terminate the Company’s Amended and Restated 1992 PetroCorp Stock Option Plan, the Option Plan (collectively, the “Company Stock Option Plan”) effective as of the Effective Time with no further liability to the Company.

Section 1.5    Adjustments.    If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company will occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration will be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Section 1.6    Withholding Rights.    The Surviving Corporation and Unit will each be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 1 that amount required to be deducted and withheld under any federal, state, local or foreign law. To the extent that amounts are withheld by the Surviving Corporation or Unit, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Unit, as the case may be.

Section 1.7    Lost Certificates.    If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Unit or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article 1.

Section 1.8    Dissenters’ Rights.    Shares of Company Common Stock outstanding immediately prior to the Effective Time and held by stockholders who have not voted in favor of the Merger and who have made written demand for payment of the fair value for their shares under Texas Law (collectively, the “Dissenting Shares”) will not be converted into or represent the right to receive the Merger Consideration. Those stockholders will be entitled to receive payment of the fair value of their shares of Company Common Stock under Texas Law, except that all Dissenting Shares held by stockholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of their Company Common Stock under Texas Law will be deemed to have been converted into and to be exchangeable, as of the Effective Time, for the Merger Consideration in the manner provided in Section 1.2. The Company will give Unit prompt notice of any demands received by the Company for appraisal of any shares of Company Common Stock in accordance with Texas Law. Unit will have the right to control all negotiations and proceedings with respect to such demands except as required by applicable law. The Company will not, except with the prior written consent of Unit which may be withheld in its sole discretion without any obligation to provide an explanation for the exercise of that discretion, make any payment with respect to, or settle or offer to settle, any such demands.

Article 2.

CERTAIN GOVERNANCE MATTERS

Section 2.1    Certificate of Incorporation of the Surviving Corporation.    The Company’s articles of incorporation at the Effective Time will be the certificate of incorporation of the Surviving Corporation until subsequently amended in accordance with applicable law.

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Section 2.2    By-laws of the Surviving Corporation.    The by-laws of Merger Subsidiary will be the by-laws of the Surviving Corporation until subsequently amended in accordance with applicable law.

Section 2.3    Directors and Officers of the Surviving Corporation.    From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time will be the directors of the Surviving Corporation, and (b) the officers of the Merger Subsidiary at the Effective Time will be the officers of the Surviving Corporation.

Article 3.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to Unit that (except as set forth in the disclosure schedules delivered by the Company to Unit simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”), a copy of which is attached hereto):

Section 3.1    Corporate Existence and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. For purposes of this Agreement, a “Material Adverse Effect” with respect to any Person means a material adverse effect on the financial condition, business, liabilities, properties, assets or results of operations of that Person and its Subsidiaries, taken as a whole, except, to the extent resulting from (x) any changes in general United States or global economic conditions or (y) any changes affecting the oil and gas industry in general (including changes to commodity prices) except, other than where referring to a Material Adverse Effect on Unit taking into account differences in their respective businesses, properties or assets as after the Effective Time, to the extent that the changes disproportionately affect Unit or the Company, as applicable, compared to the manner in which the changes affect the other party. The Company has delivered to Unit true and complete copies of the Company’s articles of incorporation and by-laws as currently in effect.

Section 3.2    Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement are within the Company’s corporate powers and, except for any required approval by the Company’s stockholders (the “Company Stockholder Approval”) in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of holders of at least two-thirds (2/3) of the outstanding shares of Company Common Stock in favor of the approval and adoption of this Agreement and the Merger is the only vote of the holders of any of the Company’s capital stock necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement by Unit (and Merger Subsidiary, as applicable) this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and to general equity principles.

(b) The Company’s Board of Directors, at a meeting duly called and held on or prior to the date of this Agreement, has (i) determined that this Agreement and the transactions contemplated in this Agreement (including the Merger) are advisable, fair to and in the best interests of the Company’s stockholders, (ii) approved and adopted this Agreement and the transactions contemplated in this Agreement (including the Merger), and (iii) resolved (subject to Section 5.2) to recommend the approval and adoption of this Agreement and the Merger by its stockholders.

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Section 3.3    Governmental Authorization.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate or articles of merger in accordance with Texas Law, (b) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters, (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under it (the “Exchange Act”), (d) compliance with any applicable requirements of the American Stock Exchange and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company or prevent or materially delay the Company’s consummation of the Merger.

Section 3.4    Non-Contravention.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement do not and will not, assuming compliance with the matters referred to in Sections 3.2 and 3.3, (a) contravene or conflict with the articles of incorporation or by-laws of the Company, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. For purposes of this Agreement, “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 3.13) not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Unit Balance Sheet or the Company Balance Sheet, as the case may be) or (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like lien arising in the ordinary course of business.

Section 3.5    Capitalization.    The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share. As of the close of business on July 21, 2003, (i) there were issued and outstanding 12,688,046 shares of Company Common Stock, (ii) no shares of preferred stock were issued and outstanding and (iii) Company Stock Options to purchase 442,150 shares of Company Common Stock, and no other shares of capital stock or other voting securities of the Company were then outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. One right to purchase (“Company Rights”) one one-hundredth of a share of Preferred Stock—Junior Participating Series A, par value $.01 per share, issued in accordance with the Rights Agreement (the “Company Rights Agreement”), dated as of November 12, 1998, by and between the Company and First Union National Bank, as Rights Agent, is associated with and attached to each outstanding share of Company Common Stock. Except as set forth in this Section 3.5 and except for changes since the close of business on July 21, 2003 resulting from the exercise of employee or director stock options or stock appreciation rights outstanding on such date, or options or other stock-based awards granted or other securities issued as permitted by Section 5.1, there are outstanding (a) no shares of capital stock or other voting securities of the Company and (b) except for the Company Rights, (i) no options, warrants or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (ii) no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating

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the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 3.5(a) and 3.5(b) being referred to collectively as the “Company Securities”). Except as required by the terms of the Company Stock Options or as permitted by Section 5.1(e), there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

Section 3.6    Subsidiaries.

(a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. For purposes of this Agreement, the word “Subsidiary” when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its subsidiaries. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. All “significant subsidiaries,” as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary”) of the Company and their respective jurisdictions of incorporation are identified in Section 3.6(a) of the Company Disclosure Schedules.

(b) Except as set forth in the Company 10-K, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Subsidiary of the Company, obligating the Company or any of its Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 3.6(b)(i) and 3.6(b)(ii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

Section 3.7    Commission Filings.

(a) The Company has made available to Unit (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2000, 2001 and 2002, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 2002, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2002, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the “Commission”) since December 31, 2002 (the documents referred to in this Section 3.7(a) being referred to collectively as the “Company Commission Documents”). The Company’s annual report on Form 10-K for its fiscal year ended December 31, 2002 is referred to herein as the “Company 10-K”.

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(b) As of its filing date, each Company Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

(c) As of its filing date, each Company Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each registration statement, as amended or supplemented, if applicable, filed by the Company since January 1, 2001 pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.8    Financial Statements.    The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 3.7 present fairly, to the extent GAAP represents fair presentation, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor (“GAAP”)) applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, “Company Balance Sheet” means the consolidated balance sheet of the Company as of June 30, 2003 and “Company Balance Sheet Date” means June 30, 2003.

Section 3.9    Disclosure Documents.    Neither the proxy statement of the Company (the “Company Proxy Statement”) to be filed with the Commission in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement, including all amendments or supplements, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company in this Section 3.9 with respect to statements made or incorporated by reference therein based on information supplied by Unit or Merger Subsidiary for inclusion or incorporation by reference in the Company Proxy Statement.

Section 3.10    Absence of Certain Changes.    Except as disclosed in the Company Commission Documents filed prior to the date of this Agreement, or except as is not prohibited after the date of this Agreement by Section 5.1 (or as is otherwise permitted by Section 5.1), since the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has not been:

(a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Material Adverse Effect on the Company;

(b) any declaration, setting aside or payment of any dividend or other distribution concerning shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any of its wholly owned Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than any repurchases prior to the date of this Agreement pursuant to the Company’s publicly announced stock buyback program or, after the date of this Agreement, as permitted under Section 5.1(e) or pursuant to the terms of Company Stock Options;

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(c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

(d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, those contemplated by this Agreement, or as agreed to in writing by Unit;

(e) any change in any method of accounting or accounting practice (other than any change for tax purposes) by the Company or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

(f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or (iv) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, other than, in each case (x) as permitted by this Agreement, or (y) required by applicable law;

(g) any (i) Tax election made or changed, (ii) audit settled, or (iii) amended Tax return filed, in each case, that is reasonably likely to result in a Tax liability material to the Company and its Subsidiaries; or

(h) incurrence of any long-term indebtedness.

Section 3.11    No Undisclosed Material Liabilities.    There are no liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto;

(b) liabilities disclosed in the Company Commission Documents filed prior to the date of this Agreement;

(c) liabilities which, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on the Company; and

(d) liabilities under this Agreement.

The Company has no long-term indebtedness outstanding at June 30, 2003 or at the date of this Agreement.

Section 3.12    Litigation.    Except as disclosed in the Company Commission Documents filed prior to the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any governmental body, agency or official.

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Section 3.13    Taxes.

(a) Except as set forth in the Company Balance Sheet (including the notes thereto) or Company Commission Documents (i) all Company Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed, and, as of the time of filing, the Company Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet); (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Company Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet as adjusted in the Base Statement are adequate to cover the Tax liabilities accruing through the date thereof as if the Company had to file final Tax Returns in all taxing jurisdictions for the period ending June 30, 2003; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; and (vi) to the best of the Company’s knowledge and belief, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person. For purposes of this Agreement, “Taxes” will mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, “Tax Returns” will mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(b) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

Section 3.14    Employee Benefit Plans.

(a) Schedule 3.14(a) of the Company Disclosure Schedules identifies each “employee benefit plan”, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each employment, severance or similar contract, plan, arrangement or policy applicable to any director, former director, employee or former employee of the Company and each plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or director or former employee or director of the Company or any Subsidiary, or under which the Company has any liability. The plans, agreements or arrangements of the Company and its Subsidiaries referred to in the first sentence of this paragraph (a) (excluding any such plan that is a “multiemployer plan”, as defined in section 3(37) of ERISA are referred to collectively herein as the “Company Benefit Plans.”

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(b) Each Company Benefit Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to, to the extent applicable, ERISA and the Code) which are applicable to such plan.

(c) Neither the Company nor any affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any affiliate of the Company of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

(d) Each Company Benefit Plan which is intended to be qualified under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to section 501(a) of the Code and, to the knowledge of the Company, no circumstances exist which will adversely affect such qualification or exemption.

(e) Section 3.14(e) of the Company Disclosure Schedule sets forth (a) with respect to directors and officers of the Company as a group, the aggregate amount of all severance and similar benefits, including enhanced or accelerated benefits, to which such officers and directors will become entitled (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Company Stock Option Plans or other benefit under any compensation plan or arrangement of the Company), and (b) the aggregate amount of all severance and similar benefits, including enhanced or accelerated benefits, payable in cash or stock to which all other employees of the Company and its Subsidiaries will become entitled, in each case, (i) solely as a result of obtaining the Company Stockholder Approval or the transactions contemplated hereby and (ii) if a “second” trigger, including, but not limited to, a termination for “good reason” or without “cause,” is applicable, assuming it has occurred (collectively, (i) and (ii) are hereinafter defined as the “Benefit Triggers”).

(f) No Company Benefit Plan provides post-retirement health and medical, life or other insurance benefits for retired employees or directors of the Company or any of its Subsidiaries.

(g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in, employee participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

(h) The Company and its Subsidiaries are in compliance in all material respects with all applicable material federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, including all civil rights and anti-discrimination laws, rules and regulations (collectively, “Anti-Discrimination Laws”), and no material work stoppage or slowdown or labor strike against the Company or any of its Subsidiaries is pending or threatened, nor is the Company or any of its Subsidiaries involved in or threatened with labor disputes, grievances, or litigation relating to labor matters, including with respect to Anti-Discrimination Laws, involving classes or alleged classes of persons.

Section 3.15    Compliance with Laws.    Neither the Company nor any of its Subsidiaries is in violation of, or has since January 1, 2001 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on the Company.

Section 3.16    Finders’ or Advisors’ Fees.    There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

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Section 3.17    Environmental Matters.    (a) Except as set forth in the Company Commission Documents filed prior to the date of this Agreement,

(i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any Person against, the Company or any of its Subsidiaries, and no penalty has been assessed against the Company or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law;

(ii) the Company and its Subsidiaries are and have been in compliance in all material respects with all Environmental Laws;

(iii) to the knowledge of the Company, there are no liabilities of or relating to the Company or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and

(iv) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to any current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been delivered to Unit prior to the date of this Agreement.

(b) For purposes of this Section 3.17, the term “Environmental Laws” means federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals.

Section 3.18    Takeover Statutes.    The Board of Directors of the Company has taken the necessary action to render any potentially applicable antitakeover or similar statute or regulation inapplicable to this Agreement and the transactions contemplated hereby.

Section 3.19    Stockholder Rights Plan.    The Board of Directors of the Company has resolved to, and the Company promptly after execution of this Agreement will, take all action necessary to render the rights issued pursuant to the terms of the Company Rights Agreement inapplicable to the Merger, this Agreement and the other transactions contemplated hereby and thereby.

Section 3.20    Certain Contracts.    Neither the Company nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of the Company and its Subsidiaries, taken as a whole, or Unit and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any Lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.21    Prepayments; Hedging.

(a) The Company does not, and each of its Subsidiaries does not, have any outstanding obligations for the delivery of natural gas, natural gas liquids and other hydrocarbons produced from crude oil or natural gas (“Hydrocarbons“), attributable to any of the properties of Company or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.

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(b) Section 3.21(b) of the Company Disclosure Schedules sets forth all futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, to which the Company or any of its Subsidiaries is bound.

Section 3.22    Oil and Gas Operations.

(a) All wells included in the proved developed producing, proved developed non-producing and proved behind pipe categories in the Company Reserve Report have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules and regulations; and

(b) Proceeds from the sale of Hydrocarbons produced by the Company are being received by Company and its Subsidiaries within ninety (90) days of when due and are not being held in suspense for any reason (except in the ordinary course of business).

Section 3.23    Gas Imbalances.    Neither the Company nor its Subsidiaries has received any material deficiency payment under any gas contract for which any Person has a right to take deficiency gas from the Company or its Subsidiaries, nor has the Company nor its Subsidiaries received any material payment for production which is subject to refund or recoupment out of future production.

Section 3.24    Royalties.    To Company’s knowledge, as to wells not operated by Company or its Subsidiaries, and without qualification as to knowledge, as to all wells operated by Company or its Subsidiaries, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to Company’s operations, have been or will be, prior to the Effective Time, properly and correctly paid or provided for in all material respects

Section 3.25    Properties.

(a) Except for goods and other property sold, used or otherwise disposed of since July 1, 2003 in the ordinary course of business, the Company and its Subsidiaries have Company Good and Marketable Title (as defined below), for oil and gas purposes, in and to all oil and gas properties set forth in the Company Reserve Report as owned by the Company and its Subsidiaries, and defensible title for oil and gas purposes to all other properties, interests in properties and assets, real and personal, reflected on the balance sheet of the Company in its Quarterly Report on Form 10-Q for the period ended June 30, 2003, as owned by Company and its Subsidiaries, free and clear of any Liens, except: (i) Liens associated with obligations reflected in the Company Commission Documents or Section 3.25 of the Company Disclosure Schedule; (ii) Liens for Taxes not yet due and payable, (iii) materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s, and other similar liens, charges or encumbrances arising in the ordinary course of business (A) if they have not been perfected pursuant to law, (B) if perfected, they have not yet become due and payable or payment is being withheld as provided by law, or (C) if their validity is being contested in good faith by appropriate action, (iv) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance, and (v) such imperfections of title, easements and Liens which, to Company’s knowledge, have not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All leases and other agreements pursuant to which the Company or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid and effective and all royalties, rentals and other payments due by the Company to any lessor of any such oil and gas leases have been paid, except in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All major items of operating equipment of the Company and its Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

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(b) The term “Company Good and Marketable Title” will, for purposes of this Section 3.25, with respect to the Company and its Subsidiaries, mean such title that in the aggregate or individually would not have a Material Adverse Effect: (1) is deducible of record (from the records of the applicable parish or county or (A) in the case of federal leases, from the records of the applicable office of the Minerals Management Service or Bureau of Land Management, (B) in the case of Indian leases, from the applicable office of the Bureau of Indian Affairs, (C) in the case of state leases, from the records of the applicable state land office) or is assignable to the Company or its Subsidiaries out of an interest of record (as so defined) by reason of the performance by the Company or its Subsidiaries of all operations required to earn an enforceable right to such assignment; (2) is free from reasonable doubt to the end that a prudent purchaser engaged in the business of the ownership, development and operation of producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept and pay full value for the same and a prudent lender would be willing to lend against it as collateral without discount for title matters; (3) entitles the Company or its Subsidiaries to receive not less than the interest set forth in the Company Reserve Report with respect to each proved property evaluated therein under the caption “Net Revenue Interest” or “NRI” without reduction during the life of such property except as stated in the Company Reserve Report; (4) obligates the Company or its Subsidiaries to pay costs and expenses relating to each such proved property in an amount not greater than the interest set forth under the caption “Working Interest” or “WI” in the Company Reserve Report with respect to such property without increase over the life of such property except as shown on the Company Reserve Report; and (5) does not materially restrict the ability of the Company or its Subsidiaries to utilize the properties as currently intended.

Section 3.26    Oil and Gas Reserves.    The Company has furnished Unit with the Company’s estimates of the Company’s and its Subsidiaries’ oil and gas reserves as of July 1, 2003.” (the “Company Reserve Report”). Except as have not had, and would not reasonably be expected to have a Material Adverse Effect on the Company, the factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Report and in any supplement thereto or update thereof furnished to Company was, to Company’s knowledge, accurate as of the date to which the Company had prepared the report. To the Company’s knowledge, and based on the information given to the Company by third- party operators for all wells not operated by the Company, the Company Payout Balances (as defined below) for each of the wells as used in the Company Reserve Report were accurate as of the dates to which the Company had calculated them, except as would not reasonably be expected to have a Material Adverse Effect on the Company. “Company Payout Balances” means the status, as of the dates of the Company’s calculations, of the recovery by the Company or a third party of a cost amount specified in the contract relating to a well out of the revenue from such well where the net revenue interest of the Company therein will be reduced or increased when such amount has been recovered.

Section 3.27    Insurance.    The Company maintains, and through the Closing Date will maintain, insurance with reputable insurers (or pursuant to prudent self-insurance programs) in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and its subsidiaries and owning properties in the same general area in which the Company and its subsidiaries conduct their businesses. To the Company’s knowledge, none of such insurance coverage was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. To the Company’s knowledge, there is no material default with respect to any provision contained in any such policy or binder, nor has the Company failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder. Except as set forth in Section 3.27 of the Company Disclosure Schedule: (i) there are no outstanding claims under any such policies or binders and, to the knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim against or relating to the Company that is not covered by any of such policies or binders; (ii) no notice of cancellation or non-renewal of any such policies or binders has been received; and (iii) there are no performance bonds outstanding with respect to the Company.

Section 3.28    Intangible Property.    There are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property

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that are necessary for the operation, or continued operation, of the business of the Company or any of its Subsidiaries or for the ownership and operation, or continued ownership and operation, of any of their assets, for which the Company does not hold valid and continuing authority in connection with the use thereof.

Section 3.29    Books and Records.    All books, records and files of the Company (including those pertaining to its oil and gas interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records): (i) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures; and (ii) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company of its assets. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are accurately and promptly recorded; (ii) transactions are executed in accordance with management’s specific or general authorization; and (iii) access to its books, records and assets is permitted only in accordance with management’s general or specific authorization.

Section 3.30    Powers of Attorney; Authorized Signatories.    Section 3.30 of the Company Disclosure Schedule lists: (i) the names and addresses of all persons holding powers of attorney on behalf of the Company; and (ii) the names of all banks and other financial institutions in which the Company currently has one or more bank accounts or safe deposit boxes, along with the account numbers and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes.

Section 3.31    Corporate Records.    The minute books of the Company contain complete and correct records of all meetings and accurately reflect all consents, resolutions and other material actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of the Company since January, 1999.

Section 3.32    Transactions with Affiliates.    There are no outstanding amounts payable to or receivable from, or advances by the Company or any of its subsidiaries to, and neither the Company nor any of its subsidiaries is otherwise a creditor of or debtor to, any stockholder, director, employee or affiliate of the Company or any of its subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director or employee with the Company or any of its subsidiaries. Neither the Company nor any subsidiary of the Company is a party to any transaction or agreement with any affiliate, stockholder, director or executive officer of the Company or any of its subsidiaries or any material transaction or agreement with any Employee other than executive officers.

Section 3.33    Foreign Corrupt Practices and International Trade Sanctions; Internal Controls.    Neither the Company, nor any of its subsidiaries, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf has, in connection with the operation of their respective businesses, (A) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act or any other similar applicable foreign, federal or state law, (B) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (C) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in each case those violations or lack of compliance which would not have a Material Adverse Effect on the Company.

Section 3.34    Workers’ Compensation Claims.    There are no workers’ compensation claims pending or, to the knowledge of the Company, threatened against the Company.

Section 3.35    Partnerships.    The Company is a General Partner of Diverse GP III, a Texas general partnership”) (the “Partnership”). All capital contributions required to be made by the Company and any other current or past general partners to the Partnership have been timely and properly paid to the Partnership.

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Following the consummation of the transactions contemplated in this Agreement the Surviving Corporation will not be obligated to contribute additional capital to the Partnership. A true and correct copy of the Partnership Agreement of the Partnership and all financial statements of the Partnership for the past three completed fiscal years and any completed interim periods in the current fiscal year have been delivered to Unit.

Section 3.36    Management Agreement Termination.    The Company has given notice of its intent to terminate that certain First Amended and Restated Management Agreement dated March 2, 2001 entered into between the Company and Kaiser Francis Oil Company, which termination is scheduled to be effective as of February 28, 2004.

Article 4.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF UNIT

Unit represents and warrants to the Company that:

Section 4.1    Corporate Existence and Power.    Unit and Merger Subsidiary is each a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Texas, respectively, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Unit. Unit is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Unit. Unit has heretofore delivered to the Company true and complete copies of Unit’s and Merger Subsidiary’s certificate of incorporation and by-laws as currently in effect.

Section 4.2    Corporate Authorization.

(a) The execution, delivery and performance by Unit and Merger Subsidiary of this Agreement and the consummation by Unit and Merger Subsidiary of the transactions contemplated in this Agreement are within the corporate powers of Unit and Merger Subsidiary and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Unit and Merger Subsidiary, in each case enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Unit’s Board of Directors, at a meeting duly called and held on or prior to the date of this Agreement, has (i) determined that this Agreement and the transactions contemplated in this Agreement (including the Merger) are fair to and in the best interests of Unit’s stockholders, and (ii) approved this Agreement and the transactions contemplated in this Agreement (including the Merger).

Section 4.3    Governmental Authorization.    The execution, delivery and performance by Unit and Merger Subsidiary of this Agreement and the consummation by Unit and Merger Subsidiary of the transactions contemplated in this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger and Articles of Merger, (b) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the Securities Act and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Unit or prevent or materially delay Unit’s and Merger Subsidiary’s consummation of the Merger.

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Section 4.4    Non-Contravention.    The execution, delivery and performance by Unit and Merger Subsidiary of this Agreement and the consummation by Unit and Merger Subsidiary of the transactions contemplated in this Agreement do not and will not, assuming compliance with the matters referred to in Sections 4.2 and 4.3, (a) contravene or conflict with the certificate or articles of incorporation or by-laws of Unit or Merger Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Unit or any of its Subsidiaries, (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Unit or any of its Subsidiaries or to a loss of any benefit to which Unit or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Unit or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Unit or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Unit or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Unit.

Section 4.5    Disclosure Documents.    None of the information supplied or to be supplied by Unit for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated in this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.6    Financing.    Unit has available to it sources of financing sufficient to satisfy its obligation to make the payment of the Cash Consideration when such payment is required pursuant to this Agreement.

ARTICLE 5.

COVENANTS OF THE COMPANY

The Company agrees that:

Section 5.1    Conduct of the Company.    From the date of this Agreement until the Effective Time, the Company and its Subsidiaries will conduct their business in the ordinary course consistent with past practice and will use their best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of Unit, which will not be unreasonably withheld, or as contemplated by this Agreement or as set forth in the Company Disclosure Schedule, from the date of this Agreement until the Effective Time:

(a) the Company will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its articles (or certificate) of incorporation or by-laws, except that any Subsidiary may make any changes that would not adversely affect the rights of the Company, Unit or its stockholders under this Agreement, the transactions contemplated by this Agreement, or the rights of holders of Company Common Stock;

(b) the Company will not, and will not permit any Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries or the Partnership (other than a merger or consolidation between its wholly owned Subsidiaries, and immaterial recapitalizations of Subsidiaries);

(c) the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants,

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calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries other than transfers or issuances of shares of any Subsidiary of the Company to the Company or any of its wholly-owned Subsidiaries;

(d) the Company will not, and will not permit any Subsidiary of the Company to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

(e) the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or any Subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (x) required by the terms of its capital stock or any securities outstanding on the date of this Agreement, (y) required by or in connection with the respective terms, as of the date of this Agreement, of any Company Stock Option Plan as in effect on the date of this Agreement in the ordinary course of the operations of such plan consistent with past practice or (z) effected in the ordinary course consistent with past practice;

(f) except as contemplated by Section 1.4 of this Agreement, the Company will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding options or warrants to purchase shares of Company Common Stock;

(g) the Company will not, and will not permit any Subsidiary of the Company to, make or commit to make any new expenditure in excess of $50,000 without the prior written consent of Unit;

(h) except as disclosed on in Section 5.1 of the Company Disclosure Schedule, the Company will not, and will not permit any Subsidiary of the Company to, (1) increase the compensation or benefits of any director, officer or employee, except as required under applicable law or any existing agreement or commitment, or (2) enter into (or adopt or amend) any employment or severance agreement or arrangement;

(i) the Company will not, and will not permit any of its Subsidiaries to, acquire the assets or property of any other Person, except in the ordinary course of business consistent with past practice;

(j) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, encumber (including by the grant of any option thereon) or otherwise dispose of any assets or property except pursuant to existing contracts or commitments or except in the ordinary course of business consistent with past practice;

(k) except for any such change which is not material or which is required by reason of a concurrent change in GAAP, the Company will not, and will not permit any Subsidiary of the Company to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it;

(l) the Company will not, and will not permit any Subsidiary of the Company to, enter into any joint venture, partnership or other similar arrangement except in the ordinary course of business, and so long as such arrangements do not obligate the Company or any Subsidiary to invest assets or resources, or to assume or incur a liability or loss, in excess of $50,000;

(m) the Company will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

(n) the Company will not amend or waive any provisions of any standstill agreement;

(o) the Company will not (i) make or change any Tax election, (ii) settle any audit or (iii) file any amended Tax Return, in each case, that is reasonably likely to result in a Tax liability material to the Company and its Subsidiaries, taken as a whole;

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(p) the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement that limits (other than in an insignificant manner) the ability of the Company or any Subsidiary of the Company, or would limit (other than in an insignificant manner) the ability of Unit or any Subsidiary of Unit after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period;

(q) the Company will not, and will not permit any of its Subsidiaries to, take any action that would prevent, materially delay or materially impede the consummation of the Merger;

(r) the Company will not incur any long-term indebtedness; and

(s) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Notwithstanding the foregoing, the Company shall have the right before or at the Effective Time to make payment of severance benefits, bonus payments and similar payments disclosed in Section 5.1 of the Company Disclosure Schedule.

Section 5.2    Company Stockholder Meeting; Proxy Material.    At such time as Unit and the Company determine in their reasonable judgment that, within 60 days, the Condition Satisfaction Time (as defined below) will occur, the Company will cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held for the purpose of voting on the approval and adoption of this Agreement and the Merger; provided that the Company will not hold the Company Stockholder Meeting, and if the Company Stockholder Meeting has been called, the Company will adjourn the Company Stockholder Meeting, until such time (the “Condition Satisfaction Time”), in the reasonable judgment of Unit and the Company, all conditions to the Closing (other than the condition set forth in Section 9.1(a)) have been satisfied or (to the extent legally permissible) waived (by the applicable party) or are then capable of being satisfied (assuming that all references to the Closing Date contained in Sections 9.2(a) and 9.3(a) are deemed to be references to the date of the Condition Satisfaction Time). Except as provided in the next sentence, the Board of Directors of the Company will recommend approval and adoption of this Agreement and the Merger by the Company’s stockholders. The Board of Directors of the Company will be permitted (i) not to recommend to the Company’s stockholders that they give the Company Stockholder Approval or (ii) to withdraw or modify in a manner adverse to Unit its recommendation to the Company’s stockholders that they give the Company Stockholder Approval, only if (v) the Company has received a Superior Proposal (defined in Section 7.7), (w) the Board of Directors of the Company determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of the Superior Proposal, failure to so withdraw or modify its recommendation would be reasonably likely to be inconsistent with fulfilling its fiduciary duty to stockholders under applicable law, (x) five business days have elapsed following delivery by the Company to Unit of written notice advising Unit that the Board of Directors of the Company has resolved to so withdraw or modify its recommendation, specifying the material terms and conditions of the Superior Proposal and identifying the Person making the Superior Proposal, (y) the Company has given Unit the opportunity to propose revisions to the terms of this Agreement in response to the Superior Proposal and negotiated in good faith with Unit with respect to the proposed revisions, if any, and (z) the Company has complied with its obligations set forth in Section 7.7 in all material respects; provided, however, that in the case of (i) and (ii) above, the Company will nevertheless submit this Agreement and the Merger to the holders of shares of Company Common Stock for approval at the Company Stockholder Meeting unless this Agreement will have been terminated in accordance with its terms prior to the date of the Company Stockholder Meeting. In connection with the Company Stockholder Meeting, the Company (i) will prepare the Proxy Statement as described in Section 6.3 of this Agreement and will prepare all other materials for the Company Stockholder Meeting, and (ii) will mail to its stockholders the Proxy Statement and all other proxy materials for the Company Stockholder Meeting in sufficient time prior to the Company Stockholder Meeting to comply with applicable law, including applicable rules and regulations of the Commission, (iii) will use its best efforts, subject to the immediately preceding sentence, to obtain the Company Stockholder Approval and (iv) will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting.

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Section 5.3    Resignation of Company Directors.    In order to fulfill the requirements of Section 2.3, the Company will (i) cause each director and officer of the Company to deliver a written resignation to the Company effective at the Effective Time and (ii) cause the vacancies resulting from such resignations to be filled by persons who are directors and officers of Merger Subsidiary immediately prior to the Effective Time.

Section 5.4    Termination of Employee Benefit Plans.    The Company agrees to terminate, on or prior to Closing, all Company Benefit Plans.

ARTICLE 6.

COVENANTS OF UNIT

Unit agrees that:

Section 6.1    Conduct of Unit.    From the date of this Agreement until the Effective Time, Unit will not, and will not permit any of its Subsidiaries to, take any action which would prevent, materially delay or materially impede the consummation of the Merger.

Section 6.2    Obligations of Merger Subsidiary.    Unit will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.3    Proxy Statement.    Unit will cooperate with the Company in the preparation of the proxy statement of Company (the “Proxy Statement”) with respect to the Merger. Unit agrees that none of the information supplied or to be supplied by Unit for inclusion or incorporation by reference in the Proxy Statement at the time of mailing thereof will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Unit will be deemed to have been supplied by Unit and information concerning or related to Company will be deemed to have been supplied by Company. No amendment or supplement to the Proxy Statement will be made by the Company without the approval (not to be unreasonably delayed, withheld or denied) of Unit. The Company will timely provide copies to Unit of all correspondence and other documents from or to the Commission or other regulatory authorities relating to the Merger.

ARTICLE 7.

COVENANTS OF UNIT AND THE COMPANY

The parties hereto agree that:

Section 7.1    Commercially Reasonable Efforts.

(a) Subject to Sections 5.2, 6.3, 7.1(b) and 7.1(c), Company and Unit will each cooperate with the other and use (and will cause their respective Subsidiaries to use) their respective best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this

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Agreement. Subject to applicable laws relating to the exchange of information, the Company and Unit will have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and its Subsidiaries or Unit and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

(b) Without limiting Section 7.1(a), Unit and the Company will, subject to Sections 7.1(c):

(i) each use its commercially reasonable efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the End Date (as defined in Section 10.1(b)(i)), including without limitation defending through litigation on the merits any claim asserted in any court by any Person; and

(ii) each use its commercially reasonable efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date).

(c) Notwithstanding anything else contained herein, the provisions of this Section 7.1 will not be construed to require any party to undertake any efforts or to take any action if such efforts or action would, or would reasonably be expected to, result in a Material Adverse Effect on Unit and its Subsidiaries (including the Company and its Subsidiaries), taken as a whole, at or after the Effective Time.

Section 7.2    Certain Filings.    The Company and Unit will cooperate with one another (a) in connection with the preparation of the Company Proxy Statement, (b) in determining whether any action by or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 7.3    Access to Information.    From the date of this Agreement until the Effective Time, to the extent permitted by applicable law, the Company and Unit will upon reasonable request give the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party and its Subsidiaries during normal business hours, furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct its own employees, counsel and financial advisors to cooperate with the other party in its investigation of the business of the Company or Unit, as the case may be; provided that no investigation of the other party’s business will affect any representation or warranty given by either party hereunder. All information obtained by Unit or the Company pursuant to this Section 7.3 will be kept confidential in accordance with, and will otherwise be subject to the terms of, the Confidentiality Agreement dated September 6, 2002 between Unit and the Company (the “Confidentiality Agreement”).

Section 7.4    Public Announcements.    Unit and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated in this Agreement and will not issue any press release or make any public statement without the prior consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, any press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making the release or statement has used its reasonable best efforts to consult with the other party.

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Section 7.5    Further Assurances.    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 7.6    Notices of Certain Events.

(a) The Company and Unit will promptly notify the other party of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

(ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

(b) The Company and Unit will promptly notify the other party of any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

(c) Each of the Company and Unit will give prompt written notice to the other party of any (i) breach of any of its own representations, warranties or covenants, and (ii) any event, development or occurrence which takes place after the date hereof which would have been required to be disclosed on any Disclosure Schedule had such event, development or occurrence taken place on or prior to the date hereof. No disclosure by any Party pursuant to this Section 7.6(c), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant. In furtherance of the foregoing, each Party will promptly notify the other Parties of:

(i)  any notice or other communication of which such Party has knowledge from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)  any notice or other communication of which such Party has knowledge from any governmental authority in connection with the transactions contemplated by this Agreement; and

(iii)  any actions commenced or to the knowledge of a Party, threatened against, relating to, involving or otherwise affecting, the Company or Unit which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of the transactions contemplated by this Agreement.

Section 7.7    No Solicitation

(a) The Company and its Subsidiaries will not, and the Company will direct and use reasonable efforts to cause its Subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal (including without limitation by amending, or granting any waiver under, the Company Rights Agreement) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or disclose any nonpublic information or afford access to properties, books or records to, any Person that has made, or to such party’s knowledge, is considering making, any Acquisition Proposal. Nothing contained in this Agreement will prevent the Board of Directors of the Company from complying with Rule 14e-2 under the Exchange Act or other applicable law with regard to an Acquisition Proposal; provided that the Board of Directors of the Company will not recommend that the

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stockholders of the Company tender their shares in connection with a tender offer or exchange offer except to the extent that, after receiving a Superior Proposal, the Company’s Board of Directors determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of such Superior Proposal, failure to make such a recommendation would be reasonably likely to be inconsistent with fulfilling its fiduciary duties to the Company’s stockholders under applicable law and will have complied with the procedure set forth in Section 5.2, to the extent applicable. Despite anything to the contrary in this Agreement, prior to the date of approval of this Agreement and the Merger by the stockholders of the Company, the Company may (A) furnish information and access (but only in response to a request for information or access), to any Person making an Acquisition Proposal to the Board of Directors of the Company, after the date of this Agreement which was not knowingly encouraged, solicited or initiated by the Company, or any of its affiliates or any director, employee, representative or agent of the Company, or any of its respective Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) on or after the date of this Agreement and (B) may participate in discussions and negotiate with such Person concerning the Acquisition Proposal, if and only if, in any case set forth in clause A or B of this paragraph, (i) the Board of Directors of the Company concludes in good faith, after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that the Acquisition Proposal is reasonably likely to result in a Superior Proposal with respect to the Company, (ii) the Company complies with all of its obligations under this Agreement, and (iii) the Board of Directors of the Company receives from the Person making the Acquisition Proposal an executed confidentiality agreement the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects (x) no less favorable to the Company or Unit, as applicable, and (y) no less restrictive to the Person making such Acquisition Proposal than those contained in the Confidentiality Agreement.

(b) The Company will (A) promptly (and in no event later than 48 hours after receipt of an Acquisition Proposal) notify (which notice will be provided orally and in writing and will identify the Person making the Acquisition Proposal and set forth the material terms thereof) Unit after receipt of an Acquisition Proposal, any indication of which it has knowledge that any Person is considering making an Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that has made, or to the Company ‘s knowledge may be considering making, an Acquisition Proposal, and (B) will keep Unit informed of the status of any such Acquisition Proposal or request. The Company (x) will, and will cause its Subsidiaries to, immediately cease and cause to be terminated and will use reasonable best efforts to cause its and their officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date of this Agreement with any Persons with respect to any Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” means any bona fide written offer or proposal for, or any written indication of interest in, any (i) direct or indirect acquisition or purchase of any business or assets of the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes 10% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 10% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 10% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 10% or more the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 10% or more of the net revenue, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal for or in respect of at least a majority of the outstanding shares of Company Common Stock (i) on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with, and taking into account the advice of, a

23

financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby and (ii) that constitutes a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

(c) The Company agrees that it will take the necessary steps promptly to inform its Subsidiaries and its officers, directors, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in this Section 7.7.

Section 7.8    Takeover Statutes.    If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated in this Agreement, each of the parties and its Board of Directors will grant such approvals and take all such actions as are legally permissible so that the transactions contemplated in this Agreement may be consummated as promptly as practicable on the terms contemplated in this Agreement and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated in this Agreement.

Section 7.9    Revision to Agreement.    In the event that stockholders of the Company fail to approve this Agreement at a meeting (or any adjournment or postponement thereof) at which such stockholders considered and voted on this Agreement, the parties will negotiate in good faith for at least 20 days to attempt to revise the structure and terms of the Merger to allow the combination of the respective businesses of Unit and the Company on terms they regard as likely to be approved by such stockholders.

ARTICLE 8.

ADDITIONAL AGREEMENTS

Section 8.1    Indemnification.

(a) From and after the Effective Time, Unit will and will cause the Surviving Corporation to continue to indemnify, defend and hold harmless the officers, directors and employees of the Company and its Subsidiaries who were such at any time prior to the Effective Time (the “Indemnified Parties”) from and against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law, and the Indemnified Parties will be advanced expenses subject to a customary reimbursement agreement, all in accordance with the terms and provisions of the Company’s bylaws and articles of incorporation and any indemnification agreements in effect. All rights to indemnification existing in favor of the directors, officers or employees of Company and its Subsidiaries as provided in Company’s Articles of Incorporation or Bylaws, as in effect as of the date of this Agreement, with respect to matters occurring through the Effective Time, will survive the Merger and will continue in full force and effect thereafter. After the Effective Time, Unit will cause the Surviving Corporation to maintain in effect for the full term set forth in the policy the current policies of directors’ and officers’ liability insurance maintained by Company; provided, however, that Unit may substitute therefor policies of at least the same coverage (with carriers comparable to Company’s existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties, such substitute policies to be approved in advance by the chief executive officer of the Company serving at the date of this Agreement or his designee, such approval to not be unreasonable withheld.

(b) Unit covenants with the Company and its employees, officers and directors that after the Effective Time, Unit will not allow the the Surviving Corporation to assign or transfer all or substantially all its assets, other than in the ordinary course of its business, unless the acquiring party assumes the indemnity obligations hereunder related to the employees, officers and directors of the Company.

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(c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

Section 8.2    Additional Agreements.

(a) Subject to the terms and conditions herein provided, each of the parties hereto agrees diligently to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other related documents (the “Transaction Documents”) as soon as reasonably practical, including to:

(i) obtain all necessary waivers, consents and approvals,

(ii) effect all necessary registrations and filings,

(iii) lift any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and

(iv) otherwise promptly satisfy the conditions set forth in Article 9.

(b) Company will give prompt notice to Unit and Unit will give prompt notice to Company of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

(ii) any notice or other communication from any governmental entity in connection with the transactions contemplated by the Transaction Documents.

(c) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the other Transaction Documents, the proper officers and/or directors of Unit and Company will use their reasonable best efforts to take all such necessary action.

Section 8.3    Advice of SEC Filings.    Company and Unit will promptly provide each other (or their respective counsel) copies of all filings made by such party with the Commission or any other governmental entity in connection with this Agreement and the transactions contemplated hereby and other Transaction Documents and the transactions contemplated thereby.

Section 8.4    Expenses.    Each party hereto will pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger will be consummated, except that the fee for filing the Proxy Statement with the Commission and the costs and expenses associated with printing and mailing the Proxy Statement and complying with any applicable state securities or “blue sky” laws will be borne by the Company, and except as otherwise specifically provided for in this Agreement.

ARTICLE 9.

CONDITIONS TO THE MERGER

Section 9.1    Conditions to the Obligations of Each Party.    The obligations of the Company, Unit and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

(a) this Agreement and the Merger will have been approved and adopted by the stockholders of the Company in accordance with Texas Law;

(b) any applicable waiting period under the HSR Act relating to the Merger will have expired;

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(c) no provision of any applicable law or regulation and no judgment, injunction, order or decree (i) will prohibit or enjoin the consummation of the Merger or (ii) if not complied with, will have or be reasonably likely to have a Material Adverse Effect on Unit (including the Surviving Corporation) after the Effective Time;

(d) neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice, as the case may be, will have, as a condition to its approval of the Merger and the other transactions contemplated by this Agreement, required Unit to take any action which, individually or in the aggregate, would result in, or be reasonably likely to result in, a Material Adverse Effect on Unit (including the Surviving Corporation) after the Effective Time;

(e) there will not be instituted or pending any action or proceeding by any governmental authority (whether domestic, foreign or supranational) before any court or governmental authority or agency, domestic, foreign or supranational, seeking to (i) restrain, prohibit or otherwise interfere with the ownership or operation by Unit or any Subsidiary of Unit of all or any portion of the business of the Company or any of its Subsidiaries or of Unit or any of its Subsidiaries or to compel Unit or any Subsidiary of Unit to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of Unit or any of its Subsidiaries, (ii) to impose or confirm limitations on the ability of Unit or any Subsidiary of Unit effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including, without limitation, the right to vote any shares of Company Common Stock (or shares of stock of the Surviving Corporation) on any matters properly presented to stockholders or (iii) seeking to require divestiture by Unit or any Subsidiary of Unit of any shares of Company Common Stock (or shares of stock of the Surviving Corporation);

(f) there will not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Merger and the other transactions contemplated under this Agreement (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, which, individually or in the aggregate, would result in, or would be reasonably likely to result in, a Material Adverse Effect on Unit (including the Surviving Corporation) after the Effective Time;

(g) all required approvals or consents of any governmental authority, including the Commission (whether domestic, foreign or supranational) in connection with the Merger and the consummation of the other transactions contemplated hereby will have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, will have expired) unless the failure to receive any such approval or consent would not and would not be reasonably expected to result in a Material Adverse Effect on Unit (including the Surviving Corporation) after the Effective Time and (ii) all such approvals and consents which have been obtained will be on terms which, individually or in the aggregate, would not result in, or would not be reasonably likely to result in, a Material Adverse Effect on Unit (including the Surviving Corporation) after the Effective Time; and

(h) there has not occurred and is continuing as of the Effective Time: (i) any general suspension of trading in, or general limitation on prices for, securities on any United States national securities exchange; (ii) a declaration of a general banking moratorium or any general suspension of payments in respect of banks in the United States; or (iii) in the case of any of the foregoing existing as of the date of this Agreement, any material acceleration or worsening thereof.

Section 9.2    Conditions to the Obligations of Unit and Merger Subsidiary.    The obligations of Unit and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

(a) (i) the Company will have performed all of the obligations it is required to have performed on or before the Closing Date, (ii) the representations and warranties of the Company contained in this Agreement and in any

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certificate or other writing delivered by the Company under this Agreement will be true and correct when made and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company, and (iii) Unit will have received a certificate signed by an executive officer of the Company to the foregoing effect;

(b) since the date of this Agreement, there will not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, would have, or would be reasonably likely to have, a Material Adverse Effect on the Company;

(c) since the date of this Agreement, there will not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company;

(d) the Company will have repatriated from Canada an amount of not less than $38,700,000 Canadian;

(e) Dissenting Shares will not exceed five percent (5%) of the outstanding Company Common Stock;

(f) The Voting Agreement have been entered into among Unit and St. Paul Fire and Marine Insurance Company no later than 6 business days from the date of this Agreement) and all of the Voting Agreements will remain in full force and effect and no shareholder of the Company shall be in material default thereunder; and

(g) All of the outstanding stock options for the purchase of the Company’s common stock shall have been exercised in full and the exercise prices payable under the terms of each such option shall have been paid in full or such payment shall have been provided for in a manner acceptable to Unit.

Section 9.3    Conditions to the Obligations of the Company.    The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

(a) (i) Unit will have performed all of the obligations it is required to have performed on or before the Closing Date, (ii) the representations and warranties of Unit contained in this Agreement and in any certificate or other writing delivered by Unit under this Agreement will be true and correct when made and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date, except where the failure of such representations to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth herein) would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Unit and (iii) the Company will have received a certificate signed by an executive officer of Unit to the foregoing effect; and

(b) since the date of this Agreement, there will not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, would have, or would be reasonably likely to have, a Material Adverse Effect on Unit.

Article 10.

TERMINATION

Section 10.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (despite the obtaining of the Company Stockholder Approval):

(a) by mutual written consent of the Company and Unit;

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(b) by either the Company or Unit:

(i) if the Merger has not been consummated by December 31, 2003 (the “End Date”); provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of any of the conditions set forth in Sections 9.1(b), 9.1(f), 9.1(g) and 9.1(h) and (y) all other conditions in Article 9 have theretofore been satisfied or (to the extent legally permissible) waived or are then capable of being satisfied, the End Date will be March 15, 2004; provided further that the right to terminate this Agreement under this Section 10.1(b)(i) will not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the End Date; or

(ii) if the Company Stockholder Approval will not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

(c) by either the Company or Unit, if there will be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Unit or the Company from consummating the Merger is entered and such judgment, injunction, order or decree will become final and nonappealable;

(d) by Unit, if the Board of Directors of the Company will have failed to recommend or withdrawn or modified or changed in a manner materially adverse to Unit its approval or recommendation of this Agreement or the Merger, or will have failed to call and hold the Company Stockholder Meeting in accordance with Section 5.2, or will have recommended a Superior Proposal (or the Board of Directors of the Company will resolve to do any of the foregoing);

(e) by either Unit or the Company, if there will have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 9.2(a) (in the case of a breach by the Company) or Section 9.3(a) (in the case of a breach by Unit), and in any such case such breach will be incapable of being cured or, if capable of being cured, will not have been cured within 30 days after written notice thereof will have been received by the party alleged to be in breach; or

(f) by Unit if the Final Working Capital of the Company as of June 30, 2003 is determined to be $1,500,000 or more less than the Base Statement amount set forth in Section 10.3(a) below, and by the Company if the Final Working Capital of the Company as of June 30, 2003 is $1,500,000 or more greater than the Base Statement amount set forth in Section 10.3(a) below, in either case, as determined in accordance with Section 10.3 below.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 10.1 will give written notice of such termination to the other party in accordance with Section 11.1, specifying the provision of this Agreement pursuant to which such termination is effected.

Section 10.2    Effect of Termination.    If this Agreement is terminated under Section 10.1, this Agreement will become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 10.2, in Section 11.4, 11.5 and 11.6 of this Agreement and in the Confidentiality Agreement will survive the termination of this Agreement and (b) if this Agreement is terminated under Section 10.1(e) then the breaching party will pay to the non-breaching party the sum of $3,000,000 by way of liquidated damages and not as a penalty. Upon payment of such amount, each party shall be fully released and discharged from any and all liabilities, damages or obligations resulting from its failure to close the transactions contemplated by this Agreement and for any breach of the terms of this Agreement giving rise thereto.

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Section 10.3    Final Working Capital.

(a) The Working Capital of the Company as determined at June 30, 2003 for purposes of this Agreement is set forth on Exhibit C hereto (the “Base Statement”). This amount is based upon certain estimates and forecasts and, at the date of this Agreement, is equal to $89,017,943.61. Prior to Closing, it is expected that the actual amounts of the estimates and forecasts made in preparing the Base Statement may be determined and the Working Capital of the Company as reflected on the Base Statement will be adjusted as provided in this Section 10.3.

(b) For purposes of this Agreement,

(i) The term “Working Capital” shall mean Current Assets less Current Liabilities as of June 30, 2003, as set forth on the Base Statement, subject to the adjustments set forth below, but excluding the Excluded Items.

(ii) The term “Current Assets” shall mean the dollar value of the types of current assets of the Company described in the Base Statement as of the relevant date of determination.

(iii) The term “Current Liabilities” shall mean the dollar value of the types of current liabilities of the Company described in the Base Statement as of the relevant date of determination.

(iv) The term “Excluded Items” shall mean the amounts receivable or payable by the Company with respect to the matters listed in Section 1.2(c) above with respect to which amounts were included in the Escrowed Amount.

(c) As soon as reasonably practicable after the date of this Agreement, but in no event more than 20 days from the date of this Agreement, Unit and the Company will complete their respective reviews of the Base Statement. Representatives of each party and its independent accountants or other advisors or representatives will have the opportunity to examine the books and records, work papers, and other information used by the Company in connection with the preparation of the Base Statement.

(i) If either party believes that an adjustment to the Base Statement is warranted or otherwise objects to the amounts reflected thereon, that party will deliver to the other party a written notice of objection (an “Objection Notice”) within the time provided for in Section 10.3(c). However, there shall be no adjustment for an increase or decrease in the valuation of the exchange rate for the Canadian funds provided for on the Base Statement.

(ii) The “Final Working Capital” will be:

(A) if no Objection Notice is delivered within the period specified above, the Working Capital reflected in the Base Statement, or

(B) if an Objection Notice is delivered, the adjusted Working Capital as reflected in the Base Statement as modified in accordance with:

(C) the agreement of the parties and

(D) the resolution set forth in the written report of the Accounting Firm pursuant to Section 10.3(d).

(d) Any Objection Notice shall specify in reasonable detail the basis for the objection and the adjustments to the Base Statement. If an Objection Notice is given, the parties shall consult with each other in good faith with respect to all issues raised by the Objection Notice. If the parties are unable to reach agreement on all disputed issues within 10 days after an Objection Notice has been delivered, any unresolved issues may be referred by either party to KPMG LLP or, if such firm is unable or unwilling to serve, another nationally recognized firm of independent public accountants reasonably satisfactory to both Unit and the Company (which firm will not have any material relationship with Unit or the Company) (the “Accounting Firm”). The Accounting Firm will be directed to resolve all disputed issues in accordance with the terms of this Agreement and to render a written report on its resolution as promptly as practicable. Unit and the Company shall make readily available to the

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Accounting Firm all books and records relating to the items reasonably requested by the Accounting Firm. In resolving the dispute, the Accounting Firm shall consider only those items or amounts on which the Parties have disagreed. The Accounting Firm will, acting as experts and not as arbitrators, resolve only those issues in dispute referred to it for resolution. The resolution of the dispute by the Accounting Firm will be final and binding on the parties. The fees and expenses of the Accounting Firm will be borne equally by the Company, on the one hand, and Unit, on the other hand.

ARTICLE 11.

MISCELLANEOUS

Section 11.1    Notices.    All notices, requests and other communications to any party hereunder will be in writing (including facsimile or similar writing) and will be given,

if to Unit or Merger Subsidiary, to:

Unit Corporation

1000 Kensington Tower I

7130 South Lewis

Tulsa, Oklahoma 74136

Attention: President

Telephone No.: 918-493-7700

Fax No.: 918-493-7711

with copies to:

Mark E. Schell

General Counsel

Unit Corporation

1000 Kensington Tower I

7130 South Lewis

Tulsa, Oklahoma 74136

Telephone No.: 918-493-7700

Fax No.: 918-493-7711

And

if to the Company, to:

PetroCorp Incorporated

6733 South Yale Avenue

Tulsa, Oklahoma 74136

Attention: President

Telephone No.: 918-491-4500

Fax No.: 918-491-4584

with copies to:

John R. Barker

Stephen W. Lake

Gable & Gotwals

100 W. 5th Street, Suite 1100

Tulsa, Oklahoma 74103-4217

Telephone No.: 918-595-4800

Fax No.: 918-595-4990

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or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication will be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

Section 11.2    Non-Survival of Representations and Warranties.    The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto will not survive the Effective Time or the termination of this Agreement.

Section 11.3    Amendments; No Waivers.

(a) Any provision of this Agreement (including any Exhibits and Schedules) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Unit and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver will, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any term of the certificate of incorporation of Unit.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.4    Expenses.    Except as may otherwise be provided in this Agreement all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such cost or expense.

Section 11.5    Company Termination Fee.    If:

(i) Unit terminates this Agreement pursuant to Section 10.1(d), or

(ii) either the Company or Unit terminates this Agreement pursuant to Section 10.1(b)(ii) and prior to the Company Stockholder Meeting an Acquisition Proposal relating to the Company has been made to the Company or to the stockholders of the Company by any Person; or

(iii) any Person will have made to the Company or to the stockholders of the Company an Acquisition Proposal relating to the Company and thereafter this Agreement is terminated pursuant to Section 10.1(b)(i);

then in any case described in clause (i), (ii), or (iii) the Company will pay to Unit (by wire transfer of immediately available funds) $3,000,000 not later than the date of termination of this Agreement. The payment of such $3,000,000 shall be liquidated damages and not as a penalty. Upon payment of such amount, each party shall be fully released and discharged from any and all liabilities, damages or obligations resulting from its failure to close the transactions contemplated by this Agreement and for any breach of the terms of this Agreement giving rise thereto.

Section 11.6    Successors and Assigns.    The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

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Section 11.7    Governing Law.    This Agreement will be construed in accordance with and governed by the law of the State of Oklahoma, without regard to principles of conflicts of law.

Section 11.8    Jurisdiction.    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated in this Agreement may be brought in any federal or state court located in the State of Oklahoma, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 will be deemed effective service of process on such party.

Section 11.9    Waiver of Jury Trial.    EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES

Section 11.10    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto will have received counterparts of this Agreement signed by all of the other parties hereto.

Section 11.11    Entire Agreement.    This Agreement (including the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and thereof. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

Section 11.12    Captions.    The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation of this Agreement.

Section 11.13    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PETROCORP INCORPORATED

By:	s/ Gary Christopher

Name: Gary Christopher
Title: President

UNIT CORPORATION

By:	s/ Larry D. Pinkston

Name: Larry D. Pinkston
Title: President

UNIT ACQUISITION COMPANY.

By:	s/ Larry D. Pinkston

Larry D. Pinkston
Title: President

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APPENDIX B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”), dated as of             , 2003 among Bank of Oklahoma, N.A., a national banking association (“Escrow Agent”), PetroCorp Incorporated, a Texas corporation (“PetroCorp”), Gary R. Christopher and Steven R. Berlin, as representatives of the Former Shareholders of PetroCorp (the “Representatives”) and Unit Corporation, a Delaware corporation (“Unit”).

RECITALS:

A.  PetroCorp and Unit are parties to that certain Agreement and Plan of Merger dated August 14, 2003, as may be amended from time to time (as so amended, the “Merger Agreement”);

B.  The Merger Agreement provides for the establishment of an escrow fund out of a portion of the cash proceeds otherwise payable to the holders of PetroCorp Common Stock (who are referenced in this Agreement from time to time as the Former Shareholders of PetroCorp) at the Closing of the Merger from which certain liabilities, contingent liabilities or obligations of PetroCorp pursuant to the Section 1.2(d) of the Merger Agreement will be paid; and

C.  The parties hereto desire to establish such an escrow on the terms and conditions hereinafter set forth.

NOW, in consideration of the premises and of the covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Capitalized Terms.    Capitalized terms used herein that are not otherwise defined herein will have the same meaning as in the Merger Agreement;

2.  Appointment of Escrow Agent.    PetroCorp, the Representatives and Unit hereby appoint and designate Bank of Oklahoma, N.A. as the Escrow Agent for the purposes set forth in this Agreement, and Bank of Oklahoma, N.A. hereby accepts such appointment, all on the terms and subject to the conditions of this Agreement.

3.  Deposit of Escrowed Amount.    Simultaneously with the Closing of the Merger Agreement, Unit will cause to be deposited directly with Escrow Agent the Escrowed Amount of $6,500,000 [or, such lesser amount as may be required if any of the matters subject to the Escrow Account have been resolved prior to Closing based upon the allocated values for each matter as described on the attached Exhibit A]. Escrow Agent will deposit the Escrowed Amount it receives in an account to be entitled “PetroCorp Escrow Account.” Escrow Agent will invest the Escrowed Amount only upon joint or substantially identical written instructions of the Representatives and Unit, and such investments will be limited to interest bearing bank accounts, including savings accounts and bank money-market accounts, short-term certificates of deposit issued by a bank, short-term securities issued or guaranteed by the United States government, or such other investments as may be instructed by joint or substantially identical written instructions from the Representatives and Unit. Any such investments and any interest, dividends or other amounts received by the Escrow Agent in respect thereof will be deemed at all times part of the Escrowed Amount. None of Escrow Agent, Unit or the Representatives will be liable for any loss on any investments made in accordance with this Agreement or such written instructions. Copies of all investment instructions delivered to the Escrow Agent will also be sent to the Representatives and Unit. Copies of all account statements will be sent by Escrow Agent to each of the Representatives and Unit.

4.  Disbursements During Term of Agreement.    Escrow Agent will promptly disburse and deliver the Escrowed Amount in accordance with any of (a) joint or substantially identical written instructions executed by Unit and the Representatives; (b) a nonappealable order of a court of competent jurisdiction; or (c) pursuant to

Section 5 of this Agreement, a written notice executed by Unit that PetroCorp is entitled to funds under Article I of the Merger Agreement (such a notice as described in this item (c) being referred to as a “PetroCorp Disbursement Instruction”). When used with respect to a disbursement by Escrow Agent in this Agreement, “promptly” means within five business days. A “business day” means a day on which federal banking institutions are open in the State of Oklahoma.

5.  PetroCorp Disbursement Instruction.    Each PetroCorp Disbursement Instruction will contain the following information: (a) a reference to this Agreement and the PetroCorp Escrow Account, (b) the portion of the Escrowed Amount to be disbursed to PetroCorp pursuant to the notice, (c) instructions as to the method and destination of disbursements (e.g., wire transfer instructions), and (d) a summary statement of the event or condition that has occasioned the delivery of the PetroCorp Disbursement Instruction. Escrow Agent will not be responsible for evaluating the truth or sufficiency of the summary statement referred to in clause 5(d) above. Unit will send a copy of any PetroCorp Disbursement Instruction to the Representatives at the same time it sends the PetroCorp Disbursement Instruction to Escrow Agent. If, after five business days from the date the PetroCorp Disbursement Instruction was received by the Representatives, Escrow Agent has not received a written notice from the Representatives setting forth their objection to the disbursement and the reasons for their objections (“Objection Notice”), then Escrow Agent will promptly disburse the applicable portion of the Escrowed Amount in accordance with PetroCorp Disbursement Instruction. The Representatives will deliver to Unit a copy of any Objection Notice at the same time the Objection Notice is delivered to Escrow Agent. If Escrow Agent receives an Objection Notice within the 5-day period, then Escrow Agent will not make the disbursement until (1) Escrow Agent receives joint or substantially identical written authorization to do so executed by Unit and either of the Representatives, or (2) Escrow Agent receives a nonappealable order to do so from a court of competent jurisdiction.

6.  Term of Agreement; Disbursements.    This Agreement will become effective as of the date first mentioned above and continue in force until 5:00 p.m., Tulsa, Oklahoma time on the 30th day after the 5th anniversary of the initial deposit of funds into the PetroCorp Escrow Account, at which time, all of the remaining Escrowed Amount, net of any amounts due Escrow Agent for the portion of Escrow Agent’s expenses to be paid as provided in Section 7, will be disbursed to Unit; provided, however, that if on the termination date, Unit and the Representatives agree that the Escrowed Amount exceeds the amount allocable to the then outstanding matters or claims under the Merger Agreement as described on Exhibit A hereto, as the same may have been amended or modified by mutual agreement of Unit and the Representatives, any such excess will be disbursed as directed by the Representatives for distribution to the Former Shareholders of PetroCorp. Upon disbursement of all of the Escrowed Amount in accordance with this Agreement, Escrow Agent’s responsibilities will terminate. The term “Former Shareholders” means those shareholders who were holders of PetroCorp Common Stock at the Effective Time of the Merger.

7.  Fees of Escrow Agent.    Escrow Agent will be paid a fee of $5,000 per year for its services hereunder. Such fees will be paid entirely by Unit. Any cost reimbursements payable to the Escrow Agent (including attorneys’ fees) will be paid from the Escrowed Amount.

8.  Responsibilities of Escrow Agent.    Escrow Agent will have no responsibility except for the custody, safekeeping and delivery of the Escrowed Amount in accordance with this Agreement and will not be required to take any action pertaining to the Escrowed Amount or this Agreement other than as set forth in this Agreement. Escrow Agent will not be liable for any act done or omitted to be done by it under this Agreement or in connection with the Escrowed Amount (including its own negligent acts), except as a result of Escrow Agent’s gross negligence or willful misconduct. Escrow Agent is not a party to, is not bound by and does not need to consider (even though it may have knowledge of) the terms or provisions of any agreement or undertaking by, between or among Unit and the Representatives or any other third party (other than this Agreement and any instructions or notices it receives hereunder). Unit and the Representatives covenant that they will not commence any action against Escrow Agent, at law, in equity or otherwise, as a result of any action taken or omitted by Escrow Agent pursuant to this Agreement or for any disbursement made as authorized herein except in

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connection with the gross negligence or willful misconduct of Escrow Agent. Escrow Agent will have no duty to determine or inquire into any happening or occurrence, or any performance or failure of performance of Unit and the Representatives or of any third party respecting agreements or arrangements among them or with any other party. If any question, dispute or disagreement arises among any one or more of the parties hereto and/or any other party respecting the Escrowed Amount, the proper interpretation of this Agreement, the duties of Escrow Agent hereunder or the rights of the parties or any such third parties to this Escrow Agreement, Escrow Agent will not be required to act and will not be held liable for its refusal to act until such question, dispute or disagreement is finally resolved. In addition, Escrow Agent will have the absolute right in its discretion to do either or both of the following:

(a) withhold and stop all further performance under this Agreement until Escrow Agent is satisfied, by receipt of a written document in form and substance reasonably satisfactory to Escrow Agent and executed and binding upon all interested parties hereto or otherwise, that the question, dispute or disagreement has been resolved and that Escrow Agent will be released from any further liability with respect thereof; or

(b) file suit and obtain by final judgment an order, settlement or instructions satisfactory to it as to the disbursement, if any, of any Escrowed Amount and binding all interested parties.

Escrow Agent will not be required to post a bond in connection with any services under this Agreement. Escrow Agent may consult with counsel of its own choice, be reimbursed for such expenses, and will have full and complete authorization and protection for any action it takes or suffers in good faith under this Agreement in accordance with the opinion of such counsel (who will not be counsel for Unit or the Representatives).

9.  Reliance by Escrow Agent.    Escrow Agent may rely and will be protected in acting or refraining from acting in reliance upon written notice, instruction or request furnished to it under this Agreement which it believes to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as correct without any affirmative duty of investigation.

10.  Resignation of Escrow Agent.    Escrow Agent may resign and be discharged from its duties or obligations under this Agreement by giving written notice of its resignation specifying an effective date at least 30 days after the date of its notice. Escrow Agent will deliver the Escrowed Amount to a new Escrow Agent named in a joint or substantially identical written notice from Unit and the Representatives. If the old Escrow Agent receives no such notice within 30 days after delivery of its resignation notice, it may deposit the Escrowed Amount into the registry of a court of competent jurisdiction.

11.  Allocation and Payment of Disbursements.    The Escrow Agent will use the address for Unit, the Exchange Agent and the Representatives set forth in Section 15 for notices and disbursements and all other purposes pertaining to this Agreement, unless otherwise notified in writing by Unit and the Representatives.

12.  Taxation and Reporting of Income and Expense.    For federal income tax and state tax purposes, all interest or other income earned on funds or property subject to this Agreement will be allocated to and reported by the recipient of the interest or other income. No partnership or joint venture will be created by this Agreement, and no partnership tax return will be filed with respect to this Agreement.

13.  Substitute Escrow Agent.    Escrow Agent agrees that Unit and the Representatives may at any time, by joint or substantially identical written instructions (setting forth the name and address of a substitute Escrow Agent), remove Escrow Agent as escrow agent under this Agreement. Upon receipt of a notice, Escrow Agent will promptly deliver to the person named in the notice, at the address set forth in the notice, all Escrowed Amount, at which time its responsibility under this Agreement will terminate.

14.  Duties, Obligations and Rights of Representatives.    Unit and the Representatives agree that the Representatives have become parties to this Agreement by reason of their role as representatives of the Former Shareholders of PetroCorp and their interests as Former Shareholders of PetroCorp in ensuring the proper

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administration of the Escrowed Amount in accordance with this Agreement and the Merger Agreement. The Representatives will be entitled to reimbursement out of the Escrowed Amount for any amount of reasonable out-of-pocket expenses actually incurred in good faith by the Representatives or the Exchange Agent in making disbursements to Former Shareholders of PetroCorp to ensure the proper administration of the Escrowed Amount in accordance with this Agreement and the Merger Agreement or otherwise in carrying out their duties and responsibilities hereunder, including disbursement to the Former Shareholders of PetroCorp. In no event will the Representatives be personally liable to any other shareholders or Former Shareholders of PetroCorp (whether or not they were shareholders as of the Effective Time of the Merger) for any action taken or omitted to be taken by a Representative in connection with this Agreement, and no such shareholder will be entitled to receive as Merger Consideration under the Merger Agreement any portion of the Escrowed Amount unless, until and to the extent that some or all of the Escrowed Amount has been paid to the Exchange Agent. Upon the death, resignation or disability of a Representative, the parties will treat and give effect to any successor that may be agreed to by Unit and named in a written notice to the Escrow Agent from the remaining Representative. The Escrow Agent, Unit and PetroCorp will be entitled to rely upon the act by either of the Representatives as the act of the Representatives and any notice, instruction or other document required to be signed by the Representatives must be signed by at least one Representative.

15.  Notices; Instructions.    (a) Any notice, authorization, request or demand required hereunder will be in writing. Any party hereto will be deemed to have delivered and given any notice or other item required to be delivered under this Agreement upon the deposit thereof by Escrow Agent in the United States mail by registered or certified mail, postage prepaid, or by recognized overnight delivery service, or by facsimile, and addressed as follows:

if to Unit or PetroCorp, to:

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Attention: President

Telephone No.: 918-493-7700

Fax No.: 918-493-7711

with copies to:

Mark E. Schell

General Counsel

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Telephone No.: 918-493-7700

Fax No.: 918-493-7711

if to the Representatives, to:

Gary R. Christopher

Steven R. Berlin

6733 South Yale Avenue, Suite 500

Tulsa, Oklahoma 74136

Telephone No.: 918-491-4500

Fax No.: 918-491-4584

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with copies to:

John R. Barker

Steve Lake

Gable & Gotwals

100 W. 5th Street, Suite 1100

Tulsa, Oklahoma 74103-4217

Telephone No.: 918-595-4800

Fax No.: 918-595-4990

and, if to the Escrow Agent:

Bank of Oklahoma, N.A.

P.O. Box 2300

Tulsa, OK 74192

with copies to:

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication will be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

All instructions and authorizations on behalf of any of Unit, PetroCorp or the Representatives concerning this Agreement and the Escrowed Amount will be given in writing and, (i) in the case of Unit or PetroCorp, signed by its respective Chief Executive Officer, President or any Vice President, and, (ii) in the case of the Representatives, signed by either of the Representatives. Any notice required or authorized to be given or other action required or authorized to be taken by Unit may be given or taken by PetroCorp provided that it is still a wholly owned subsidiary at that time. Any notice addressed or sent to the Representatives shall be deemed received by them at the time of first receipt by either of them.

16.  Binding Effect.    This Agreement will inure to the benefit of, bind and be enforceable by the parties and their respective heirs, executors, administrators, personal representatives, successors, and permitted delegates and assigns. The parties will give prior notice to the other parties of any pledge, encumbrance or assignment of this Agreement or any interest in the Escrowed Amount.

17.  Counterparts.    The parties may execute this Agreement in any number of counterparts, each of which is an original, but all of which together constitute one and the same instrument.

18.  Governing Law, Severability and Venue.    All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Oklahoma. Each party acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties in connection with the negotiation and execution of this Agreement. Accordingly, the rule of contract construction that an agreement will be construed against the draftsman will have no application in the construction or interpretation of this Agreement. If any one or more of the provisions of this Agreement will be invalid, illegal or unenforceable in any respect, then the legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Any legal action relating to this Agreement will be brought only in a state court of appropriate jurisdiction sitting in Tulsa, Oklahoma. To the fullest extent permitted by applicable law, the parties waive any objection which they may now or hereafter have to the laying of venue in such courts.

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19.  Amendment.    The parties may amend or cancel this Agreement by and upon written notice signed by Unit and the Representatives to Escrow Agent at any time, but may not increase the duties and responsibilities of Escrow Agent without its written consent.

20.  Entire Agreement.    This instrument evidences the entire Agreement among Escrow Agent, Unit and the Representatives and represents a merger of all preceding agreements, if any, among the parties pertaining to the subject matter of this Agreement.

21.  Rights of Parties.    Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than Unit, PetroCorp and the Representatives (for the benefit of the Former Shareholders of PetroCorp) and their respective successors and assigns, nor will any provision give any third persons any right of subrogation or action over against any party to this Agreement.

22.  Gender and Certain References.    All undefined capitalized terms used herein will have the meaning ascribed to them in the Merger Agreement. Whenever the context requires, the gender of all words used will include the masculine, feminine and neuter and the number of all words will include the singular and plural. The headings and captions in this Agreement are solely for convenient reference and will not affect the meaning or interpretation of any section or paragraph hereof, or this Agreement. The terms “hereof,” “herein,” “herewith,” or “hereunder” refer to this Agreement as a whole and not to any particular Section, or paragraph hereof. The term “include” and derivatives thereof are used in an illustrative sense and not in a limiting sense. The term “or” is not exclusive. The phrase “substantially identical written instructions” will mean written instructions received separately from the parties referred to, but which separate written instructions contain instructions that are substantively identical though expressed in different words.

IN WITNESS WHEREOF, this Agreement is effective as of the date first set forth above.

BANK OF OKLAHOMA, N.A.

By:

Name:

Title:

PETROCORP INCORPORATED

By:

Name:

Title:

UNIT CORPORATION

By:

Name:

Title:

THE REPRESENTATIVES:

Gary R. Christopher

Steven R. Berlin

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APPENDIX C

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is entered into as of August 14, 2003 by and among UNIT CORPORATION, a Delaware corporation (“Parent”), UNIT ACQUISITION COMPANY, a Texas Corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the undersigned stockholder of PETROCORP INCORPORATED, a Texas Corporation (the “Company”), as an individual (the “Stockholder”). Capitalized terms used in this Agreement but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company (the “Merger”);

The Stockholder beneficially owns (as such term is defined pursuant to Rule 13d-3(a) promulgated under the Securities Exchange Act of 1934, as amended), such number of the Company’s Common Stock as indicated next to the Stockholder’s signature on the signature page to this Agreement;

As a condition and inducement to the Parent and Merger Sub’s willingness to enter into the Merger Agreement, the Stockholder is entering into this Agreement to cause all shares of the Company Common Stock beneficially owned by the Stockholder, whether owned as of or acquired after the date of this Agreement (the “Subject Shares”), to be voted in the manner specified in Section 1 of this Agreement.

THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

Section 1.    Voting of Subject Shares; Support of Merger.    At any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the Company’s stockholders (the “Meeting”), however called, or in connection with any action or approval by written consent of the Company’s stockholders at which a proposal is made to approve the Merger Agreement and the consummation of the Merger pursuant thereto (the “Company Proposal”), Stockholder will, in the event that Parent is unable to vote all Subject Shares pursuant to the irrevocable proxy in the form attached hereto as Annex I (the “Proxy”) at the meeting, appear at the meeting or otherwise cause all Subject Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all Subject Shares:

(a) in favor of the Company Proposal and such other matters as Parent reasonably believes are necessary to be approved under applicable law to consummate the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement; and

(b) against any actions (other than those actions that relate to the Merger and the other transactions contemplated by the Merger Agreement) that would materially adversely affect the ability of Parent to consummate the Merger without material delay, including, without limitation, the adoption or approval of any Adverse Proposal.

For purposes of this agreement, the term “Adverse Proposal” means any (a) Acquisition Proposal, (b) proposal or action that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company set forth in the Merger Agreement, or (c) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii)(1) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (2) any change in the present capitalization of the Company or any amendment of the Company’s articles of incorporation or bylaws, as amended to date; (3) any other material change in the Company’s corporate structure or business; or (4) any other action that, in the case of each of the matters referred to in clauses (iii)(1), (2) and (3) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this letter agreement and the Merger Agreement or increase the likelihood that such transactions will not be consummated. The Stockholder further irrevocably agrees (i) not to enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with or violative of the terms of this Section 1, and (ii) that such Stockholder will do all such things and take all such steps as the Parent may reasonably require be done or taken by such Stockholder to support the Merger and complete the transactions contemplated by the Merger Agreement or any amendment, supplement or modification thereof, including, without limitation, taking any action that may be necessary to call or cause the Meeting to be called and the Company Proposal to be presented at the Meeting.

Section 2.    Transfer of Subject Shares.    Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement until the termination of this Agreement pursuant to Section 6, the Stockholder will not, directly or indirectly, without the prior written consent of the Parent:

(a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise in any way dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or any other disposition of, any or all of the Subject Shares, or any interest therein, other than in a transaction in which Stockholder retains the full rights to vote the Subject Shares in accordance with this Agreement;

(b) grant any proxy or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares;

(c) take any action that would reasonably be expected to have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement or making any representation or warranty of the Stockholder contained in this Agreement untrue or incorrect; or

(d) enter into any agreement or arrangement providing for any of the actions described in clause (a), (b) or (c) above.

Section 3.    Representations and Warranties.    The Stockholder hereby represents and warrants to the Company as follows:

(a)  Ownership.    The Stockholder is, and, at all times prior to the termination of this Agreement in accordance with Section 6 of this Agreement will be, the beneficial owner of the Subject Shares. The Subject Shares constitute all of the issued and outstanding shares of the Company’s capital stock owned of record or beneficially owned by the Stockholder. The Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such power, subject to applicable securities laws and the terms of this Agreement. As of the date hereof, Stockholder does not beneficially own any securities of the Company other than Company Common Stock, as indicated next to the Stockholder’s signature on the signature page to this Agreement.

(b)  Power; Binding Agreement.    The Stockholder has all requisite legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by

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general equitable principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

(c)  No Encumbrances.    All of the Subject Shares are, and, at all times prior to the termination of this Agreement in accordance with Section 6 will be, held by the Stockholder free and clear of any encumbrance, lien, pledge, mortgage, security interest, restriction or other charge except as may be created hereby.

Section 4.    Irrevocable Proxy.    Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent the Proxy, which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Securities. Stockholder represents that such Stockholder has effectively revoked any irrevocable proxies given by such Stockholder by giving the requisite revocation to the Secretary of the Company and any proxy heretofore given in respect of such Stockholder’s Subject Shares that are not irrevocable are hereby revoked.

Section 5.    Further Assurances.    From time to time, at Parent’s reasonable request and without further consideration, the Stockholder will perform such further acts and execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 6.    Termination.    This Agreement will terminate upon the earlier to occur of (i) the date on which the Merger Agreement is terminated in accordance with the provisions of Section 10.1 of the Merger Agreement, (ii) the Effective Time and (iii) the mutual agreement in writing of the parties hereto to terminate this Agreement. Following termination, this Agreement will be of no further force and effect except that nothing herein will relieve any party from liability for any material breach of this Agreement.

Section 7.    Stock Splits, Dividends, Etc.    The Subject Shares shall be deemed to include any shares of Company Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend, stock split or other distribution, recapitalization or reclassification with respect to, or in exchange for, or in replacement of, such Subject Shares.

Section 8.    Non-Solicitation

(a) Stockholder agrees that such Stockholder will not prior to the termination of this agreement directly or indirectly,

(i)	solicit, initiate or engage in discussions or negotiations with any Person, encourage submission of any inquiries, proposals, or offers by, or take any other action intended or designed to facilitate the efforts of any Person, relating to a Acquisition Proposal;

(ii)	provide confidential information with respect to the Company or any of its Subsidiaries, or afford any access to the properties, books, or records of the same, to any Person, other than the Parent; or

(iii)	take any other action to facilitate any inquiries or the making of any proposal that constitutes or that could reasonably be expected to lead to a Acquisition Proposal or an Agreement to effect a Acquisition Proposal.

(b) Stockholder shall promptly but not later than two Business Days following receipt, advise the Parent orally and in writing of:

(i)	any written inquiry, offer or proposal which such Stockholder has reasonable grounds to believe or shall believe may lead to or relate to a Acquisition Proposal or any oral inquiry, offer or proposal specifying consideration proposed to be paid pursuant to a Acquisition Proposal, including the material terms and conditions of any such inquiry, offer or proposal and the identity of the Person making such inquiry, offer or proposal;

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(ii)	any Acquisition Proposal, including, the material terms and conditions of such Acquisition Proposal, and the identity of the Person making any such Acquisition Proposal;

(iii)	any written inquiry or proposal for material nonpublic information relating to the Company or any of its Subsidiaries by any Person other than the Parent and its Representatives which such Stockholder shall have reasonable grounds to believe, or does believe, that such Person may wish to propose or pursue a Acquisition Proposal or any oral inquiry or proposal for material nonpublic information relating to the Company or any of its Subsidiaries by any Person specifying consideration proposed to be paid pursuant to a Acquisition Proposal.

Stockholder will keep the Parent fully and timely informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal, inquiry or offer and any restrictions relating thereto and will provide the Parent with copies of any written communications between the Stockholder and any such Person. Stockholder will and will cause the Company to cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal or request.

Section 9.    Miscellaneous.

(a)  Amendments.    This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

(b)  Notices.    All notices and other communications hereunder will be in writing and will be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder will be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Stockholder, to:

with a copy to:

(ii) if to Parent:

UNIT CORPORATION

7130 S. Lewis, Suite 1000

Tulsa, OK 74136

Attention: General Counsel

Telephone: (918) 493-7700

Facsimile: (918) 493-7711

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with a copy to:

Attention:

Telephone:

Facsimile:

(iii) if to the Company, to:

PetroCorp Incorporated

6733 S. Yale, Suite 500

Tulsa, OK 74136

Attention: President

Telephone: (918) 491-4532

Facsimile: (918) 491-4694

with a copy to:

Attention:

Telephone:

Facsimile:

(c)  Counterparts.    This Agreement may be executed in two or more counterparts, and by facsimile, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(d)  Entire Agreement; Third Party Beneficiaries.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the exhibits hereto, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

(e)  Severability.    In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(f)  Specific Performance.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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(g)  Governing Law.    This Agreement will be governed by and construed in accordance with the laws of the State of Oklahoma, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h)  Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i)  Assignment.    This Agreement may not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(j)  No Waiver; Remedies Cumulative.    No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Any and all rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any other right or remedy otherwise available.

(k)  Descriptive Heading.    The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(l)  Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(m)  Waiver or Dissenters’ Rights.    Stockholder waives any dissenters’ rights with respect to the Merger that such Stockholder may have under applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

By:

Name:

as the Stockholder

Shares beneficially owned:

UNIT CORPORATION

By:

Name:	Larry D. Pinkston
Title:	President

UNIT ACQUISITION COMPANY

By:

Name:	Larry D. Pinkston
Title:	President

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ANNEX I

IRREVOCABLE PROXY

The undersigned Stockholder of PetroCorp Incorporated, a Texas corporation (“Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints Mark E. Schell and Larry D. Pinkston and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to the full extent of the undersigned’s right, with respect to the Subject Shares (as defined in the Voting Agreement dated as of the date hereof (the “Voting Agreement”) between Parent, Unit Acquisition Company (“Merger Sub”) and the undersigned Stockholder) until the termination of the Voting Agreement pursuant to its terms. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement. Upon the execution hereof, all prior proxies given by the undersigned with respect to the matters set forth in clauses (a) and (b) below are hereby revoked and no subsequent proxies will be given.

This proxy is irrevocable to the fullest extent permitted by applicable law, is granted pursuant to the Voting Agreement and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement. This proxy is executed and intended to be irrevocable to the fullest extent permitted by law in accordance with the provisions of the Texas Business Corporation Act. The attorneys and proxies named above are empowered to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Subject Shares) of the undersigned at any time prior to termination of the Voting Agreement at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting as follows:

(a) in favor of the Company Proposals and such other matters as Parent reasonably believes are necessary to be approved under applicable law to consummate the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement; and

(b) against any actions (other than those actions that relate to the Merger and the other transactions contemplated by the Merger Agreement) that would materially adversely affect the ability of Parent to consummate the Merger without material delay.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a) and (b) above. The undersigned Stockholder may vote the Subject Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. This Proxy is coupled with an interest and is irrevocable to the fullest extent permitted by law.

Dated: August 14, 2003

Signature of Stockholder

Print Name of Stockholder:

APPENDIX D

ARTICLES 5.11, 5.12 AND 5.13 OF THE

TEXAS BUSINESS CORPORATION ACT

ART. 5.11.    RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

A.    Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

(1)  Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

(2)  Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

(3)  Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B.    Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

(1)  the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

(a)  listed on a national securities exchange;

(b)  listed on the NASDAQ Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(c)  held of record by not less than 2,000 holders;

(2)  the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder’s shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

(3)  the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder’s shares any consideration other than:

(a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

(i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

(ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(iii) held of record by not less than 2,000 holders;

(b) cash in lieu of fractional shares otherwise entitled to be received; or

(c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

ART. 5.12.    PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

A.    Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

(1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder’s right to dissent will be exercised if the action is effective and giving the shareholder’s address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder’s right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder’s shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

(b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder’s right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder’s right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder’s shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

(2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

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(3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B.    If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder’s shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C.    After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D.    The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E.    Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

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F.    The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G.    In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13.    PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

A.    Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B.    Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder’s rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C.    Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder’s rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

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FORM OF PROXY

PETROCORP INCORPORATED

Special Meeting of Shareholders, January 30, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of PetroCorp Incorporated, a Texas corporation (the “Company”), hereby appoints Gary R. Christopher and Steven R. Berlin, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m. Central Time on January 30, 2004, at the Company’s principal executive office located at 6733 S. Yale Ave., Suite 500, Tulsa, Oklahoma 74136, or any adjournment or postponement thereof, with all authority and power to vote upon the matters set forth on this Proxy Card, and with discretionary authority to vote as to any and all other matters that may properly come before the meeting.

1.    Approval of the Agreement and Plan of Merger dated August 14, 2003, among PetroCorp, Unit Corporation and Unit Acquisition Company, a newly-formed, wholly-owned subsidiary of Unit Corporation, and the transactions contemplated by the merger agreement, as amended, and as such agreement may be further amended from time to time. The merger agreement involves a cash-out merger in which PetroCorp shareholders would receive, in exchange for each share of PetroCorp common stock owned, a minimum of $13.37 in cash at the closing.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.    Approval of a proposal to grant PetroCorp management discretionary authority to adjourn and reconvene the Special Meeting one or more times, but not later than May 31, 2004.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The proposals set forth above are the proposals of the Company. Neither proposal is related to or conditioned upon approval of any other proposal.

3.    To consider and take action, in accordance with their best judgment, upon any other matter which may properly come before the meeting or any adjournment thereof.

All as more particularly described in the definitive proxy statement dated January 2, 2004 relating to such meeting, receipt of which is hereby acknowledged.

When this proxy is properly executed, the shares represented by this proxy will be voted, and the manner in which those shares will be voted is the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” approval of the merger and the merger agreement as described in Proposal 1 and “FOR” the adjournment or postponement of the meeting, if necessary, to solicit additional proxies in favor of the merger as described in Proposal 2.

Signature of Shareholder(s)

Please sign your name exactly as name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears herein.

Dated:                                                                                , 2004

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.